Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-132320

This prospectus supplement is subject to completion and amendment without notice. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The definitive terms of the transactions described herein will be described in the final prospectus supplement.

Subject to Completion, dated August 15, 2007

Prospectus Supplement
(To Prospectus Dated August 15, 2007)

Honda Auto Receivables 2007-3 Owner Trust

Issuing Entity

American Honda Receivables Corp.,

Depositor

American Honda Finance Corporation,

Sponsor, Originator, Servicer and Administrator

$803,680,000 ASSET BACKED NOTES, Series 2007-3

You should review carefully the factors set forth under ‘‘Risk Factors’’ beginning on page S-23 of this prospectus supplement and page 11 in the accompanying prospectus.

The prospectus supplement does not contain complete information about the offering of the securities. No one may use this prospectus supplement to offer and sell the securities unless it is accompanied by the prospectus.

The securities are asset backed securities and represent the obligations of the issuing entity only and do not represent the obligations of or interest in the sponsor, the depositor or any of their affiliates. Neither the securities nor the receivables are insured or guaranteed by any government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

•	The trust will issue four classes of notes and a class of certificates.

•	The notes are backed by a pledge of the trust’s assets. The trust’s assets include fixed rate motor vehicle retail installment sales contracts secured by new and used Honda and Acura automobiles and light-duty trucks.

•	Only the notes described on the following table are being offered by this prospectus supplement and the accompanying prospectus.

•	Credit enhancement for the notes consists of excess interest on the receivables, subordination of the certificates, the reserve fund and the yield supplement account.

•	The issuing entity and Bank of America, N.A. will enter into an interest rate swap agreement to convert the fixed rate interest yield on the receivables owned by the issuing entity to a floating rate consistent with the interest accrued on the Class A-3 Notes and the Class A-4 Notes.

	Initial Principal Amount	Interest Rate(1)	Accrual Method(1)	First Payment Date(2)	Final Scheduled Payment Date	Expected Final Payment Date
Class A-1 Notes	$208,000,000%		Actual/360	September 17, 2007	August 15, 2008	April 15, 2008
Class A-2 Notes	$205,000,000%		30/360	September 17, 2007	January 15, 2010	February 17, 2009
Class A-3 Notes	$194,000,000	One-Month LIBOR + %(3)	Actual/360	September 17, 2007	February 15, 2011	January 15, 2010
Class A-4 Notes	$196,680,000	One-Month LIBOR + %(3)	Actual/360	September 17, 2007	December 16, 2013	January 18, 2011
(1)Interest generally will accrue on the Class A-1 Notes, Class A-3 Notes and Class A-4 Notes from (and including) the previous payment date to (but excluding) the related payment date, and on the Class A-2 Notes from (and including) the 15th day of each month to (but excluding) the 15th day of the succeeding month.
(2)Payment dates for the notes will occur on the 15th day of each month, or if such date is not a business day, then on the next business day.
(3)The interest rate on the Class A-3 Notes and Class A-4 Notes will be adjusted on a monthly basis to one-month LIBOR plus the applicable spread.

The terms of the offering are as follows:

	Initial Public Offering Price(1)	Underwriting Discount	Proceeds to Depositor(2)
Per Class A-1 Note	%	%	%
Per Class A-2 Note	%	%	%
Per Class A-3 Note	%	%	%
Per Class A-4 Note	%	%	%
Total	$	$	$
(1)Plus accrued interest, if any, from August 23, 2007.
(2)Before deducting expenses payable by the depositor, estimated to be $630,000. The notes will be delivered in book-entry form only on or about August 23, 2007.

•	We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Joint Bookrunners

Banc of America Securities LLC	Deutsche Bank Securities

Co-Managers

BNP Paribas

JPMorgan

Wachovia Securities

The date of this prospectus supplement is August     , 2007.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            Page
                                                                            ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

                                       S-2

                                                                            Page
                                                                            ----

   Duties of the Owner Trustee, the Delaware Trustee and the
      Indenture Trustee..................................................   S-64
   The Owner Trustee, the Delaware Trustee and the Indenture

                                       S-3

                                TABLE OF CONTENTS

                                   PROSPECTUS

                                                                            Page
                                                                            ----
Important Notice About Information Presented in This Prospectus and the

                                       S-4

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the securities is provided in two separate documents that progressively provide increasing levels of detail:

     o    the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and

     o    this prospectus supplement, which describes the specific terms of your class of notes.

     Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of
Contents beginning on page S-2 in this prospectus supplement and the Table of
Contents beginning on page 2 in the accompanying prospectus.

     Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                                       S-5

--------------------------------------------------------------------------------

                     SUMMARY OF PARTIES TO THE TRANSACTION*

                               ------------------
                                    AMERICAN
                                      HONDA
                                     FINANCE
                    ---------      CORPORATION
                    |               (Sponsor,
                    |              Originator,
                    |           Administrator and
                    |                Servicer)
                    |          ------------------
                    |                    |
                    |                    |
                    |                    |
                    |          ------------------
                    |               AMERICAN
                    |                HONDA
                    |             RECEIVABLES
             --------------           CORP.
              Servicing of         (Depositor)         -------------------------
              Receivables                               Citigroup Institutional
             --------------    ------------------            Trust Company
                    |                                      (Delaware Trustee)
                    |                 HONDA            -------------------------
                    |                 AUTO
                    |              RECEIVABLES         -------------------------
                    ----------      (2007-3)     -----      Citibank, N.A.
                                  OWNER TRUST              (Owner Trustee)
                                (Issuing Entity)       -------------------------

                              ------------------       -------------------------
                                         |
                                         |                   The Bank of
                                         |                     New York
                                         |               (Indenture Trustee)
                                         |
                                         |            --------------------------
                                         |
                                         |
                                         |
--------------------------------------------------------------------------------
                          |                         | CLASS A-1 NOTES
                          |                         | CLASS A-2 NOTES
                          |   Bank of America, N.A. | CLASS A-3 NOTES
            CERTIFICATES  |    (Swap Counterparty)  |       AND
                          |                         | CLASS A-4 NOTES
--------------------------------------------------------------------------------

* This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

--------------------------------------------------------------------------------

                                       S-6

--------------------------------------------------------------------------------

                       SUMMARY OF MONTHLY DEPOSITS TO AND
                           WITHDRAWALS FROM ACCOUNTS*

---------------------------   ----------------        ----------------
        Servicer                Payments on             Obligors on
                                Receivables             Receivables
---------------------------   ----------------        ----------------

---------------------------
Collections on Receivables
---------------------------

---------------------------                            ----------------
   Servicer Advances                                       Yield
---------------------------                             Supplement
                                                           Account
---------------------------                            ----------------
   Reimbursements of
   Servicer Advances
---------------------------  -----------------------
                             Withdrawals from Yield
---------------------------    Supplement Account
      Warranty &             -----------------------
Administrative Payments
---------------------------
                             -----------------------
                                Withdrawals from
                                   Reserve Fund
                             -----------------------
---------------------------                            -----------------
                             ------------------------
      Collection Account     Deposits to Reserve Fund        Reserve
                             ------------------------          Fund
---------------------------                            -----------------

---------------------------  ------------------------  ------------------
        Interest &                Excess Interest      Excess Monies from
        Principal                                         Reserve Fund
---------------------------  ------------------------- ------------------

--------------------------                             ------------------
       Noteholders                                          Depositor
--------------------------                             ------------------

-----------------------------
Payment to Collection Account
-----------------------------

-----------------------------
Payments to Swap Counterparty
-----------------------------

--------------------------
     Payments on
    Certificates
--------------------------

--------------------------
   Certificateholders
--------------------------

--------------------------
   Swap Counterparty
--------------------------

* This chart provides only a simplified overview of the monthly flow of funds.
  Refer to this prospectus supplement and the prospectus for a further description.

--------------------------------------------------------------------------------

                                       S-7

              SUMMARY OF MONTHLY DISTRIBUTION OF AVAILABLE AMOUNTS

                                                               ----------------------------------------------------------------
                                                                                      COLLECTION ACCOUNT
                                                               ----------------------------------------------------------------

                                                               ----------------------------------------------------------------
                                                  1st                                      SERVICER
                                                                  (Servicing Fee and Non-recoverable Servicer Advances)(1)
                                                               ----------------------------------------------------------------

                                                               ----------------------------------------------------------------
                                                  2nd                                      TRUSTEES
                                                                (Trustee Fees and Expenses, not to exceed $100,000 per annum)
                                                               ----------------------------------------------------------------

                                                               ----------------------------------------------------------------
                                                  3rd                                 SWAP COUNTERPARTY
                                                                   (net swap payments due to the Swap Counterparty, if any)
                                                               ----------------------------------------------------------------

                                                               ------------------------------       ---------------------------
--------------------------------------                                   NOTEHOLDERS
(pro rata, based on amounts owed to               4th              (Noteholders' Interest                SWAP COUNTERPARTY
the Noteholders and the Swap                                      Distributable Amount) pro          (Senior Swap Termination
Counterparty)                                                    rata, based on amounts owed             Payments, if any)
--------------------------------------                              to each class of notes
                                                               ------------------------------       ---------------------------

--------------------------------------                         ----------------------------------------------------------------
(first to the class A-1 notes until               5th                                     NOTEHOLDERS
paid in full, second to the class A-2                                    (Noteholders' Principal Distributable Amount)
notes until paid in full, third to the                         ----------------------------------------------------------------
class A-3 notes until paid in full,
and fourth to the class A-4 notes
until paid in full)
--------------------------------------                         ----------------------------------------------------------------
                                                  6th                                 CERTIFICATEHOLDERS
                                                                      (Certificateholders' Interest Distributable Amount)
                                                               ----------------------------------------------------------------

                                                               ----------------------------------------------------------------
                                                  7th                                 CERTIFICATEHOLDERS
                                                               (after the class A-1 notes and class A-2 notes have been paid in full, the Certificateholders' Principal Distributable Amount)
                                                               ----------------------------------------------------------------

                                                               ----------------------------------------------------------------
                                                  8th                                    RESERVE FUND
                                                                          (amount, if any, necessary to achieve the
                                                                                Specified Reserve Fund Balance)
                                                               ----------------------------------------------------------------

                                                               ----------------------------------------------------------------
                                                  9th                                 SWAP COUNTERPARTY
                                                                        (Subordinate Swap Termination Payments, if any)
                                                               ----------------------------------------------------------------

                                                               ----------------------------------------------------------------
                                                 10th                                      TRUSTEES
                                                                            (any remaining Trustee Fees and Expenses
                                                                                 not paid at priority 2nd above)
                                                               ----------------------------------------------------------------

                                                               ----------------------------------------------------------------
                                                 11th                                      DEPOSITOR
                                                                                    (any remaining amounts)
                                                               ----------------------------------------------------------------

(1)  For a description of non-recoverable servicer advances, see "Description of the Transfer and Servicing Agreements--Advances" in this prospectus supplement.

--------------------------------------------------------------------------------

                                       S-8

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     The following summary contains a brief description of the notes. You will find a detailed description of the terms of the offering of the notes following this summary. You should carefully read this entire document and the accompanying prospectus to understand all of the terms of the offering of the notes. You should consider both documents when making your investment decision.

RELEVANT PARTIES

ISSUING ENTITY................   Honda Auto Receivables 2007-3 Owner Trust,
                                 which we refer to as the ISSUING ENTITY or the
                                 TRUST.

DEPOSITOR.....................   American Honda Receivables Corp. The
                                 depositor's address and phone number is 20800
                                 Madrona Avenue, Torrance, California 90503;
                                 (310) 972-2511.

SPONSOR, ORIGINATOR, SERVICER
AND ADMINISTRATOR.............   American Honda Finance Corporation. The
                                 sponsor's address and phone is 20800 Madrona
                                 Avenue, Torrance, California 90503; (310)
                                 972-2288.

                                 All of the receivables are originated by the
                                 originator.

INDENTURE TRUSTEE.............   The Bank of New York.

OWNER TRUSTEE.................   Citibank, N.A.

DELAWARE TRUSTEE..............   Citigroup Institutional Trust Company. The
                                 Delaware trustee will act in the capacities
                                 required under the Delaware Statutory Trust
                                 Act.

SWAP COUNTERPARTY.............   Bank of America, N.A.

RELEVANT AGREEMENTS

INDENTURE.....................   The indenture is between the issuing entity and
                                 the indenture trustee. The indenture provides
                                 for the terms relating to the notes.

TRUST AGREEMENT...............   The trust agreement is among the depositor, the
                                 owner trustee and the Delaware trustee. The
                                 trust agreement governs the creation of the
                                 trust and provides for the terms relating to
                                 the certificates.

SALE AND SERVICING AGREEMENT..   The sale and servicing agreement is among the
                                 trust, the servicer and the depositor. The sale
                                 and servicing agreement governs the transfer of
                                 the receivables by the depositor to the trust
                                 and the servicing of the receivables by the
                                 servicer.

ADMINISTRATION AGREEMENT......   The administration agreement is among the
                                 administrator, the owner trustee and the
                                 indenture trustee. The administration agreement
                                 governs the provision of reports by the
                                 administrator and the performance by the
                                 administrator of other administrative duties
                                 for the trust.

--------------------------------------------------------------------------------

                                       S-9

--------------------------------------------------------------------------------

RECEIVABLES PURCHASE
AGREEMENT.....................   The receivables purchase agreement is between
                                 the originator and the depositor. The
                                 receivables purchase agreement governs the sale
                                 of the receivables by the originator to the
                                 depositor.

SWAP AGREEMENT................   The swap agreement is between the trust and
                                 Bank of America, N.A., as swap counterparty.
                                 Under the swap agreement, on each payment date
                                 the trust is obligated to pay to the swap
                                 counterparty amounts equal to interest accrued
                                 on a notional amount equal to the outstanding
                                 principal balance of each of the class A-3
                                 notes and class A-4 notes at a fixed swap rate
                                 of ___% and ___%, respectively, and the swap
                                 counterparty is obligated to pay to the trust
                                 interest accrued on each of the class A-3 notes
                                 and class A-4 notes at the applicable floating
                                 rate specified on the cover of this prospectus
                                 supplement. Payments (including payment of any
                                 termination payment) due under the swap
                                 agreement will be made on a net basis between
                                 the trust and the swap counterparty.

RELEVANT DATES

CLOSING DATE..................   Expected to be August 23, 2007.

CUTOFF DATE...................   August 1, 2007.

COLLECTION PERIOD.............   The period commencing on the first day of the
                                 applicable month (or in the case of the first
                                 collection period, the cutoff date) and ending
                                 on the last day of the applicable month.

PAYMENT DATES.................   The trust will pay interest and principal on
                                 the securities on the 15th day of each month
                                 with amounts received from collections on the
                                 receivables during the immediately preceding
                                 collection period, less amounts, if any, due to
                                 the swap counterparty under the interest rate
                                 swap agreement, and other amounts available for
                                 such purpose in the applicable trust accounts.
                                 If the 15th day of the month is not a business
                                 day, payments on the securities will be made on
                                 the next business day. The date that any
                                 payment is made is called a payment date. The
                                 first payment date is September 17, 2007.

FINAL SCHEDULED PAYMENT
DATES.........................   The final principal payment for each class of
                                 securities is scheduled to be made on the
                                 applicable final scheduled payment date
                                 specified on the front cover of this prospectus
                                 supplement.

EXPECTED FINAL PAYMENT
DATES.........................   The final principal payment for each class of
                                 notes is expected to be made on the applicable
                                 expected final payment date specified on the
                                 front cover of this prospectus supplement.
                                 However, due to a variety of factors described
                                 herein, there can be no assurance that your
                                 class of notes will be paid in full on an
                                 earlier or on a later payment date.

                                 We refer you to "Risk Factors" in this
                                 prospectus supplement

--------------------------------------------------------------------------------

                                      S-10

--------------------------------------------------------------------------------

                                 and the accompanying prospectus for discussions
                                 of certain of these factors.

RECORD DATE...................   So long as the notes are in book-entry form,
                                 the trust will make payments on the notes to
                                 the holders of record on the day immediately
                                 preceding the payment date. If the notes are
                                 issued in definitive form, the record date will
                                 be the last day of the month preceding the
                                 payment date.

DESCRIPTION OF THE RECEIVABLES

RECEIVABLES...................   The trust's main source of funds for making
                                 payments on the notes will be collections on
                                 its motor vehicle retail installment sale
                                 contracts executed by an obligor in respect of
                                 a financed motor vehicle, also known as the
                                 receivables.

                                 The principal balance of the receivables on the
                                 cutoff date was $830,678,326.05. As of the
                                 cutoff date, the receivables had the following
                                 characteristics:

     Number of Receivables............................   47,766
     Average principal balance .......................   $17,390.58
        Range of principal balances...................   $1,038.35 to $59,296.21
     Weighted average annual percentage rate(1).......   6.18%
        Range of annual percentage rates..............   1.90% to 21.00%
     Weighted average original term to maturity(1)....   57.60 months
     Range of original terms to maturity..............   24 months to 72 months
     Weighted average remaining term to maturity(1)...   49.93 months
     Range of remaining terms to maturity.............   6 months to 71 months
     Percentage of aggregate principal balance of
        Receivables for New/Used Vehicles.............   82.69% / 17.31%
     Weighted average FICO score(1)(2)(3).............   743
        Range of FICO Scores(2)(3)....................   409 to 900
     Geographic Concentration
           California.................................   16.15%
           New York...................................   8.53%
           Texas......................................   7.65%
           Florida....................................   6.83%

                                 (1)  Weighted by Initial Pool Balance as of the
                                      Cutoff Date.

                                 (2)  Weighted average FICO score and the range
                                      of FICO scores are calculated excluding
                                      accounts for which we do not have a FICO
                                      score.

                                 (3)  FICO scores are shown for portfolio
                                      comparative purposes only. The FICO score
                                      may not have been used in the original
                                      credit decision process.

                                 All of the receivables owned by the trust are
                                 classified as simple interest receivables.
                                 These receivables are described in more detail
                                 in "The Receivables" in the accompanying
                                 prospectus.

                                 We refer you to "The Receivables" in this
                                 prospectus supplement for more information on
                                 the receivables.

REMOVAL OF POOL ASSETS........   Breaches of Representations and Warranties.
                                 Upon sale to the depositor, the originator will
                                 represent and warrant, and

--------------------------------------------------------------------------------

                                      S-11

--------------------------------------------------------------------------------

                                 upon sale to the trust, the depositor will
                                 represent and warrant, among other things,
                                 that:

                                      o    the information provided in the
                                           related schedule of receivables
                                           delivered in connection with such
                                           sale is true and correct in all
                                           material respects;

                                      o    at the time of origination of each
                                           receivable, the related obligor on
                                           each receivable is required to
                                           maintain all required insurance
                                           covering the related financed
                                           vehicle;

                                      o    as of the closing date, each of the
                                           related receivables is or will be
                                           secured by a first priority perfected
                                           security interest in favor of the
                                           originator in the related financed
                                           vehicle;

                                      o    as of the cutoff date, no receivable
                                           was more than 30 days contractually
                                           past due;

                                      o    to the best of its knowledge as of
                                           the closing date, the related
                                           receivables are free and clear of all
                                           security interests, liens, charges
                                           and encumbrances and no offsets,
                                           defenses or counterclaims have been
                                           asserted or threatened; and

                                      o    each related receivable, at the time
                                           it was originated, complied and on
                                           the date of sale complies in all
                                           material respects with applicable
                                           federal and state laws, including,
                                           consumer credit, truth- in-lending,
                                           equal credit opportunity and
                                           disclosure laws.

                                 The depositor is required to repurchase from
                                 the trust, and the seller is required to
                                 repurchase from the depositor, in turn, any
                                 receivable for which a representation or
                                 warranty has been breached.

                                 We refer you to "Description of the Transfer
                                 and Servicing Agreements--Sale and Assignment
                                 of the Receivables" in the prospectus.

                                 Breach of Servicer Covenants. The servicer will
                                 be required to purchase any receivable: that
                                 the servicer permitted to be modified in a
                                 manner that could be materially adverse to the
                                 trust; for which the servicer extended the term
                                 beyond the final maturity date for the latest
                                 maturing class of notes; with respect to which
                                 all or part of the trust's lien has been
                                 released; or in which the trust's rights have
                                 been impaired.

DESCRIPTION OF THE SECURITIES

NOTES ........................   The notes consist of the series 2007-3 class
                                 A-1 notes, class A-2 notes, class A-3 notes and
                                 class A-4 notes, as described on the cover
                                 page.

--------------------------------------------------------------------------------

                                      S-12

--------------------------------------------------------------------------------

SECURITIES NOT OFFERED........   The trust will also issue $26,998,326.05
                                 initial principal amount of certificates. The
                                 trust is not offering the certificates.

                                 The certificates will represent fractional
                                 undivided interests in the trust. Payments of
                                 interest on and principal of the certificates
                                 are subordinated to the payments of interest on
                                 and principal of the notes as described herein.

                                 The certificates are not being offered by this
                                 prospectus supplement and initially will be
                                 retained by the depositor. Any information in
                                 this prospectus supplement regarding the
                                 certificates is intended only to give you a
                                 better understanding of the notes.

TERMS OF THE NOTES............   In general, noteholders are entitled to receive
                                 payments of interest and principal from the
                                 trust only to the extent that collections from
                                 trust assets and funds resulting from credit
                                 enhancements are sufficient to make those
                                 payments. Interest and principal collections
                                 from trust assets will be divided among the
                                 various classes of securities in specified
                                 proportions. The trust will pay interest and
                                 principal to noteholders of record as of the
                                 preceding record date.

                                 INTEREST:

                                 The class A-1 notes and class A-2 notes will
                                 accrue interest at a fixed rate. The class A-3
                                 notes and class A-4 notes will accrue interest
                                 at a floating rate. The interest rate for each
                                 class of notes is set forth on the front cover
                                 of this prospectus supplement.

                                 The class A-1 notes, class A-3 notes and class
                                 A-4 notes will accrue interest on an actual/360
                                 basis from (and including) the previous payment
                                 date to (but excluding) the related payment
                                 date, except that the first interest accrual
                                 period will be from (and including) the closing
                                 date to (but excluding) September 17, 2007.
                                 This means that the interest due on each
                                 payment date will be the product of:

                                      o    the outstanding principal balance of
                                           the related class of notes,

                                      o    the related interest rate, and

                                      o    the actual number of days since the
                                           previous payment date (or, in the
                                           case of the first payment date, since
                                           the closing date) divided by 360.

                                 For the initial accrual period of the class A-3
                                 notes and class A-4 notes, one-month LIBOR will
                                 be determined by the administrator as of the
                                 second LIBOR business day prior to the closing
                                 date, as described under the heading "Certain
                                 Information Regarding the Securities--Floating
                                 Rate

--------------------------------------------------------------------------------

                                      S-13

--------------------------------------------------------------------------------

                                 Securities" in the accompanying prospectus.

                                 The class A-2 notes will accrue interest on a
                                 30/360 basis from (and including) the 15th day
                                 of each calendar month to (but excluding) the
                                 15th day of the succeeding calendar month
                                 except that the first interest accrual period
                                 will be from (and including) the closing date
                                 to (but excluding) September 15, 2007. This
                                 means that the interest due on each payment
                                 date will be the product of:

                                      o    the outstanding principal balance of
                                           the related class of notes,

                                      o    the applicable interest rate, and

                                      o    30 (or, in the case of the first
                                           payment date, 22) divided by 360.

                                 Each class of notes will be entitled to
                                 interest at the same level of priority with all
                                 other classes of notes, together with certain
                                 swap termination payments owed to the swap
                                 counterparty. If noteholders of any class do
                                 not receive all interest owed to them on a
                                 payment date, the trust will make payments of
                                 interest on later payment dates to make up the
                                 shortfall together with interest on those
                                 amounts, to the extent funds from specified
                                 sources are available to cover the shortfall.

                                 PRINCIPAL:

                                 Amounts allocated to the notes: Principal on
                                 the notes will be payable generally in an
                                 amount equal to the noteholders' percentage of
                                 the sum of the following amounts referred to as
                                 the PRINCIPAL DISTRIBUTABLE AMOUNT:

                                 1.   principal collections on the receivables
                                      during the prior calendar month;

                                 2.   any prepayments (full or partial) on the
                                      receivables allocable to principal
                                      received during the prior calendar month;

                                 3.   the principal balance of each receivable
                                      which the depositor or the originator
                                      repurchased with respect to the prior
                                      calendar month; and

                                 4.   the principal balance of receivables that
                                      became defaulted receivables during the
                                      prior calendar month.

                                 The noteholders' percentage of the principal
                                 distributable amount, plus any unpaid amounts
                                 from prior payment dates, is referred to as the
                                 NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT.
                                 The certificateholders' percentage of the
                                 principal distributable amount, plus any unpaid
                                 amounts from prior payments dates, is referred
                                 to as the CERTIFICATEHOLDERS' PRINCIPAL
                                 DISTRIBUTABLE AMOUNT. The sum of the
                                 noteholders'

--------------------------------------------------------------------------------

                                      S-14

--------------------------------------------------------------------------------

                                 principal distributable amount and the
                                 certificateholders' principal distributable
                                 amount shall equal the principal distributable
                                 amount.

                                 Principal payments on the notes as described
                                 above will be made from all available amounts
                                 after the servicing fee, non-recoverable
                                 advances, net swap payments due to the swap
                                 counterparty, senior termination payments due
                                 to the swap counterparty, and other trust fees,
                                 expenses and indemnities (which, with respect
                                 to trust fees, expenses and indemnities, shall
                                 not exceed $100,000 per annum as long as any of
                                 the notes are outstanding and no event of
                                 default has occurred) have been paid and after
                                 payment of interest on the notes.

                                 We refer you above to "Summary of Monthly
                                 Distributions of Available Amounts" for a
                                 schematic diagram of the distribution of
                                 available amounts.

                                 The noteholders' percentage of the principal
                                 distributable amount will equal 100% until the
                                 principal amount of the class A-1 and class A-2
                                 notes has been paid in full. After the
                                 principal amount of the class A-1 and class A-2
                                 notes has been paid in full, the noteholders'
                                 percentage will equal the percentage equivalent
                                 of a fraction, the numerator of which is the
                                 sum of the initial aggregate principal amounts
                                 of the class A-3 and class A-4 notes and the
                                 denominator of which is the sum of the initial
                                 aggregate principal amounts of the class A-3
                                 and class A-4 notes and the initial aggregate
                                 principal amount of the certificates; provided
                                 however, if the amount on deposit in the
                                 reserve fund is less than 0.075% of the initial
                                 pool balance, other than if the then
                                 outstanding principal amount of the notes and
                                 the then outstanding principal amount of the
                                 certificates is less than the reserve fund
                                 balance, then the noteholders' percentage of
                                 the principal distributable amount will equal
                                 100%. After the class A-1, class A-2, class A-3
                                 and class A-4 notes have been paid in full, the
                                 noteholders' percentage will be zero.

                                 Order of payment among classes: Generally, no
                                 principal payments will be made (1) on the
                                 class A-2 notes until the class A-1 notes have
                                 been paid in full; (2) on the class A-3 notes
                                 until the class A-1 and the class A-2 notes
                                 have been paid in full; and (3) on the class
                                 A-4 notes until the class A-1 notes, the class
                                 A-2 notes and the class A-3 notes have been
                                 paid in full.

                                 Changes in payment priority upon acceleration
                                 of notes: Upon the acceleration of the notes
                                 following an event of default, the noteholders'
                                 percentage of the principal distributable
                                 amount will be 100% until the notes have been
                                 paid in full. Principal payments will be made
                                 first to the holders of the class A-1 notes
                                 until they have been paid in full.

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                                      S-15

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                                 After the class A-1 notes have been paid in
                                 full, principal payments will be made to the
                                 class A-2 notes, the class A-3 notes and the
                                 class A-4 notes on a pro rata basis based on
                                 the outstanding principal balance of those
                                 classes of notes. After all classes of notes
                                 have been paid in full, principal payments will
                                 be made on the certificates until the
                                 certificates have been paid in full. In
                                 general, events of default are limited to
                                 events occurring in connection with:

                                      o    a default for five days or more in
                                           the payment of any interest on any of
                                           the notes when the same becomes due
                                           and payable;

                                      o    a default in the payment of the
                                           principal of or any installment of
                                           the principal of any of the notes
                                           when the same becomes due and payable
                                           on the maturity date thereof;

                                      o    a default in the observance or
                                           performance of any covenant or
                                           agreement made in the related
                                           indenture and the continuation of the
                                           default beyond the 30 day grace
                                           period;

                                      o    any representation or warranty is
                                           incorrect in a material respect as of
                                           the time made, and the breach not
                                           having been cured within the 30 day
                                           grace period; and

                                      o    events of bankruptcy, insolvency,
                                           receivership or liquidation of the
                                           trust.

                                 We refer you to "The Notes--The Indenture--
                                 Events of Default; Rights Upon Event of
                                 Default" in the accompanying prospectus for a
                                 more detailed discussion of events of
                                 default.

                                 In addition, upon an event of default, the
                                 holders of a majority of the aggregate
                                 outstanding amount of the notes may accelerate
                                 the notes to become immediately due and
                                 payable. Also, upon an event of default, the
                                 indenture trustee may liquidate or sell the
                                 assets of the trust provided that:

                                      o    the proceeds of the sale or
                                           liquidation of the trust assets would
                                           be sufficient to repay all
                                           noteholders and certificateholders in
                                           full and to repay amounts owed to the
                                           swap counterparty; or

                                      o    100% of the noteholders and the swap
                                           counterparty consent to such sale or
                                           liquidation; or

                                      o    the indenture trustee has determined
                                           that the assets of the trust will be
                                           insufficient to continue to make all
                                           required payments of principal and
                                           interest on the notes and
                                           certificates when due and payable and
                                           to pay amounts due to the swap
                                           counterparty, and 100%

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                                      S-16

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                                           of the aggregate outstanding amount
                                           of notes and the swap counterparty
                                           consent to such sale or liquidation.

                                 Final scheduled payment dates: The trust must
                                 pay the outstanding principal balance of each
                                 class of notes by its final scheduled payment
                                 date as specified on the cover page of this
                                 prospectus supplement. We expect, but cannot
                                 assure you, that each class of notes will be
                                 paid in full on a payment date that will occur
                                 approximately on the expected final payment
                                 date shown on the cover page of this prospectus
                                 supplement.

                                 We refer you to "The Notes--Payments of
                                 Principal" in this prospectus supplement for
                                 more detailed information regarding payments of
                                 principal on the notes.

MINIMUM DENOMINATIONS,           The notes of each class shall be issued in U.S.
REGISTRATION, CLEARANCE AND      Dollars in minimum denominations of $1,000 and
SETTLEMENT....................   integral multiples of $1,000 in excess thereof.
                                 The notes will be issued in book-entry form and
                                 will be registered in the name of Cede & Co.,
                                 as the nominee of The Depository Trust Company,
                                 the clearing agency.

OPTIONAL PURCHASE.............   The servicer may cause the trust to redeem any
                                 outstanding securities by means of a purchase
                                 of all remaining receivables when the
                                 outstanding aggregate principal balance of the
                                 receivables declines to 10% or less of the
                                 initial aggregate principal balance of the
                                 receivables as of the cutoff date.

                                 We refer you to "Description of the Transfer
                                 and Servicing Agreements--Optional Purchase" in
                                 this prospectus supplement for more detailed
                                 information.

CREDIT ENHANCEMENT ...........   Credit enhancement is intended to protect you
                                 against losses and delays in payments on your
                                 securities by absorbing losses on the
                                 receivables and other shortfalls in cash flows.
                                 The available credit enhancement is limited.
                                 The amount of principal required to be paid to
                                 noteholders under the indenture will generally
                                 be limited to amounts available to be deposited
                                 in the collection account, including available
                                 credit enhancement. However, the failure to pay
                                 any principal on any class of notes generally
                                 will not result in the occurrence of an event
                                 of default until the final scheduled payment
                                 date for that class of notes. The credit
                                 enhancement for the notes will include excess
                                 interest on the receivables, the subordination
                                 of the certificates, the reserve fund and the
                                 yield supplement account.

                                 CERTIFICATES:

                                 The certificates have an initial principal
                                 balance of $26,998,326.05 and represent
                                 approximately 3.25% of the initial principal
                                 balance of all the notes and the certificates.

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                                      S-17

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                                 The certificates will be subordinated in
                                 priority of payment to all classes of notes.
                                 The certificates will not receive any interest
                                 or principal distributions on any payment date
                                 until all of the principal and interest owing
                                 on the notes on that payment date have been
                                 paid in full.

                                 RESERVE FUND:

                                 On each payment date, the trust will use funds
                                 in the reserve fund to cover shortfalls in
                                 payments of interest and principal required to
                                 be paid on the notes and the certificates.

                                 On the closing date, the depositor will cause
                                 to be deposited $1,246,017.49 into the reserve
                                 fund, which is 0.15% of the initial aggregate
                                 principal balance of the receivables as of the
                                 cutoff date. On each payment date, after making
                                 required payments to the servicer, to the
                                 trustees, to the swap counterparty, to the
                                 noteholders and to the certificateholders, the
                                 trust will make a deposit into the reserve fund
                                 to the extent necessary to maintain the amount
                                 on deposit in the reserve fund at a specified
                                 balance; provided that if the performance of
                                 the pool of receivables has triggered certain
                                 charge-off rates or delinquency tests, the
                                 specified percentage of the pool balance
                                 required to be on deposit in the reserve fund
                                 will be increased.

                                 For more detailed information about the reserve
                                 fund and these performance triggers, we refer
                                 you to "Credit Enhancement--Reserve Fund" and
                                 the definition of "Specified Reserve Fund
                                 Balance" contained in the Glossary to this
                                 prospectus supplement.

                                 YIELD SUPPLEMENT ACCOUNT:

                                 On the closing date, the depositor will cause
                                 to be deposited $15,466,676.85 into the yield
                                 supplement account. Neither the depositor nor
                                 the servicer will make any additional deposits
                                 to the yield supplement account after the
                                 closing date.

                                 On or before each payment date, the indenture
                                 trustee will withdraw from funds on deposit in
                                 the yield supplement account and deposit in the
                                 collection account the aggregate amount by
                                 which (1) one month's interest on the principal
                                 balance of each discount receivable (other than
                                 a discount receivable that is a defaulted
                                 receivable) at a rate equal to 6.25% exceeds
                                 (2) one month's interest on the principal
                                 balance of each such discount receivable at the
                                 annual percentage rate of that receivable. In
                                 addition, the indenture trustee will withdraw
                                 from the yield supplement account and deposit
                                 in the collection account amounts on deposit in
                                 the yield supplement account in excess of the
                                 amount required to be on deposit therein.
                                 Discount receivables are those

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                                      S-18

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                                 receivables that have interest rates which are
                                 less than 6.25%.

                                 For detailed information about the yield
                                 supplement account, we refer you to "Credit
                                 Enhancement--Yield Supplement Account" in this
                                 prospectus supplement.

                                 EXCESS INTEREST:

                                 The depositor is entitled to receive payments
                                 of interest collected on the receivables which
                                 are not used by the trust to make other
                                 required payments. Any excess interest released
                                 from the collection account to the depositor
                                 will no longer be available to securityholders
                                 on any later payment date. The depositor's
                                 right to receive this excess interest is
                                 subordinated to the payment of servicing, the
                                 swap counterparty and other trust fees,
                                 expenses and indemnities (which, with respect
                                 to trust fees, expenses and indemnities, shall
                                 not exceed $100,000 per annum as long as any of
                                 the notes are outstanding and no event of
                                 default has occurred), the payment of
                                 nonrecoverable advances, the payment of
                                 interest and principal on the notes, the
                                 payment of principal and interest, if any, on
                                 the certificates and the funding of the reserve
                                 fund. To the extent there are losses on the
                                 receivables, excess interest (to the extent
                                 available) will be used to offset these losses
                                 on the related payment date prior to any
                                 amounts being withdrawn from the reserve fund.

INTEREST RATE SWAP AGREEMENT..   Because the interest rate on the class A-3
                                 notes and class A-4 notes will be floating
                                 while the receivables are fixed rate
                                 obligations, the trust will enter into an
                                 interest rate swap agreement with Bank of
                                 America, N.A., as the swap counterparty, to
                                 mitigate the risk associated with an increase
                                 in the floating interest rates of the class A-3
                                 notes and class A-4 notes. Under the interest
                                 rate swap agreement, on each payment date, the
                                 trust will be obligated to pay to the swap
                                 counterparty an amount equal to interest
                                 accrued on a notional amount equal to the
                                 outstanding principal balance of each of the
                                 class A-3 notes and class A-4 notes multiplied
                                 by a fixed rate of interest equal to ___% per
                                 annum and ___% per annum, respectively, and the
                                 swap counterparty will be obligated to pay to
                                 the trust interest accrued on the outstanding
                                 principal balance of each of the class A-3
                                 notes and class A-4 notes at their respective
                                 floating rate of interest set forth on the
                                 cover page of this prospectus supplement.
                                 Payments will be made on a net basis between
                                 the trust and the swap counterparty.

                                 If the swap counterparty's long-term or
                                 short-term ratings cease to be at the levels
                                 required by Moody's Investors Service, Inc.
                                 ("Moody's") and Standard & Poor's Rating
                                 Services, a division of The Mc-Graw Hill
                                 Companies, Inc. ("S&P"), the swap counterparty
                                 will be obligated to post

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                                      S-19

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                                 collateral or establish other arrangements
                                 satisfactory to those rating agencies to secure
                                 its obligations under the interest rate swap
                                 agreement, arrange for an eligible substitute
                                 swap counterparty satisfactory to the trust or
                                 perform a combination of the aforementioned
                                 actions.

                                 Certain events that would cause termination of
                                 the swap agreement would also cause the trust
                                 to be obligated to make a swap termination
                                 payment to the swap counterparty (the amount of
                                 which the trust cannot estimate at the date of
                                 this prospectus supplement, but which may be
                                 significant). Certain of these swap termination
                                 payments owed to the swap counterparty could
                                 reduce the amounts available to be paid to all
                                 noteholders following a swap termination. In
                                 this event, holders of the notes may suffer a
                                 loss. For additional information about the swap
                                 agreement, we refer you to "The Swap Agreement"
                                 in this prospectus supplement.

                                 Any amounts received under the interest rate
                                 swap agreement will be a source for interest
                                 payments on the class A-3 notes and class A-4
                                 notes.

SERVICER COMPENSATION.........   As compensation for its roles as servicer and
                                 administrator, American Honda Finance
                                 Corporation will be entitled to a monthly
                                 servicing fee payable on each payment date,
                                 equal to the product of the aggregate principal
                                 balance of the receivables as of the first day
                                 of the related collection period multiplied by
                                 a servicing fee rate equal to 1.00% per annum.
                                 In addition, as additional servicing
                                 compensation, the servicer will be entitled to
                                 retain all investment earnings on amounts on
                                 deposit in the trust accounts, and other fees,
                                 expenses and charges received from obligors on
                                 the receivables. The servicing fee will be
                                 payable on each payment date prior to any other
                                 distributions.

                                 For more detailed information about additional
                                 servicing compensation, we refer you to
                                 "Description of the Transfer and Servicing
                                 Agreements--Servicing Compensation" in this
                                 prospectus supplement.

ADVANCES......................   The servicer will be obligated to advance
                                 amounts to the trust for shortfalls in
                                 scheduled payments of interest on the
                                 receivables received from obligors, in an
                                 amount equal to (1) the product of the
                                 principal balance of each receivable as of the
                                 first day of the related collection period and
                                 one-twelfth of its APR, minus (2) the amount of
                                 interest (and principal in the case of a
                                 precomputed receivable) actually received from
                                 the obligor, if less. To the extent the
                                 servicer determines that any such advance has
                                 become non-recoverable, it will be paid to the
                                 servicer on the related payment date at the
                                 same level of payment priority as the
                                 applicable servicing fee due on such

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                                      S-20

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                                 payment date and prior to all other
                                 distributions to be made on such payment date.

TRUSTEE FEES AND EXPENSES.....   Each trustee will be entitled to a fee (and
                                 will be entitled to be reimbursed for all
                                 costs, expenses and indemnities incurred
                                 (including its counsel's fees and expenses)) in
                                 connection with the performance of its
                                 respective duties.

                                      o    The indenture trustee will be
                                           entitled to an annual fee equal to
                                           $5,000.

                                      o    The owner trustee will be entitled to
                                           an annual fee equal to $3,500.

                                      o    The Delaware trustee will be entitled
                                           to a fee equal to $1,500.

                                 Such trustee fees (and associated costs,
                                 expenses and indemnities) will be paid directly
                                 by the administrator. To the extent not paid by
                                 the administrator, such trustee fees, expenses
                                 and indemnities are payable by the trust on
                                 each payment date after the servicing fees are
                                 paid on that date and prior to any
                                 distributions to noteholders; provided that,
                                 such trustee fees, expenses and indemnities so
                                 paid shall not exceed an aggregate amount per
                                 annum equal to $100,000 while notes remain
                                 outstanding, so long as an event of default has
                                 not occurred. Any additional amounts owed to
                                 the trustees will be payable only after all
                                 amounts owed to noteholders have been
                                 distributed on the related payment date.

TAX STATUS....................   Subject to important considerations described
                                 in this prospectus supplement and the
                                 accompanying prospectus, McKee Nelson LLP, tax
                                 counsel to the trust, will deliver its opinion
                                 that:

                                      o    the notes will be characterized as
                                           debt for federal income tax purposes;
                                           and

                                      o    the trust will not be characterized
                                           as an association (or a publicly
                                           traded partnership) taxable as a
                                           corporation for federal income tax
                                           and California state franchise and
                                           income tax purposes.

                                 If you purchase the notes, you will agree to
                                 treat the notes as debt. The depositor and any
                                 subsequent purchaser of the certificates will
                                 agree to treat the trust (1) as a partnership
                                 in which the owners of the certificates are
                                 partners or (2) if there is only one beneficial
                                 owner of the certificates, as a "disregarded
                                 entity," for federal income and applicable
                                 state income and franchise tax purposes.

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                                      S-21

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                                 We refer you to "Material Income Tax
                                 Consequences" in this prospectus supplement and
                                 "Material Income Tax Consequences--Tax
                                 Treatment of Owner Trusts" in the accompanying
                                 prospectus.

ERISA CONSIDERATIONS..........   The notes may be purchased by employee benefit
                                 plans and individual retirement accounts,
                                 subject to those considerations discussed under
                                 "ERISA Considerations" in this prospectus
                                 supplement and in the accompanying prospectus.

                                 We refer you to "ERISA Considerations" in this
                                 prospectus supplement and in the accompanying
                                 prospectus. If you are a benefit plan fiduciary
                                 considering the purchase of the notes you
                                 should, among other things, consult with your
                                 counsel in determining whether all required
                                 conditions have been satisfied.

ELIGIBILITY FOR PURCHASE BY
MONEY MARKET FUNDS............   The class A-1 notes will be eligible for
                                 purchase by money market funds under Rule 2a-7
                                 under the Investment Company Act of 1940, as
                                 amended. A money market fund should consult its
                                 legal advisers regarding the eligibility of
                                 such notes under Rule 2a-7 and whether an
                                 investment in such notes satisfies such fund's
                                 investment policies and objectives.

RATINGS.......................   It is a condition to the issuance of the
                                 securities that the securities will receive the
                                 following ratings from Moody's and S&P.

                                 CLASS   MOODY'S    S&P
                                 -----   -------   ----
                                  A-1      P-1     A-1+
                                  A-2      Aaa      AAA
                                  A-3      Aaa      AAA
                                  A-4      Aaa      AAA

                                 None of the sponsor, depositor, servicer,
                                 administrator, indenture trustee, owner trustee
                                 or any of their affiliates will be required to
                                 monitor any changes to the ratings on these
                                 securities.

                                 The ratings of the notes take into account the
                                 provisions of the swap agreement and the
                                 ratings currently assigned to the debt
                                 obligations of the swap counterparty. A
                                 downgrade, suspension or withdrawal of any
                                 rating of the debt of the swap counterparty may
                                 result in the downgrade, suspension or
                                 withdrawal of the rating assigned to any class
                                 of notes. For more specific information
                                 concerning risks associated with the swap
                                 agreement, see "Risk Factors-- Potential
                                 termination of the swap agreement presents swap
                                 counterparty risk" in this prospectus
                                 supplement and "Risk Factors" in the
                                 accompanying prospectus.

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                                      S-22

                                  RISK FACTORS

     You should consider the following risk factors (and the factors set forth under "Risk Factors" in the accompanying prospectus) in deciding whether to purchase the securities of any class.

BECAUSE THE TRUST HAS LIMITED    The assets of the trust are the only source of
ASSETS, THERE IS ONLY LIMITED    funds for payments on the securities. The
PROTECTION AGAINST POTENTIAL     securities are not obligations of, and will not
LOSSES.                          be insured or guaranteed by, any governmental
                                 agency or the depositor, the sponsor, the
                                 originator, the servicer, any trustee or any of
                                 their affiliates. You must rely solely on
                                 payments on the receivables, payments by the
                                 swap counterparty to the trust and amounts on
                                 deposit in the reserve fund and the yield
                                 supplement account for payments on the notes.
                                 Although funds in the reserve fund will be
                                 available to cover shortfalls in payments of
                                 interest and principal on each payment date,
                                 the amounts deposited in the reserve fund and
                                 the yield supplement account will be limited.
                                 No additional deposits will be made into the
                                 yield supplement account after the deposit on
                                 the closing date and the amount on deposit in
                                 the yield supplement account will decrease over
                                 time as required withdrawals are made on each
                                 payment date. If the entire reserve fund
                                 account has been used, the trust will depend
                                 solely on current collections on the
                                 receivables and payments by the swap
                                 counterparty to the trust to make payments on
                                 the notes and certificates. Any excess amounts
                                 released from the reserve fund to the depositor
                                 will no longer be available to securityholders
                                 on any later payment date. We refer you to
                                 "Credit Enhancement--Reserve Fund" in this
                                 prospectus supplement.

PAYMENT PRIORITIES INCREASE      Classes of notes that receive principal
RISK OF LOSS OR DELAY IN         payments before other classes will be repaid
PAYMENT TO CERTAIN NOTES.        more rapidly than the other classes. In
                                 addition, because principal of each class of
                                 notes will be paid sequentially, classes of
                                 notes that have higher sequential numerical
                                 class designations will be outstanding longer
                                 and therefore will be exposed to the risk of
                                 losses on the receivables during periods after
                                 other classes have been receiving most or all
                                 amounts payable on their notes, and after which
                                 a disproportionate amount of credit enhancement
                                 may have been applied and not replenished.

                                 As a result, the yields of the class A-2, class
                                 A-3 and class A-4 notes will be relatively more
                                 sensitive to losses on the receivables and the
                                 timing of such losses. If the actual rate and
                                 amount of losses exceed your expectations, and
                                 if amounts in the reserve fund are insufficient
                                 to cover the resulting shortfalls, the yield to
                                 maturity on your notes may be lower than
                                 anticipated, and you could suffer a loss.

                                 Classes of notes that receive payments earlier
                                 than expected are exposed to greater
                                 reinvestment risk and classes of notes that
                                 receive principal later than expected are
                                 exposed to greater

                                      S-23

                                 risk of loss. In either case, the yields on
                                 your notes could be materially and adversely
                                 affected.

                                 Upon the occurrence of an event of default and
                                 acceleration of the notes, principal payments
                                 will be made first on the class A-1 notes until
                                 the class A-1 notes have been paid in full, and
                                 thereafter on the class A-2 notes, class A-3
                                 notes and class A-4 notes pro rata based on the
                                 amount outstanding under each such class.
                                 Consequently, even after an event of default
                                 and acceleration of all the notes, the class
                                 A-2 noteholders, class A-3 noteholders and
                                 class A-4 noteholders will not receive payments
                                 on principal until the class A-1 notes have
                                 been paid in full.

THE GEOGRAPHIC CONCENTRATION     Economic conditions in the states where
OF THE OBLIGORS AND              obligors reside may affect delinquencies,
PERFORMANCE OF THE RECEIVABLES   losses and prepayments on the receivables. The
MAY INCREASE THE RISK OF LOSS    following economic conditions may affect
ON YOUR INVESTMENT.              payments on the receivables:

                                      o     unemployment,

                                      o     interest rates, or

                                      o     consumer perceptions of the economy.

                                 If a large number of obligors are located in a
                                 particular state, the occurrence of these
                                 conditions in that state could increase the
                                 delinquency, credit loss or repossession
                                 experience of the receivables. If there is a
                                 concentration of obligors and receivables in
                                 particular states, any adverse economic
                                 conditions in those states may affect the
                                 performance of the securities more than if this
                                 concentration did not exist.

                                 As of the cutoff date, American Honda Finance
                                 Corporation's records indicate that the billing
                                 addresses of the originating dealers of the
                                 receivables were concentrated in the following
                                 states:

                                                 PERCENTAGE OF INITIAL
                                 STATE               POOL BALANCE
                                 -------------   ----------------------
                                 California...          16.15%
                                 New York.....           8.53%
                                 Texas........           7.65%
                                 Florida......           6.83%

                                 No other state, by billing address, constituted
                                 more than 4.83% of the aggregate principal
                                 balance of the receivables as of the cutoff
                                 date.

                                 For a discussion of the breakdown of the
                                 receivables by state, we refer you to "The
                                 Receivables" in this prospectus supplement.

                                      S-24

CERTAIN OBLIGORS' ABILITY TO     Extreme weather conditions, such as hurricanes,
MAKE TIMELY PAYMENTS ON THE      tornadoes, floods or other extreme conditions,
RECEIVABLES MAY BE ADVERSELY     could cause substantial business disruptions,
AFFECTED BY EXTREME WEATHER      economic losses, unemployment and an economic
CONDITIONS.                      downturn. As a result, the related obligors'
                                 ability to make timely payments could be
                                 adversely affected. The trust's ability to make
                                 payments on the notes could be adversely
                                 affected if the related obligors were unable to
                                 make timely payments.

THE POTENTIAL ENERGY CRISIS      Since 2001, California has experienced
AND/OR RECORD HIGH OIL PRICES    intermittent energy shortages that have
MAY ADVERSELY AFFECT THE         resulted in unpredictable rolling blackouts and
TRUST'S ABILITY TO MAKE          higher energy costs. This potential crisis
PAYMENTS ON THE NOTES.           could someday spread to other states and affect
                                 the entire nation. In addition, recently the
                                 cost of crude oil reached record highs. These
                                 higher energy and fuel costs could reduce the
                                 amount of money that the affected obligors have
                                 available to make monthly payments. Higher
                                 energy costs and blackouts could also cause
                                 business disruptions, which could cause
                                 unemployment and an economic downturn. Such
                                 obligors could potentially become delinquent in
                                 making monthly payments or default if they were
                                 unable to make payments due to increased energy
                                 or fuel bills or unemployment. The trust's
                                 ability to make payments on the notes could be
                                 adversely affected if the related obligors were
                                 unable to make timely payments.

THE RETURN ON YOUR NOTES COULD   The Servicemembers Civil Relief Act, as
BE REDUCED BY SHORTFALLS DUE     amended, or the Relief Act, provides relief to
TO THE SERVICEMEMBERS CIVIL      obligors who enter active military service and
RELIEF ACT.                      to obligors in reserve status who are called to
                                 active duty after the origination of their
                                 receivables. Recent world events have resulted
                                 in certain military operations by the United
                                 States, and the United States continues to be
                                 on alert for potential terrorist attacks. These
                                 military operations may increase the number of
                                 obligors who are in active military service,
                                 including persons in reserve status who have
                                 been called or will be called to active duty.
                                 The Relief Act provides, generally, that an
                                 obligor who is covered by the Relief Act may
                                 not be charged interest on the related
                                 receivable in excess of 6% per annum during the
                                 period of the obligor's active duty. These
                                 shortfalls are not required to be paid by the
                                 obligor at any future time. The servicer is not
                                 required to advance these shortfalls as
                                 delinquent payments, and such shortfalls are
                                 not covered by any form of credit enhancement
                                 on the notes. In the event that there are not
                                 sufficient available funds to off-set interest
                                 shortfalls on the receivables due to the
                                 application of the Relief Act or similar
                                 legislation or regulations, a noteholders'
                                 interest carryover shortfall will result. Such
                                 noteholders' interest carryover shortfalls will
                                 be paid in subsequent periods, to the extent of
                                 available funds, before payments of principal

                                      S-25

                                 are made on the notes and might result in
                                 extending the anticipated maturity of your
                                 class of notes or possibly result in a loss in
                                 the absence of sufficient credit enhancement.

                                 The Relief Act also limits the ability of the
                                 servicer to repossess the financed vehicle
                                 securing a receivable during the related
                                 obligor's period of active duty and, in some
                                 cases, may require the servicer to extend the
                                 maturity of the receivable, lower the monthly
                                 payments and readjust the payment schedule for
                                 a period of time after the completion of the
                                 obligor's military service. As a result, there
                                 may be delays in payment and increased losses
                                 on the receivables. Those delays and increased
                                 losses will be borne primarily by the
                                 certificates, but if such losses are greater
                                 than anticipated, you may suffer a loss.

                                 We do not know how many receivables have been
                                 or may be affected by the application of the
                                 Relief Act.

PREPAYMENTS ON RECEIVABLES MAY   You may receive payment of principal on your
CAUSE PREPAYMENTS ON THE         notes earlier than you expected. If that
NOTES, RESULTING IN              happens, you may not be able to reinvest the
REINVESTMENT RISK TO YOU.        principal you receive at a rate as high as the
                                 rate on your notes. Prepayments on the
                                 receivables will shorten the life of the notes
                                 to an extent that cannot be predicted.

                                 Prepayments may occur for a number of reasons.
                                 Some prepayments may be caused and may be
                                 influenced by a variety of economic, social and
                                 other factors because obligors may:

                                      o    make early payments, since
                                           receivables will generally be
                                           prepayable at any time without
                                           penalty;

                                      o    default, resulting in the
                                           repossession and sale of the financed
                                           vehicle;

                                      o    damage the vehicle or become unable
                                           to pay due to death or disability,
                                           resulting in payments to the trust
                                           under any existing physical damage,
                                           credit life or other insurance; or

                                      o    sell their vehicles or be delinquent
                                           or default on their receivables as a
                                           result of a manufacturer recall.

                                 Some prepayments may be caused by the depositor
                                 or the servicer. For example, the depositor
                                 will make representations and warranties
                                 regarding the receivables, and the servicer
                                 will agree to take or refrain from taking
                                 certain actions with respect to the
                                 receivables. If the depositor or the servicer
                                 breaches a representation or warranty and the
                                 breach is material and cannot be remedied, it
                                 will be required to purchase the affected
                                 receivables from the trust. This will result,
                                 in effect, in the prepayment of the purchased
                                 receivables. In addition, the servicer has the
                                 option to

                                      S-26

                                 purchase the receivables from the trust when
                                 the total outstanding principal balance of the
                                 receivables is 10% or less of the total
                                 outstanding principal balance of the
                                 receivables as of the cutoff date.

                                 The rate of prepayments on the receivables may
                                 be influenced by a variety of economic, social
                                 and other factors. The depositor cannot predict
                                 the actual prepayment rates for the
                                 receivables. The depositor, however, believes
                                 that the actual rate of prepayments will result
                                 in the weighted average life of the receivables
                                 being shorter than the period from the closing
                                 date to the final scheduled maturity date for
                                 the related class of notes. If this is the
                                 case, the weighted average life of each class
                                 of notes will be correspondingly shorter.

POTENTIAL TERMINATION OF THE     General. The trust is obligated to make
SWAP AGREEMENT PRESENTS SWAP     payments of interest accrued on the class A-3
COUNTERPARTY RISK.               notes and class A-4 notes at their respective
                                 floating interest rates, but the receivables
                                 that are assets of the trust bear interest at
                                 fixed rates. The trust will enter into a swap
                                 agreement with Bank of America, N.A. as the
                                 swap counterparty to enable the trust to issue
                                 notes bearing interest at a floating rate. On
                                 each payment date, the trust will owe the swap
                                 counterparty the amount of interest deemed to
                                 accrue on a notional amount equal to the
                                 outstanding principal balance of each of the
                                 class A-3 notes and class A-4 notes at an
                                 annualized fixed swap rate of ___% and ___%,
                                 respectively, and the swap counterparty will
                                 owe the trust the amount of interest that
                                 accrued on each of the class A-3 notes and
                                 class A-4 notes at their respective annualized
                                 floating rates of interest. Payments under the
                                 swap agreement will be made on a net basis
                                 between the trust and the swap counterparty.
                                 For a description of the key provisions of the
                                 swap agreement, see "The Swap Agreement" in
                                 this prospectus supplement.

                                 Swap Counterparty Risk; Performance and Ratings
                                 Risks. The amounts available to the trust to
                                 pay interest and principal of all classes of
                                 notes depend in part on the operation of the
                                 swap agreement and the performance by the swap
                                 counterparty of its obligations under the swap
                                 agreement. The ratings of all of the notes take
                                 into account the provisions of the swap
                                 agreement and the ratings currently assigned to
                                 the swap counterparty's debt obligations.

                                 During those periods in which the floating
                                 one-month LIBOR-based rates payable on the
                                 class A-3 notes and class A-4 notes are
                                 substantially greater than the amount payable
                                 by the trust to the swap counterparty, the
                                 trust will be more dependent on receiving
                                 payments from the swap counterparty in order to
                                 make payments on the notes. If the swap
                                 counterparty fails to pay the net amount due,
                                 the amount of

                                      S-27

                                 credit enhancement available in the current or
                                 any future period may be reduced and you may
                                 experience delays and/or reductions in the
                                 interest and principal payments on your notes.
                                 On the other hand, during those periods in
                                 which the amounts payable by the swap
                                 counterparty are less than the amounts payable
                                 by the trust under the swap agreement, the
                                 trust will be obligated to make payments to the
                                 swap counterparty. The swap counterparty will
                                 have a claim on the assets of the trust for the
                                 net swap payment and other amounts due to the
                                 swap counterparty from the trust. The swap
                                 counterparty's claim for net swap payments will
                                 be higher in priority than payments on the
                                 notes. On any payment date, if there are not
                                 enough funds available from collections or
                                 advances to pay all of the trust's obligations
                                 for that payment date, the swap counterparty
                                 will receive payment of the net amount due to
                                 it under the swap agreement prior to payment of
                                 interest on your notes. Interest on your notes
                                 will be paid on a pari passu basis with senior
                                 swap termination payments payable to the swap
                                 counterparty. If there is a shortage of funds
                                 available on any payment date, you may
                                 experience delays and/or reductions in interest
                                 and principal payments on your notes.

                                 Moody's currently rates Bank of America, N.A.'s
                                 (the "Bank") long-term debt as "Aaa" and its
                                 short-term debt as "P-1." The outlook is
                                 stable. S&P rates the Bank's long-term debt as
                                 "AA+" and its short-term debt as "A-1+." The
                                 outlook is stable. Further information with
                                 respect to such ratings may be obtained from
                                 Moody's and S&P, respectively. No assurances
                                 can be given that the current ratings of the
                                 Bank's instruments will be maintained.

                                 A downgrade, suspension or withdrawal of any
                                 rating of the debt of the swap counterparty by
                                 a rating agency may result in the downgrade,
                                 suspension or withdrawal of the rating assigned
                                 by such rating agency to any class (or all
                                 classes) of notes. A downgrade, suspension or
                                 withdrawal of the rating assigned by a rating
                                 agency to a class of notes would likely have
                                 adverse consequences on the liquidity or market
                                 value of those notes.

                                 Upon a downgrade of the rating of the swap
                                 counterparty to levels unacceptable to the
                                 rating agencies, the swap counterparty may be
                                 required to assign the swap agreement to
                                 another party, obtain a replacement swap
                                 agreement on substantially the same terms as
                                 the swap agreement or collateralize its
                                 obligations under the swap agreement. If the
                                 swap counterparty fails to do so, it is likely
                                 that the ratings on your notes will be
                                 downgraded.

                                      S-28

                                 Investors should make their own determinations
                                 as to the likelihood of performance by the swap
                                 counterparty of its obligations under the swap
                                 agreement.

                                 Early Termination May Affect Weighted Average
                                 Life and Yield. Certain events (including some
                                 that are not within the control of the trust or
                                 the swap counterparty) may cause the
                                 termination of the swap agreement. Certain of
                                 these events will not cause a termination of
                                 the swap agreement unless holders of at least
                                 66 2/3% of the outstanding principal balance of
                                 the notes, voting as a single class (excluding
                                 for such purposes the outstanding principal
                                 amount of any notes held of record or
                                 beneficially owned by American Honda
                                 Receivables Corp., American Honda Finance
                                 Corporation or any of their affiliates), vote
                                 to instruct the indenture trustee (as assignee
                                 of the rights of the owner trustee) to
                                 terminate the swap agreement. The holders of
                                 any class of notes may not have sufficient
                                 voting interests to cause or to prevent a
                                 termination of the swap agreement.

                                 Risk of Loss Upon Termination. If the swap
                                 agreement is terminated, the trust may be
                                 obligated to make a swap termination payment to
                                 the swap counterparty in an amount that the
                                 trust cannot now estimate. Certain of these
                                 swap termination payments paid by the trust may
                                 reduce the amounts available to be paid to
                                 noteholders.

WITHDRAWAL OR DOWNGRADING OF     A security rating is not a recommendation to
THE INITIAL RATINGS OF THE       buy, sell or hold securities. Similar ratings
NOTES WILL AFFECT THE PRICES     on different types of securities do not
FOR THE NOTES UPON RESALE.       necessarily mean the same thing. A rating
                                 agency may change its rating of the notes after
                                 the notes are issued if that rating agency
                                 believes that circumstances have changed. Any
                                 subsequent change in a rating will likely
                                 affect the price that a subsequent purchaser
                                 would be willing to pay for the notes and your
                                 ability to resell your notes.

THE NOTES ARE NOT SUITABLE
INVESTMENTS FOR ALL INVESTORS.   The notes are not a suitable investment for any
                                 investor that requires a regular or predictable
                                 schedule of payments or payment on specific
                                 dates. The notes are complex investments that
                                 should be considered only by sophisticated
                                 investors. We suggest that only investors who,
                                 either alone or with their financial, tax and
                                 legal advisors, have the expertise to analyze
                                 the prepayment, reinvestment and default risks,
                                 the tax consequences of an investment and the
                                 interaction of these factors should consider
                                 investing in the notes.

                                      S-29

                                  DEFINED TERMS

     In later sections, we use a few terms that we define either immediately surrounding the first use of such term or within the text or in the glossary at the end of this prospectus supplement. These terms appear in BOLD FACE on their first use.

                               THE ISSUING ENTITY

GENERAL

     The issuing entity is Honda Auto Receivables 2007-3 Owner Trust (which we refer to as the TRUST) which is a Delaware statutory trust that was formed pursuant to the trust agreement among American Honda Receivables Corp. (which we refer to as the DEPOSITOR), Citibank, N.A. (which we refer to as the OWNER
TRUSTEE) and Citigroup Institutional Trust Company, as Delaware trustee (which we refer to in such capacity as the DELAWARE TRUSTEE). After its formation, the trust will not engage in any activity other than:

          o    acquiring, holding and managing the pool of retail installment sale contracts regarding the FINANCED VEHICLES, between the respective Dealer and the related Obligor (which we refer to in this prospectus supplement as the "RECEIVABLES") and the other assets of the trust and proceeds from those assets;

          o    issuing the notes and the certificates;

          o    entering into and performing its obligations under the SWAP
               AGREEMENT;

          o    making payments on the notes and the certificates; and

          o    engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

     Any amendment to the trust agreement to amend, supplement or modify these permitted activities, or otherwise make any modification that would materially and adversely affect the noteholders, would require the consent of the holders of not less than a majority of the aggregate outstanding principal balance of the notes.

     The trust may not issue securities other than the notes and certificates.
Except for the notes, the trust is also prohibited pursuant to the indenture from borrowing money or making loans to any other person.

     In addition to the property of the trust as described in the accompanying base prospectus under the caption "Property of the Issuing Entities," the property of the trust will also include rights under the Swap Agreement and payments made by the SWAP COUNTERPARTY under the Swap Agreement.

     The trust will be liable for payments to the Swap Counterparty as described under "The Swap Agreement."

     On the date of issuance of the notes, which will occur on or about August
23, 2007 (which we refer to in this prospectus supplement as the "CLOSING
DATE"), the trust will be capitalized with an amount equal to the certificate balance as of the Closing Date, equal to $26,998,326.05 (which we refer to in this prospectus supplement as the "INITIAL CERTIFICATE BALANCE"), excluding amounts deposited in the reserve fund. The certificates will initially be retained by the depositor. The equity of the trust, together with the net proceeds from the sale of the notes, will be used by the trust to purchase the
Receivables from the depositor pursuant to the sale and servicing agreement among the trust, the servicer and the depositor and to fund the reserve fund and the yield supplement account.

     The sponsor of the transaction, American Honda Finance Corporation (which we sometimes refer to in this capacity as AHFC or the SPONSOR) will be appointed to act as the servicer of the Receivables (and

                                      S-30

which we sometimes refer to in such capacity as the SERVICER). The servicer will service the Receivables pursuant to the sale and servicing agreement and will be compensated for those services as described under "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this prospectus supplement and "Description of the Transfer and Servicing Agreements--Servicing
Compensation" in the accompanying prospectus. AHFC, in its capacity as administrator (and which we sometimes refer to in such capacity as the
ADMINISTRATOR) will undertake to perform administrative obligations of the trust on behalf of the trustees as described under "Description of the Transfer and
Servicing Agreements--Administration Agreement" in the prospectus.

     Pursuant to agreements between AHFC and each Honda and Acura dealer who originated the Receivables (each, a "DEALER"), each Dealer will repurchase from
AHFC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealer repurchase obligations are referred to in this prospectus supplement as "DEALER RECOURSE". Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related retail purchaser of a Financed Vehicle who entered into a retail installment sale contract with a Dealer (each, an
"OBLIGOR") or the collectability of those contracts. Although the DEALER
AGREEMENTS with respect to the Receivables will not be assigned to the trust, the sale and servicing agreement will require that any recovery by AHFC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the collection account to satisfy AHFC's repurchase obligations under the sale and servicing agreement. The sales by the Dealers of retail installment sale contracts to AHFC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the foregoing representations and warranties. As of August 2,
2007, there were approximately 1,289 Dealers located throughout the United
States.

     Each certificate represents a fractional undivided ownership interest in the trust. The trust property includes the Receivables and monies due or received under the Receivables on or after the date on which the trust will be entitled to all amounts received with respect to the Receivables, which is
August 1, 2007 (which we refer to in this prospectus supplement as the "CUTOFF
DATE"). In addition, the trust will own the reserve fund which will be maintained by the indenture trustee for the benefit of the noteholders, certificateholders and the Swap Counterparty, and the yield supplement account which will be maintained for the benefit of the noteholders, the certificateholders and the Swap Counterparty. The trust will own no other property other than the Receivables, the rights to the swap payments and amounts on deposit in the various accounts. The trust's fiscal year end will occur on the 31st day of March each year.

     The trust will be formed in the State of Delaware and administered in care of Citigroup Institutional Trust Company, as Delaware trustee, at the address set forth below under "The Owner Trustee, the Delaware Trustee and the Indenture
Trustee."

CAPITALIZATION OF THE ISSUING ENTITY

     The following table illustrates the capitalization of the trust as of the
Closing Date, as if the issuance and sale of the notes and issuance of the certificates had taken place on that date:

Class A-1 Notes...   $208,000,000.00
Class A-2 Notes...   $205,000,000.00
Class A-3 Notes...   $194,000,000.00
Class A-4 Notes...   $196,680,000.00
Certificates......   $ 26,998,326.05
                     ---------------
   Total..........   $830,678,326.05

                                      S-31

                                  THE DEPOSITOR

     American Honda Receivables Corp. is a wholly owned, limited purpose finance subsidiary of AHFC and was incorporated in the State of California in August
1992. The depositor's principal executive offices are located at 20800 Madrona
Avenue, Torrance, California 90503 and its telephone number is (310) 972-2511.
Additional information regarding the depositor may be found in the prospectus under "The Depositor."

               THE SPONSOR, ORIGINATOR, ADMINISTRATOR AND SERVICER

     American Honda Finance Corporation was incorporated in the State of
California in February 1980. AHFC's principal executive offices are located at
20800 Madrona Avenue, Torrance, California 90503 and its telephone number is
(310) 972-2288. Since it began sponsoring securitization trusts in 1992, AHFC, in its capacities as sponsor and originator, has sponsored 33 securitization trusts backed by retail installment sale contracts which have issued more than
$43 billion dollars of securities to date, none of which have defaulted, experienced any trigger events or failed to pay principal in full at maturity.

     In addition to securitizing retail installment sale contracts similar to the Receivables, since 1992 AHFC has sponsored other securitization entities backed by pools of automobile leases which have issued more than $3.4 billion dollars of securities to date, none of which have defaulted, experienced any trigger events or failed to pay principal in full at maturity. The sponsor is responsible for originating, pooling and servicing the pool assets and structuring the securitization transaction. In its roles as administrator and servicer, AHFC plays a primary role in the management of the trust and each pool of Receivables. In addition, as servicer, AHFC will be authorized to exercise certain discretionary activity with regard to the administration of the
Receivables, as described under "The Sponsor, Originator, Administrator and
Servicer--Servicing Experience" in the prospectus.

     The following table sets forth a description of the trusts backed by retail installment sale contracts similar to the Receivables that were sponsored by
AHFC during the fiscal years 2002, 2003, 2004, 2005 and 2006 and partial year
2007.

                                                                                                              OUTSTANDING
                                                                       ORIGINAL             FINAL          PRINCIPAL AMOUNT
            NAME OF ISSUE                         DATE ISSUED      PRINCIPAL AMOUNT     MATURITY DATE       (JUNE 30, 2007)
--------------------------------------------   -----------------   ----------------   ------------------   -----------------

Honda Auto Receivables 2002-1 Owner Trust...   January 29, 2002     $2,082,211,928      April 16, 2007     $              --
Honda Auto Receivables 2002-2 Owner Trust...     May 22, 2002       $1,850,000,000    September 17, 2007   $              --
Honda Auto Receivables 2002-3 Owner Trust...     July 24, 2002      $1,030,000,001     December 18, 2007   $              --
Honda Auto Receivables 2002-4 Owner Trust...   November 20, 2002    $1,058,487,954      March 17, 2008     $              --
Honda Auto Receivables 2003-1 Owner Trust...   February 25, 2003    $1,577,277,658       July 18, 2008     $              --
Honda Auto Receivables 2003-2 Owner Trust...     May 21, 2003       $1,585,414,912     October 21, 2008    $              --
Honda Auto Receivables 2003-3 Owner Trust...    August 19, 2003     $1,869,360,595     November 21, 2008   $              --
Honda Auto Receivables 2003-4 Owner Trust...   October 30, 2003     $1,850,899,759      March 16, 2009     $              --
Honda Auto Receivables 2003-5 Owner Trust...   December 16, 2003    $1,043,550,895      April 20, 2009     $  107,773,092.49
Honda Auto Receivables 2004-1 Owner Trust...    April 20, 2004      $1,582,514,648     October 21, 2009    $  214,037,518.33
Honda Auto Receivables 2004-2 Owner Trust...     June 22, 2004      $1,872,756,537     October 15, 2009    $  295,506,675.64
Honda Auto Receivables 2004-3 Owner Trust...   October 26, 2004     $1,562,279,257     February 18, 2010   $  341,028,404.93
Honda Auto Receivables 2005-1 Owner Trust...   January 19, 2005     $1,352,890,313       May 21, 2010      $  377,893,857.62
Honda Auto Receivables 2005-2 Owner Trust...    April 26, 2005      $1,033,687,396     October 15, 2010    $  324,657,061.71
Honda Auto Receivables 2005-3 Owner Trust...     June 14, 2005      $1,370,797,951     December 20, 2010   $  446,937,592.46
Honda Auto Receivables 2005-4 Owner Trust...    August 16, 2005     $1,547,814,478     November 22, 2010   $  605,491,859.75
Honda Auto Receivables 2005-5 Owner Trust...   October 25, 2005     $1,549,394,619     February 15, 2011   $  683,647,234.27
Honda Auto Receivables 2005-6 Owner Trust...   December 12, 2005    $1,060,547,033      March 18, 2011     $  525,320,586.81
Honda Auto Receivables 2006-1 Owner Trust...    March 28, 2006      $1,303,489,996       July 18, 2011     $  732,225,372.89
Honda Auto Receivables 2006-2 Owner Trust...    August 22, 2006     $1,269,996,911     January 23, 2012    $  874,496,433.11
Honda Auto Receivables 2006-3 Owner Trust...   October 25, 2006     $1,549,984,458      April 16, 2012     $1,152,582,291.90

                                      S-32

                                                                                                              OUTSTANDING
                                                                       ORIGINAL             FINAL          PRINCIPAL AMOUNT
             NAME OF ISSUE                        DATE ISSUED      PRINCIPAL AMOUNT     MATURITY DATE       (JUNE 30, 2007)
--------------------------------------------   -----------------   ----------------   ------------------   -----------------

Honda Auto Receivables 2007-1 Owner Trust...   February 27, 2007    $1,251,850,507       July 18, 2013     $1,062,536,039.59
Honda Auto Receivables 2007-2 Owner Trust...     June 19, 2007      $1,203,571,386     November 21, 2013   $1,169,439,689.67

     AHFC, in its capacity as servicer, began servicing operations in 1992. In addition to servicing retail installment sale contracts similar to the
Receivables, AHFC also services automobile leases.

     Historically, the servicer has only made advances on simple interest receivables. Such advances do not represent a material amount.

     The following table shows AHFC's servicing experience for its entire portfolio of retail installment sale contracts on automobiles, including contracts sold in securitizations, that AHFC continues to service.

                              SERVICING EXPERIENCE
                             (DOLLARS IN THOUSANDS)

HONDA            AT                 AT                  AT                  AT                  AT                 AT
 & ACURA    JUNE 30, 2007      MARCH 31, 2007      MARCH 31, 2006      MARCH 31, 2005      MARCH 31, 2004      MARCH 31, 2003
-------  ------------------  ------------------  ------------------  ------------------  ------------------  ------------------

New....  $21,667,075  83.48% $20,873,473  83.25% $19,366,021  82.44% $17,778,395  82.02% $15,434,162  80.46% $11,733,191  78.48%
Used...  $ 4,288,095  16.52% $ 4,200,018  16.75% $ 4,125,036  17.56% $ 3,897,418  17.98% $ 3,748,690  19.54% $ 3,217,835  21.52%
         ----------- ------  ----------- ------  ----------- ------  ----------- ------  ----------- ------  ----------- ------
TOTAL    $25,955,171 100.00% $25,073,491 100.00% $23,491,058 100.00% $21,675,813 100.00% $19,182,852 100.00% $14,951,026 100.00%
         =========== ======  =========== ======  =========== ======  =========== ======  =========== ======  =========== ======

     Additional information regarding AHFC in its capacities as sponsor, originator, administrator and servicer may be found under "The Sponsor,
Originator, Administrator and Servicer" and "Description of the Transfer and
Servicing Agreements" in the prospectus.

                      AFFILIATIONS AND RELATED TRANSACTIONS

     The trust and the depositor are affiliates of the sponsor. There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm's length transaction with an unrelated third party, between any of the depositor, the trust and the sponsor.

VEHICLE TITLE MANAGEMENT SERVICE PROVIDER, FDI COLLATERAL MANAGEMENT

     FDI Computer Consulting, Inc. is a California corporation ("FDI"), wholly owned by TriVIN, Inc., a Delaware corporation. FDI does business as, and is commonly known as, FDI Collateral Management.

     FDI is a provider of collateral management and electronic lien and title services. FDI has been providing these services since 1990. FDI has provided collateral management and electronic lien and title services to AHFC since 1997 and the nature and character of these services has remained principally the same since 1998. FDI has over 500 customers and approximately 90 of these customers are provided substantially similar services, which include electronic lien and title services, inquiry capabilities, title administration services, and electronic registration services. The electronic lien and title services enable the electronic receipt of lien confirmations from agencies chartered with the administration of motor vehicles in each of the states in which FDI provides its services (each such state agency individually the "DMV" and collectively the
"DMVs"), the electronic storage of electronic titles, and the electronic release of lien interests back to the DMV. The inquiry capabilities allow electronic access to DMV vehicle and driver records resident on DMV databases. Through its title administration services, FDI provides software tools and services to respond to title receipt via paper and electronic title, match title to a borrower's account, validate title data and identify applicable discrepancies when compared to borrower account data, follow-up

                                      S-33

for non-receipt of title, enable suspense and note capabilities, and to support electronic title or paper title release. FDI's electronic registration services facilitate the filing of electronic applications for certificates of title and vehicle registrations.

     The volume of electronic liens and titles serviced by FDI increased by 22%
in 2005 as compared to 2004 and the volume of lien and titles serviced by FDI grew by approximately 34% in 2006 as compared to 2005. FDI anticipates that the volume of lien and titles serviced by FDI will grow by approximately 28% in 2007 as compared to the volume serviced in 2006. AHFC represented FDI's 3rd largest concentration of services received in 2006 and FDI forecasts that AHFC will represent FDI's 3rd largest concentration of services received in 2007.

     The servicing arrangement between AHFC and FDI is governed by the Customer
Agreement by and between TriVIN, Inc. and AHFC dated February 14, 1997, as amended by an amendment on January 7, 2005, two amendments on June 20, 2005, and an amendment on February 1, 2006 (the "FDI SERVICING AGREEMENT"). Under the FDI
Servicing Agreement, FDI matches AHFC's loan records to electronic or paper title records received from DMVs to validate proper lien placement. FDI stores the matched paper titles in a secure location until AHFC directs their release.
FDI stores matched electronic titles on secure computer systems until AHFC directs their release. FDI also provides maintenance activities that include notifying AHFC of discrepancies between the title and account data maintained by
AHFC and notifying AHFC if titles are not received within required time frames.

     Under the FDI Servicing Agreement, FDI agreed that it would safeguard all of AHFC's documents in a secured and controlled environment and that it would protect such documents from destruction or loss and implement policies and practices to prevent the unauthorized disclosure of information contained therein. As part of the data protection efforts, FDI agreed to maintain the security, confidentiality and integrity of borrower information as may be appropriate to reasonably meet the objectives of the security guidelines promulgated under the Gramm-Leach-Bliley Act as such objectives may be reflected in AHFC's security requirements, and to follow data safekeeping and backup procedures required of the Company by applicable law or rule or regulation of the Federal Deposit Insurance Corporation or the Comptroller of the Currency, as
submitted to FDI by AHFC. As a general security precaution, FDI agreed to prepare and preserve, each business day, magnetic media containing AHFC's data to preclude the data loss problems associated with the inability to read or the actual loss of the data at FDI's data center. As an additional security precaution, FDI has established authentication procedures for electronic communications between FDI and AHFC via FDI's online system that includes encryption of transmission communicated between FDI and AHFC. FDI has also agreed to establish and implement a disaster recovery plan, which FDI tests and reviews periodically.

     FDI stores vehicle titles in a secure area. A multi-tiered security system, which includes proximity card readers, limits access to the storage vault containing the title documents. This storage area is also protected by 2 hour fire rated walls, Novek 1230 gas fire suppression, and digital video monitoring.
FDI's entire facility is protected by extensive digital video monitoring, proximity alarm systems and is in compliance with the requirements of the 2006
Fire Code of the City of Sacramento, California.

     FDI maintains a system to segregate both the electronic and paper liens and titles it services for its different customers. FDI segregates the electronic files by clearly delineating the electronic files in databases. FDI segregates the paper records by storing them in separate folders on distinct shelves within its storage vault.

     Under the FDI Servicing Agreement, FDI has no access to any AHFC or Trust funds. Periodically, FDI submits an invoice to AHFC for its fees and to recover its out of pocket expenses. Thus, AHFC periodically reimburses FDI for all charges, fees and taxes required by state regulatory agencies or DMVs and pays
FDI fees for services rendered in connection with the titling and registration of the motor vehicles. FDI's financial liability under its agreements with AHFC is limited to the amount of fees received by FDI from

                                      S-34

AHFC. In the event of a delinquency, loss or bankruptcy of a borrower, FDI's sole role is to deliver evidence of title to AHFC.

     Upon termination of its agreement with AHFC, FDI is required to immediately return all vehicle title data to AHFC or its designee, and to thereafter destroy confidential AHFC customer data. The agreement between FDI and AHFC does not include terms for the selection of a successor servicer.

        THE OWNER TRUSTEE, THE DELAWARE TRUSTEE AND THE INDENTURE TRUSTEE

     The owner trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation (which, in such capacity, we refer to as the OWNER TRUSTEE). Citibank, N.A. performs as owner trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2007, Citibank's Agency and Trust group manages in excess of $4.1 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of
2007, Citibank, N.A. acts as owner trustee and/or paying agent for approximately
2 various asset backed trusts supported by auto loans or leases.

     The Delaware trustee is Citigroup Institutional Trust Company (which, in such capacity, we refer to as the DELAWARE TRUSTEE). Citigroup Institutional
Trust Company is a Delaware limited purpose trust company and an affiliate of
Citibank, N.A. Citigroup Institutional Trust Company's principal place of business is located in Wilmington, Delaware. As of the end of the second quarter of 2007, Citigroup Institutional Trust Company acts as Delaware trustee for approximately 2 Delaware statutory trusts.

     Citibank, N.A. and Citigroup Institutional Trust Company have provided the above information for purposes of complying with Subpart 229.1100 - Asset Backed
Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as it may be
amended from time to time. Other than the above two paragraphs, Citibank, N.A.
and Citigroup Institutional Trust Company have not participated in the preparation of any other information contained in the prospectus or this prospectus supplement.

     The Bank of New York is the indenture trustee under the indenture (which, in such capacity, we refer to as the INDENTURE TRUSTEE) and is a New York banking corporation. The Bank of New York has and currently is serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of motor vehicle installment sales contracts. Its principal offices are located at 101 Barclay Street, Floor 4 West, New York, New
York 10286, attention: Asset Backed Securities Unit - Honda Auto Receivables
2007-3.

     The depositor and its affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. We sometimes collectively refer to the indenture trustee, the Delaware trustee and the owner trustee as the TRUSTEES.

                                 THE RECEIVABLES

     The property of the trust will consist of the Receivables, rights under the
Swap Agreement and payments made by the Swap Counterparty under the Swap
Agreement. The Receivables were originated by Dealers in accordance with AHFC's requirements under agreements with Dealers governing the assignment of the
Receivables to AHFC. The Receivables evidence the indirect financing made available by AHFC to

                                      S-35

the Obligors. The Receivables are secured by the FINANCED VEHICLES and all principal and interest payments due on or after the Cutoff Date and other property specified in the related Receivable.

     AHFC purchased the Receivables from the Dealers in the ordinary course of business in accordance with AHFC's underwriting standards. For a more detailed description of AHFC's underwriting standards, we refer you to "The
Receivables--Underwriting of Motor Vehicle Loans" in the attached prospectus.

     On or before the date of the Closing Date, AHFC will sell the Receivables to the depositor. The depositor will, in turn, sell the Receivables to the trust on the Closing Date pursuant to the sale and servicing agreement. For a description of the agreements governing the sale and assignment of the
Receivables to the trust, see "Description of the Transfer and Servicing
Agreements--Sale and Assignment of Receivables" in the prospectus.

     AHFC will continue to service the Receivables in its capacity as servicer.
The Receivables to be held by the trust will be selected from those motor vehicle retail installment sale contracts in AHFC's portfolio that meet several criteria as of the cut-off date. These criteria provide that each Receivable:

     o    was originated in the United States and the Obligor is not a federal, state or local governmental entity;

     o    has a contractual annual percentage rate specified in the promissory note associated with each Receivable (which we refer to in this prospectus supplement as the "APR ") ranging from 1.90% to 21.00%;

     o    provides for level monthly payments that fully amortize the amount financed over its original term except that the payment in the first or last month during the life of the Receivable may be minimally different from the level payment;

     o    has a remaining term to maturity of not less than 6 months and not more than 71 months;

     o    is less than 30 days past due;

     o    was originated on or after December 10, 2001, and on or prior to May
          31, 2007;

     o    has been entered into by an Obligor that was not in bankruptcy proceedings or is bankrupt or insolvent (according to the records of
          AHFC); and

     o    is secured by a Financed Vehicle that has not been repossessed
          (according to the records of AHFC).

     No selection procedures believed to be adverse to the noteholders will be utilized in selecting the Receivables from qualifying retail installment sale contracts. Except as described in the second bullet-point above, the Receivables were not selected on the basis of their APRs.

     The composition of the Receivables as of the Cutoff Date are as set forth in the following tables. All of the Receivables (based on the POOL BALANCE as of the Cutoff Date) constitute Simple Interest Receivables. We refer you to "The
Receivables" in the accompanying prospectus for a further description of the characteristics of Simple Interest Receivables and Precomputed Receivables.

                                      S-36

                         COMPOSITION OF THE RECEIVABLES

Aggregate Principal Balance...........................   $830,678,326.05
Number of Receivables.................................   47,766
Average Principal Balance.............................   $17,390.58
Range of Principal Balances...........................   $1,038.35 to $59,296.21
Average Original Amount Financed......................   $20,304.70
Range of Original Amount Financed.....................   $2,216.69 to $60,913.41
Weighted Average APR(1)...............................   6.18%
Range of APRs.........................................   1.90% - 21.00%
Weighted Average Original Term to Maturity(1).........   57.60 months
Range of Original Terms to Maturity...................   24 to 72 months
Weighted Average Remaining Term to Maturity(1)........   49.93 months
Range of Remaining Terms to Maturity..................   6 to 71 months
Percentage by Principal Balance of Receivables of Used
   Motor Vehicles.....................................   17.31%
Percentage by Principal Balance of Receivables of New
   Motor Vehicles.....................................   82.69%
Percentage by Principal Balance of Receivables
   Financed through Honda Dealers.....................   83.48%
Percentage by Principal Balance of Receivables
   Financed through Acura Dealers.....................   16.52%
Weighted Average FICO score(1)(2)(3)..................   743
Range of FICO scores(2)(3)............................   409 to 900

----------
(1)  Weighted by Initial Pool Balance as of the Cutoff Date.

(2)  Weighted average FICO score and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(3)  FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

                                      S-37

                     DISTRIBUTION OF THE RECEIVABLES BY APR
              (Percentages may not add to 100.00% due to rounding)

                                   PERCENTAGE                                       WEIGHTED
                                  OF AGGREGATE                      PERCENTAGE      AVERAGE
                     NUMBER OF      NUMBER OF         INITIAL       OF INITIAL       FICO
RANGE OF APRS (%)   RECEIVABLES    RECEIVABLES     POOL BALANCE    POOL BALANCE   SCORES(1)(2)
-----------------   -----------   ------------   ---------------   ------------   ------------

  1.01 - 2.00             535          1.12%     $ 12,203,256.30        1.47%          790
  2.01 - 3.00           4,277          8.95        63,083,526.10        7.59           790
  3.01 - 4.00           4,514          9.45       103,173,315.89       12.42           771
  4.01 - 5.00          10,215         21.39       192,243,211.00       23.14           759
  5.01 - 6.00           4,504          9.43        71,844,143.36        8.65           752
  6.01 - 7.00           9,994         20.92       170,064,440.48       20.47           755
  7.01 - 8.00           5,084         10.64        83,676,118.74       10.07           728
  8.01 - 9.00           3,330          6.97        53,746,144.94        6.47           706
 9.01 - 10.00           1,603          3.36        25,004,047.92        3.01           677
10.01 - 11.00             774          1.62        11,927,968.88        1.44           642
11.01 - 12.00             678          1.42        10,828,676.75        1.30           626
12.01 - 13.00             534          1.12         8,177,516.30        0.98           613
13.01 - 14.00             587          1.23         8,871,709.82        1.07           584
14.01 - 15.00             391          0.82         5,648,503.86        0.68           577
15.01 - 16.00             352          0.74         5,037,533.86        0.61           554
16.01 - 17.00             235          0.49         3,212,324.42        0.39           549
17.01 - 18.00              95          0.20         1,184,669.72        0.14           549
18.01 - 19.00              49          0.10           591,295.20        0.07           552
19.01 - 20.00              13          0.03           146,014.49        0.02           567
20.01 - 21.00               2          0.00            13,908.02        0.00           598
                       ------        ------      ---------------      ------           ---
TOTAL: ..........      47,766        100.00%     $830,678,326.05      100.00%          743
                       ======        ======      ===============      ======           ===

----------
(1)  Weighted average FICO scores are weighted by Initial Pool Balance as of the
     Cutoff Date and calculated excluding accounts for which we do not have a
     FICO score.

(2)  FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

                                      S-38

                   DISTRIBUTION OF THE RECEIVABLES BY STATE(1)
              (Percentages may not add to 100.00% due to rounding)

                                   PERCENTAGE                                                  WEIGHTED
                                  OF AGGREGATE                      PERCENTAGE    WEIGHTED     AVERAGE
                     NUMBER OF      NUMBER OF        INITIAL        OF INITIAL     AVERAGE      FICO
STATE               RECEIVABLES    RECEIVABLES     POOL BALANCE    POOL BALANCE    APR(2)    SCORES(3)(4)
-----------------   -----------   ------------   ---------------   ------------   --------   ------------

Alabama..........         753          1.58%     $ 13,525,745.19        1.63%       6.30%         748
Alaska...........          43          0.09           855,024.81        0.10        4.73          764
Arizona..........         887          1.86        16,209,562.82        1.95        5.91          751
Arkansas.........         420          0.88         7,484,826.57        0.90        6.09          746
California.......       7,594         15.90       134,114,615.28       16.15        5.86          746
Colorado.........         514          1.08         9,368,747.75        1.13        5.77          755
Delaware.........         213          0.45         3,216,310.82        0.39        6.47          706
Florida..........       3,231          6.76        56,693,868.71        6.83        6.77          745
Georgia..........       2,193          4.59        40,155,296.96        4.83        6.56          743
Hawaii...........         108          0.23         2,051,297.13        0.25        5.21          768
Idaho............         112          0.23         2,059,695.55        0.25        5.00          773
Illinois.........       2,073          4.34        37,977,574.96        4.57        5.65          742
Indiana..........         463          0.97         7,923,824.11        0.95        6.16          746
Iowa.............         148          0.31         2,704,660.95        0.33        4.88          756
Kansas...........         314          0.66         5,444,838.74        0.66        5.82          759
Kentucky.........         388          0.81         6,650,751.75        0.80        6.60          749
Louisiana........         578          1.21        10,439,423.18        1.26        6.40          727
Maryland.........       1,591          3.33        27,561,879.50        3.32        6.33          734
Massachusetts....       1,354          2.83        21,619,838.27        2.60        6.26          759
Michigan.........         645          1.35        10,474,908.17        1.26        6.47          745
Minnesota........         437          0.91         7,307,452.29        0.88        5.60          760
Mississippi......         331          0.69         6,030,742.07        0.73        6.38          737
Missouri.........         833          1.74        14,681,716.07        1.77        5.58          759
Montana..........          52          0.11           921,139.65        0.11        5.14          748
Nebraska.........         210          0.44         3,447,166.90        0.41        6.07          753
Nevada...........         224          0.47         4,139,231.24        0.50        6.34          735
New Hampshire....         271          0.57         4,433,819.81        0.53        5.99          759
New Jersey.......       2,526          5.29        40,134,972.77        4.83        6.56          737
New Mexico.......          83          0.17         1,593,389.35        0.19        5.26          744
New York.........       4,340          9.09        70,836,265.99        8.53        6.67          727
North Carolina...       1,929          4.04        33,837,721.40        4.07        6.50          734
North Dakota.....          48          0.10           854,342.45        0.10        5.09          774
Ohio.............       1,226          2.57        20,443,255.85        2.46        6.33          747
Oklahoma.........         353          0.74         6,310,141.52        0.76        5.64          750
Oregon...........         496          1.04         8,128,894.84        0.98        4.99          775
Pennsylvania.....       2,184          4.57        34,706,643.97        4.18        5.98          752
Rhode Island.....         144          0.30         2,146,847.04        0.26        6.84          748
South Carolina...         626          1.31        10,310,247.33        1.24        6.69          731
South Dakota.....          58          0.12           949,509.68        0.11        6.10          758
Tennessee........       1,141          2.39        20,366,508.28        2.45        6.72          728
Texas............       3,363          7.04        63,541,639.79        7.65        6.36          736
Utah.............         271          0.57         5,073,451.50        0.61        5.52          762
Vermont..........         123          0.26         1,725,612.74        0.21        6.13          752

                                      S-39

                                   PERCENTAGE                                                  WEIGHTED
                                  OF AGGREGATE                      PERCENTAGE    WEIGHTED     AVERAGE
                     NUMBER OF      NUMBER OF        INITIAL        OF INITIAL     AVERAGE      FICO
STATE               RECEIVABLES    RECEIVABLES     POOL BALANCE    POOL BALANCE    APR(2)    SCORES(3)(4)
-----------------   -----------   ------------   ---------------   ------------   --------   ------------

Virginia.........       1,455          3.05        26,411,862.06        3.18        5.84          741
Washington.......         785          1.64        15,446,081.32        1.86        4.75          773
West Virginia....         108          0.23         1,845,181.02        0.22        5.99          760
Wisconsin........         509          1.07         8,215,123.31        0.99        5.90          753
Wyoming..........          18          0.04           306,674.59        0.04        5.01          771
                       ------        ------      ---------------      ------        ----          ---
TOTAL:...........      47,766        100.00%     $830,678,326.05      100.00%       6.18%         743
                       ======        ======      ===============      ======        ====          ===

----------
(1)  Based solely on the addresses of the originating dealers.

(2)  Weighted by Initial Pool Balance as of the Cutoff Date.

(3)  Weighted average FICO scores are weighted by Initial Pool Balance as of the
     Cutoff Date and calculated excluding accounts for which we do not have a
     FICO score.

(4)  FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

   DISTRIBUTION OF THE RECEIVABLES BY PRINCIPAL BALANCE AS OF THE CUTOFF DATE
              (Percentages may not add to 100.00% due to rounding)

                                         PERCENTAGE OF                                                 WEIGHTED
                                           AGGREGATE                        PERCENTAGE    WEIGHTED     AVERAGE
   RANGE OF PRINCIPAL       NUMBER OF      NUMBER OF         INITIAL         OF INITIAL    AVERAGE      FICO
      BALANCES ($)         RECEIVABLES    RECEIVABLES      POOL BALANCE    POOL BALANCE    APR(1)    SCORES(2)(3)
------------------------   -----------   -------------   ---------------   ------------   --------   ------------

     0.01 -  5,000.00...         927           1.94%     $  3,456,489.45        0.42%       5.94%         749
 5,000.01 - 10,000.00...       5,438          11.38        43,837,945.49        5.28        6.59          737
10,000.01 - 15,000.00...      12,096          25.32       154,302,528.46       18.58        6.94          736
15,000.01 - 20,000.00...      14,418          30.18       250,667,060.59       30.18        6.48          743
20,000.01 - 25,000.00...       8,462          17.72       188,070,581.65       22.64        5.94          747
25,000.01 - 30,000.00...       4,048           8.47       110,146,505.88       13.26        5.48          749
30,000.01 - 35,000.00...       1,758           3.68        56,375,697.40        6.79        5.03          748
35,000.01 - 40,000.00...         469           0.98        17,292,008.45        2.08        5.07          742
40,000.01 - 45,000.00...         114           0.24         4,807,376.26        0.58        5.95          714
45,000.01 - 50,000.00...          30           0.06         1,406,515.59        0.17        6.24          742
50,000.01 - 55,000.00...           5           0.01           256,320.62        0.03        8.54          672
55,000.01 - 60,000.00...           1           0.00            59,296.21        0.01        6.19          721
                              ------         ------      ---------------      ------        ----          ---
TOTAL:..................      47,766         100.00%     $830,678,326.05      100.00%       6.18%         743
                              ======         ======      ===============      ======        ====          ===

----------
(1)  Weighted by Initial Pool Balance as of the Cutoff Date.

(2)  Weighted average FICO scores are weighted by Initial Pool Balance as of the
     Cutoff Date and calculated excluding accounts for which we do not have a
     FICO score.

(3)  FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

                                      S-40

           DISTRIBUTION OF THE RECEIVABLES BY ORIGINAL AMOUNT FINANCED
              (Percentages may not add to 100.00% due to rounding)

                                               PERCENTAGE OF                                                 WEIGHTED
                                                 AGGREGATE                        PERCENTAGE    WEIGHTED     AVERAGE
   RANGE OF ORIGINAL              NUMBER OF      NUMBER OF         INITIAL         OF INITIAL    AVERAGE      FICO
   AMOUNT FINANCED ($)           RECEIVABLES    RECEIVABLES      POOL BALANCE    POOL BALANCE    APR(1)    SCORES(2)(3)
------------------------------   -----------   -------------   ---------------   ------------   --------   ------------

    0.01 -   5,000.00.........          68           0.14%     $    257,294.45        0.03%       6.24%         761
 5,000.01 - 10,000.00.........       2,629           5.50        18,615,960.84        2.24        6.72          751
10,000.01 - 15,000.00.........       8,508          17.81        92,700,024.19       11.16        7.11          736
15,000.01 - 20,000.00.........      14,440          30.23       217,434,595.62       26.18        6.75          738
20,000.01 - 25,000.00.........      10,928          22.88       208,813,749.18       25.14        6.17          744
25,000.01 - 30,000.00.........       6,205          12.99       144,949,662.80       17.45        5.65          751
30,000.01 - 35,000.00.........       3,329           6.97        92,433,714.18       11.13        5.26          748
35,000.01 - 40,000.00.........       1,195           2.50        38,425,272.51        4.63        5.04          748
40,000.01 - 45,000.00.........         340           0.71        11,982,133.07        1.44        5.24          740
45,000.01 - 50,000.00.........          96           0.20         3,765,560.17        0.45        5.92          726
50,000.01 - 55,000.00.........          26           0.05         1,203,769.14        0.14        6.70          723
60,000.01 >=..................           2           0.00            96,589.90        0.01        4.92          759
                                    ------         ------      ---------------      ------        ----          ---
TOTAL:........................      47,766         100.00%     $830,678,326.05      100.00%       6.18%         743
                                    ======         ======      ===============      ======        ====          ===

----------
(1)  Weighted by Initial Pool Balance as of the Cutoff Date.

(2)  Weighted average FICO scores are weighted by Initial Pool Balance as of the
     Cutoff Date and calculated excluding accounts for which we do not have a
     FICO score.

(3)  FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

          DISTRIBUTION OF THE RECEIVABLES BY ORIGINAL TERM TO MATURITY
              (Percentages may not add to 100.00% due to rounding)

                                               PERCENTAGE OF                                                 WEIGHTED
                                                 AGGREGATE                        PERCENTAGE    WEIGHTED     AVERAGE
      RANGE OF ORIGINAL           NUMBER OF      NUMBER OF         INITIAL         OF INITIAL    AVERAGE      FICO
  TERM TO MATURITY (MONTHS)      RECEIVABLES    RECEIVABLES      POOL BALANCE    POOL BALANCE    APR(1)    SCORES(2)(3)
------------------------------   -----------   -------------   ---------------   ------------   --------   ------------

13 - 24.......................         400           0.84%     $  3,569,224.76        0.43%       5.23%         779
25 - 36.......................       6,426          13.45        95,070,292.86       11.44        3.45          783
37 - 48.......................       3,071           6.43        43,828,803.36        5.28        6.52          754
49 - 60.......................      32,384          67.80       585,031,445.69       70.43        6.39          735
61 - 72.......................       5,485          11.48       103,178,559.38       12.42        7.44          751
                                    ------         ------      ---------------      ------        ----          ---
TOTAL:........................      47,766         100.00%     $830,678,326.05      100.00%       6.18%         743
                                    ======         ======      ===============      ======        ====          ===

----------
(1)  Weighted by Initial Pool Balance as of the Cutoff Date.

(2)  Weighted average FICO scores are weighted by Initial Pool Balance as of the
     Cutoff Date and calculated excluding accounts for which we do not have a
     FICO score.

(3)  FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

                                      S-41

     DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERM TO MATURITY AS OF THE
                                   CUTOFF DATE
              (Percentages may not add to 100.00% due to rounding)

                                               PERCENTAGE OF                                                 WEIGHTED
                                                 AGGREGATE                        PERCENTAGE    WEIGHTED     AVERAGE
      RANGE OF REMAINING          NUMBER OF      NUMBER OF         INITIAL         OF INITIAL    AVERAGE      FICO
  TERM TO MATURITY (MONTHS)      RECEIVABLES    RECEIVABLES      POOL BALANCE    POOL BALANCE    APR(1)    SCORES(2)(3)
------------------------------   -----------   -------------   ---------------   ------------   --------   ------------

 1 - 12.......................         318           0.67%     $  1,209,785.28        0.15%       5.45%         763
13 - 24.......................       1,770           3.71        16,142,071.37        1.94        4.46          776
25 - 36.......................       7,865          16.47       109,786,161.96       13.22        4.02          768
37 - 48.......................       7,724          16.17       118,603,889.36       14.28        6.68          734
49 - 60.......................      28,595          59.86       551,191,804.62       66.35        6.42          740
61 - 72.......................       1,494           3.13        33,744,613.46        4.06        8.44          738
                                    ------         ------      ---------------      ------        ----          ---
TOTAL:........................      47,766         100.00%     $830,678,326.05      100.00%       6.18%         743
                                    ======         ======      ===============      ======        ====          ===

----------
(1)  Weighted by Initial Pool Balance as of the Cutoff Date.

(2)  Weighted average FICO scores are weighted by Initial Pool Balance as of the
     Cutoff Date and calculated excluding accounts for which we do not have a
     FICO score.

(3)  FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

     DISTRIBUTION OF THE RECEIVABLES BY CREDIT GRADE AT TIME OF ORIGINATION
              (Percentages may not add to 100.00% due to rounding)

                                               PERCENTAGE OF                                        WEIGHTED
                                                 AGGREGATE                        PERCENTAGE         AVERAGE        RANGE OF
                                  NUMBER OF      NUMBER OF         INITIAL         OF INITIAL         FICO           FICO
        CREDIT GRADE(1)          RECEIVABLES    RECEIVABLES      POOL BALANCE    POOL BALANCE   SCORES(2)(3)(4)   SCORES(3)(4)
------------------------------   -----------   -------------   ---------------   ------------   ---------------   ------------

A.............................      34,265          71.74%     $601,853,325.00       72.45%           774            515-886
B.............................       7,343          15.37       128,024,080.46       15.41            690            444-900
C.............................       4,156           8.70        67,956,632.03        8.18            641            409-758
D.............................       2,002           4.19        32,844,288.56        3.95            571            413-832
                                    ------         ------      ---------------      ------            ---            -------
TOTAL:........................      47,766         100.00%     $830,678,326.05      100.00%           743            409-900
                                    ======         ======      ===============      ======            ===            =======

----------
(1)  Credit Grade is based on AHFC's classification using proprietary internal scoring methodology in evaluating customers credit quality. We refer you to
     "Receivables--Credit Metric-Credit Grade" in the prospectus for a description of AHFC's scoring methodology.

(2)  Weighted by Initial Pool Balance as of the Cutoff Date.

(3)  Weighted average FICO scores and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(4)  FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

                                      S-42

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     For more detailed information regarding maturity and prepayment considerations with respect to the notes we refer you to "Weighted Average Life of the Securities" in the accompanying prospectus and "Risk Factors--You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust" in the accompanying prospectus.

     Except upon the occurrence of an event of default, no principal payments will be made on the class A-2 notes until the class A-1 notes have been paid in full; no principal payments will be made on the class A-3 notes until the class
A-1 and class A-2 notes have been paid in full; and no principal payments will be made on the class A-4 notes until the class A-1, class A-2 and class A-3 notes have been paid in full. However, following an event of default, principal payments will be made first to the holders of the class A-1 notes until they have been paid in full and after the class A-1 notes have been paid in full, principal payments will be made to the class A-2 notes, the class A-3 notes and the class A-4 notes on a pro rata basis, based on the outstanding principal balance of those classes of notes. We refer you to "The Notes--The
Indenture--Events of Default; Rights Upon Event of Default" in the accompanying prospectus for a more detailed description of the events of default. In addition, no principal payments will be made on the certificates until the class
A-1 and class A-2 notes have been paid in full. We refer you to "Payments on the
Notes" in this prospectus supplement.

     In addition, the proceeds of any liquidation of the assets of the trust may be insufficient to pay in full all accrued interest on and principal of each outstanding class of notes. In addition, if the Swap Agreement is terminated, the trust may be obligated to make a SWAP TERMINATION PAYMENT to the Swap
Counterparty in an amount that the trust cannot estimate as of the date of this prospectus supplement. Certain of these Swap Termination Payments paid by the trust may reduce the amounts available to be paid to noteholders.

     Because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of notes could occur significantly earlier or later than their respective final scheduled payment dates set forth on the front cover in this prospectus supplement. Noteholders will bear the risk of being able to reinvest principal payments at yields at least equal to the yield on their respective classes of notes. No assurance can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

     Although the Receivables have different APRs, disproportionate rates of prepayments of Receivables with APRs greater than or less than the REQUIRED RATE will generally not affect your yield. However, higher rates of prepayments of
Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the reserve fund.

             DELINQUENCIES, REPOSSESSIONS AND LOAN LOSS INFORMATION

     Set forth below is information concerning AHFC's experience with respect to its entire portfolio of new and used Honda and Acura motor vehicle retail installment sale contracts, which includes contracts sold by but still being serviced by AHFC. Credit losses are an expected cost of extending credit and are considered in AHFC's rate-setting process. AHFC's strategy is to minimize credit losses while providing financing support for the sale of new or used Honda and
Acura motor vehicles.

     AHFC establishes an allowance for expected credit losses and deducts amounts reflecting charge-offs against such allowance. For retail financing, the account balance related to a retail installment sale contract is charged against the allowance for credit losses when the contract has been delinquent for 120 days, unless AHFC has repossessed the collateral associated with the contract.
In these cases, the account balances are

                                      S-43

not charged against the allowance for credit losses until AHFC has either sold the repossessed motor vehicle or held it in repossession inventory for more than
90 days. AHFC credits any recoveries from charge-offs related to a retail installment sale contract to the allowance.

     Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of AHFC. There is no assurance that AHFC's delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the trust with respect to the contracts, will be similar to that set forth below.

     There can be no assurance that the behavior of the Receivables included in the trust will be comparable to AHFC's experience shown in the following tables.
The percentages in the tables below have not been adjusted to eliminate the effect of the growth of AHFC's portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

     In the table below, the period of delinquency for each reporting period is based on the number of days more than 10% of a scheduled payment on a cumulative basis is contractually past due.

                          DELINQUENCY EXPERIENCE(1)(5)
                             (DOLLARS IN THOUSANDS)

                                                                           AT MARCH 31,
                                  AT JUNE 30,   -------------------------------------------------------------------
                                      2007          2007          2006          2005          2004          2003
                                  -----------   -----------   -----------   -----------   -----------   -----------

Principal Amount
   Outstanding(2) .............   $25,955,171   $25,073,491   $23,491,058   $21,675,813   $19,182,852   $14,951,026
   Delinquencies(3)
   30 - 59 Days ...............   $   309,068   $   274,819   $   199,384   $   222,962   $   166,140   $   132,063
   60 - 89 Days ...............   $    74,235   $    41,289   $    24,538   $    32,616   $    20,744   $    20,066
   90 Days or more ............   $    16,583   $    10,886   $     6,640   $     8,173   $     8,175   $     6,444
   Repossessions(4) ...........   $    50,678   $    53,724   $    48,218   $    38,698   $    39,621   $    34,003
                                  -----------   -----------   -----------   -----------   -----------   -----------
Total
   Delinquencies and
   Repossession................   $   450,564   $   380,718   $   278,779   $   302,448   $   234,680   $   192,575
Total
   Delinquencies and
   Repossessions as a
   Percentage of
   Principal Amount
   Outstanding ................          1.74%         1.52%         1.19%         1.40%         1.22%         1.29%

----------
(1)  Includes contracts that have been sold but are still being serviced by
     AHFC.

(2)  Remaining principal balance and unearned finance charges for all outstanding contracts.

(3)  The period of delinquency is based on the number of days more than 10% of the scheduled payment is contractually past due.

(4)  Amounts shown represent the outstanding principal balance for contracts for which the related vehicle had been repossessed and not yet liquidated.

(5)  Totals may not add exactly due to rounding.

                                      S-44

                NET CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)(6)
                             (DOLLARS IN THOUSANDS)

                                  FOR THE
                                 3 MONTHS
                                   ENDED                          FOR THE FISCAL YEAR ENDED MARCH 31,
                                  JUNE 30,      -------------------------------------------------------------------
                                    2007            2007          2006        2005(7)         2004          2003
                                -----------     -----------   -----------   -----------   -----------   -----------

Principal Amount
   Outstanding(2) ...........   $25,955,171     $25,073,491   $23,491,058   $21,675,813   $19,182,852   $14,951,026
Average Principal Amount
   Outstanding(3) ...........   $25,604,514     $24,593,627   $23,301,426   $20,560,013   $17,534,004   $13,304,416
Number of Contracts
   Outstanding ..............     1,989,283       1,945,542     1,842,110     1,676,573     1,494,783     1,211,052
Average Number of Contracts
   Outstanding(3).. .........     1,971,644       1,912,004     1,793,363     1,594,579     1,374,183     1,096,382
Number of Repossessions .....         5,155          20,599        19,361        16,551        13,701         9,647
Number of Repossessions as a
   Percentage of the Average
   Number of Contracts
   Outstanding(3) ...........          1.05%(8)        1.08%         1.08%         1.04%         1.00%         0.88%
Gross Charge-Offs(4) ........   $    51,246     $   208,001   $   193,081   $   177,080   $   126,415   $    86,215
Recoveries(5) ...............   $    24,980     $    94,421   $    83,648   $    59,908   $    36,989   $    23,344
                                -----------     -----------   -----------   -----------   -----------   -----------
Net Losses ..................   $    26,266     $   113,580   $   109,434   $   117,172   $    89,426   $    62,871
Net Losses as a Percentage of
   Average Principal
   Amount Outstanding(3) ....          0.41%(8)        0.46%         0.47%         0.57%         0.51%         0.47%

----------
(1)  Includes contracts that have been sold but are still being serviced by
     AHFC.

(2)  Remaining principal balance and unearned finance charges for all outstanding contracts.

(3)  Average of the loan balance or number of contracts, as the case may be, is calculated for a period by dividing the total monthly amounts by the number of months in the period.

(4)  Amount charged-off is the remaining principal balance, excluding any expenses associated with collection, repossession or disposition of the related vehicle, plus earned but not yet received finance charges, net of any proceeds collected prior to charge-off.

(5)  Proceeds received on previously charged-off contracts.

(6)  Totals may not add exactly due to rounding.

(7)  Net Credit Losses for the fiscal year ended March 31, 2005, were adversely affected by a temporary servicing disruption that resulted from the implementation of a new servicing computer system in August 2004.

(8)  Annualized.

                                  STATIC POOLS

     At our website http://regab.honda.com/2007-3 we have published charts that reflect the static pool performance data of previous securitizations of the sponsor. The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this prospectus supplement, the prospectus or the related registration statement. We caution you that this pool of Receivables may not perform in a similar manner to the receivables in other trusts.

                                      S-45

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     Prepayments on motor vehicle receivables can be measured relative to a payment standard or model. The model used in this prospectus supplement, the
Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.
ABS further assumes that all the receivables in question are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1.0% ABS rate means that
1.0% of the receivables, or 100 receivables, prepay each month.

     ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of the payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the
Receivables, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates.

     Reinvestment risk associated with early payment of the notes of any class will be borne exclusively by the holders of such notes.

     The ABS TABLES have been prepared on the basis of the characteristics of the Receivables described under "The Receivables" above. The ABS Tables assume that:

          o    the Receivables prepay in full at the specified constant
               percentage of ABS monthly, with no defaults, losses or
               repurchases,

          o    each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days,

          o    payments are made on the notes on each PAYMENT DATE (and each such date is assumed to be the 15th day of each applicable month),

          o    there is no SWAP TERMINATION,

          o    the net of swap payments from the trust to the Swap Counterparty and swap payments from the Swap Counterparty to the trust is zero,

          o    the balance in the reserve fund on each Payment Date is the required amount described under "Credit Enhancement--Reserve
               Fund",

          o    except as indicated in the ABS Tables, the servicer does not exercise its option to purchase the Receivables on the earliest
               Payment Date on which such option may be exercised. The
               hypothetical pools each have a cut-off date of August 1, 2007.
               The ABS Tables indicate the projected weighted average life of each class of notes and set forth the percentage of the initial principal amount of each class of notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages and

          o    the class A-3 and class A-4 notes accrue interest at fixed rates.

     The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date)
will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                      S-46

                                            WEIGHTED
                                             AVERAGE          WEIGHTED
                AGGREGATE     WEIGHTED      REMAINING         AVERAGE         ORIGINAL
                PRINCIPAL      AVERAGE   TERM TO MATURITY       AGE       TERM TO MATURITY
POOL             BALANCE         APR        (IN MONTHS)     (IN MONTHS)      (IN MONTHS)
---------   ---------------   --------   ----------------   -----------   ----------------

 1          $  1,209,785.28    5.454%           10               39              49
 2          $ 16,142,071.37    4.462%           21               18              39
 3          $109,786,161.96    4.022%           31                9              40
 4          $118,603,889.36    6.683%           44               14              58
 5          $551,191,804.62    6.419%           55                6              61
 6          $ 33,744,613.46    8.441%           65                6              71
TOTAL ...   $830,678,326.05

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes.

                                      S-47

    PERCENTAGE OF INITIAL CLASS A-1 NOTE PRINCIPAL AT VARIOUS ABS PERCENTAGES

PAYMENT DATE                      0.50%    1.00%    1.30%    1.50%    1.70%    2.00%
------------------------------   ------   ------   ------   ------   ------   ------

Closing Date..................   100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
September 15, 2007............    90.43    88.21    86.78    85.78    84.74    83.10
October 15, 2007..............    80.90    76.55    73.75    71.79    69.76    66.53
November 15, 2007.............    71.41    65.02    60.91    58.03    55.04    50.30
December 15, 2007.............    61.96    53.62    48.25    44.50    40.60    34.42
January 15, 2008..............    52.56    42.36    35.79    31.20    26.43    18.88
February 15, 2008.............    43.20    31.22    23.51    18.13    12.54     3.69
March 15, 2008................    33.89    20.22    11.43     5.30     0.00     0.00
April 15, 2008................    24.62     9.36     0.00     0.00     0.00     0.00
May 15, 2008..................    15.40     0.00     0.00     0.00     0.00     0.00
June 15, 2008.................     6.22     0.00     0.00     0.00     0.00     0.00
July 15, 2008.................     0.00     0.00     0.00     0.00     0.00     0.00
Weighted Average Life To
   Maturity (years)(1)(2).....     0.46     0.38     0.34     0.32     0.30     0.28
Weighted Average Life To Call
   (years)(1)(3)..............     0.46     0.38     0.34     0.32     0.30     0.28

----------
(1)  The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)  This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(3)  This calculation assumes that the servicer exercises its option to purchase the Receivables on the earliest Payment Date on which it is permitted.

In calculating the Expected Final Payment Date shown on the cover to this prospectus supplement, an ABS percentage of 1.3% was utilized and the servicer's option to purchase the Receivables was assumed to be exercised on the earliest
Payment Date on which it is permitted. The actual Payment Date on which the class A-1 notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                      S-48

    PERCENTAGE OF INITIAL CLASS A-2 NOTE PRINCIPAL AT VARIOUS ABS PERCENTAGES

PAYMENT DATE                      0.50%    1.00%    1.30%    1.50%    1.70%    2.00%
------------------------------   ------   ------   ------   ------   ------   ------

Closing Date..................   100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
September 15, 2007............   100.00   100.00   100.00   100.00   100.00   100.00
October 15, 2007..............   100.00   100.00   100.00   100.00   100.00   100.00
November 15, 2007.............   100.00   100.00   100.00   100.00   100.00   100.00
December 15, 2007.............   100.00   100.00   100.00   100.00   100.00   100.00
January 15, 2008..............   100.00   100.00   100.00   100.00   100.00   100.00
February 15, 2008.............   100.00   100.00   100.00   100.00   100.00   100.00
March 15, 2008................   100.00   100.00   100.00   100.00    98.91    88.69
April 15, 2008................   100.00   100.00    99.54    92.60    85.38    74.00
May 15, 2008..................   100.00    98.61    87.68    80.06    72.14    59.66
June 15, 2008.................   100.00    87.87    76.03    67.77    59.19    45.69
July 15, 2008.................    97.10    77.32    64.61    55.76    46.56    32.09
August 15, 2008...............    87.94    66.91    53.40    43.99    34.22    18.84
September 15, 2008............    78.82    56.63    42.39    32.47    22.17     5.96
October 15, 2008..............    69.75    46.50    31.59    21.19    10.41     0.00
November 15, 2008.............    60.73    36.52    20.99    10.17     0.00     0.00
December 15, 2008.............    51.75    26.68    10.60     0.00     0.00     0.00
January 15, 2009..............    42.83    16.98     0.41     0.00     0.00     0.00
February 15, 2009.............    33.95     7.44     0.00     0.00     0.00     0.00
March 15, 2009................    25.12     0.00     0.00     0.00     0.00     0.00
April 15, 2009................    16.35     0.00     0.00     0.00     0.00     0.00
May 15, 2009..................     7.62     0.00     0.00     0.00     0.00     0.00
June 15, 2009.................     0.00     0.00     0.00     0.00     0.00     0.00
Weighted Average Life To
   Maturity (years)(1)(2).....     1.37     1.16     1.05     0.98     0.92     0.83
Weighted Average Life To Call
   (years)(1)(3)..............     1.37     1.16     1.05     0.98     0.92     0.83

----------
(1)  The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the
     Note.

(2)  This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(3)  This calculation assumes that the servicer exercises its option to purchase the Receivables on the earliest Payment Date on which it is permitted.

In calculating the Expected Final Payment Date shown on the cover to this prospectus supplement, an ABS percentage of 1.3% was utilized and the servicer's option to purchase the Receivables was assumed to be exercised on the earliest
Payment Date on which it is permitted. The actual Payment Date on which the class A-2 notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                      S-49

    PERCENTAGE OF INITIAL CLASS A-3 NOTE PRINCIPAL AT VARIOUS ABS PERCENTAGES

PAYMENT DATE                      0.50%    1.00%    1.30%    1.50%    1.70%    2.00%
------------------------------   ------   ------   ------   ------   ------   ------

Closing Date..................   100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
September 15, 2007............   100.00   100.00   100.00   100.00   100.00   100.00
October 15, 2007..............   100.00   100.00   100.00   100.00   100.00   100.00
November 15, 2007.............   100.00   100.00   100.00   100.00   100.00   100.00
December 15, 2007.............   100.00   100.00   100.00   100.00   100.00   100.00
January 15, 2008..............   100.00   100.00   100.00   100.00   100.00   100.00
February 15, 2008.............   100.00   100.00   100.00   100.00   100.00   100.00
March 15, 2008................   100.00   100.00   100.00   100.00   100.00   100.00
April 15, 2008................   100.00   100.00   100.00   100.00   100.00   100.00
May 15, 2008..................   100.00   100.00   100.00   100.00   100.00   100.00
June 15, 2008.................   100.00   100.00   100.00   100.00   100.00   100.00
July 15, 2008.................   100.00   100.00   100.00   100.00   100.00   100.00
August 15, 2008...............   100.00   100.00   100.00   100.00   100.00   100.00
September 15, 2008............   100.00   100.00   100.00   100.00   100.00   100.00
October 15, 2008..............   100.00   100.00   100.00   100.00   100.00    93.52
November 15, 2008.............   100.00   100.00   100.00   100.00    98.96    81.51
December 15, 2008.............   100.00   100.00   100.00    99.40    87.92    69.86
January 15, 2009..............   100.00   100.00   100.00    89.00    77.18    58.58
February 15, 2009.............   100.00   100.00    90.55    78.85    66.73    47.68
March 15, 2009................   100.00    98.06    80.90    68.96    56.59    37.15
April 15, 2009................   100.00    88.92    71.47    59.33    46.75    26.99
May 15, 2009..................   100.00    79.92    62.24    49.95    37.21    17.21
June 15, 2009.................    99.30    71.36    53.48    41.04    28.16     7.94
July 15, 2009.................    91.11    62.94    44.91    32.38    19.40     0.00
August 15, 2009...............    82.97    54.67    36.56    23.97    10.93     0.00
September 15, 2009............    74.88    46.53    28.41    15.80     2.76     0.00
October 15, 2009..............    66.84    38.55    20.46     7.90     0.00     0.00
November 15, 2009.............    58.84    30.71    12.73     0.24     0.00     0.00
December 15, 2009.............    50.90    23.03     5.21     0.00     0.00     0.00
January 15, 2010..............    43.01    15.49     0.00     0.00     0.00     0.00
February 15, 2010.............    35.17     8.10     0.00     0.00     0.00     0.00
March 15, 2010................    27.38     0.86     0.00     0.00     0.00     0.00
April 15, 2010................    21.14     0.00     0.00     0.00     0.00     0.00
May 15, 2010..................    14.94     0.00     0.00     0.00     0.00     0.00
June 15, 2010.................     8.78     0.00     0.00     0.00     0.00     0.00
July 15, 2010.................     2.65     0.00     0.00     0.00     0.00     0.00
August 15, 2010...............     0.00     0.00     0.00     0.00     0.00     0.00
Weighted Average Life To
   Maturity (years)(1)(2).....     2.38     2.08     1.90     1.78     1.67     1.51
Weighted Average Life To Call
   (years)(1)(3)..............     2.38     2.08     1.90     1.78     1.67     1.51

----------
(1)  The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the
     Note.

(2)  This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(3)  This calculation assumes that the servicer exercises its option to purchase the Receivables on the earliest Payment Date on which it is permitted.

In calculating the Expected Final Payment Date shown on the cover to this prospectus supplement, an ABS percentage of 1.3% was utilized and the servicer's option to purchase the Receivables was assumed to be exercised on the earliest
Payment Date on which it is permitted. The actual Payment Date on which the class A-3 notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

          This table has been prepared based on the assumptions herein
(including the assumptions regarding the characteristics and performance of the
Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                      S-50

    PERCENTAGE OF INITIAL CLASS A-4 NOTE PRINCIPAL AT VARIOUS ABS PERCENTAGES

PAYMENT DATE                      0.50%    1.00%    1.30%    1.50%    1.70%    2.00%
------------------------------   ------   ------   ------   ------   ------   ------

Closing Date..................   100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
September 15, 2007............   100.00   100.00   100.00   100.00   100.00   100.00
October 15, 2007..............   100.00   100.00   100.00   100.00   100.00   100.00
November 15, 2007.............   100.00   100.00   100.00   100.00   100.00   100.00
December 15, 2007.............   100.00   100.00   100.00   100.00   100.00   100.00
January 15, 2008..............   100.00   100.00   100.00   100.00   100.00   100.00
February 15, 2008.............   100.00   100.00   100.00   100.00   100.00   100.00
March 15, 2008................   100.00   100.00   100.00   100.00   100.00   100.00
April 15, 2008................   100.00   100.00   100.00   100.00   100.00   100.00
May 15, 2008..................   100.00   100.00   100.00   100.00   100.00   100.00
June 15, 2008.................   100.00   100.00   100.00   100.00   100.00   100.00
July 15, 2008.................   100.00   100.00   100.00   100.00   100.00   100.00
August 15, 2008...............   100.00   100.00   100.00   100.00   100.00   100.00
September 15, 2008............   100.00   100.00   100.00   100.00   100.00   100.00
October 15, 2008..............   100.00   100.00   100.00   100.00   100.00   100.00
November 15, 2008.............   100.00   100.00   100.00   100.00   100.00   100.00
December 15, 2008.............   100.00   100.00   100.00   100.00   100.00   100.00
January 15, 2009..............   100.00   100.00   100.00   100.00   100.00   100.00
February 15, 2009.............   100.00   100.00   100.00   100.00   100.00   100.00
March 15, 2009................   100.00   100.00   100.00   100.00   100.00   100.00
April 15, 2009................   100.00   100.00   100.00   100.00   100.00   100.00
May 15, 2009..................   100.00   100.00   100.00   100.00   100.00   100.00
June 15, 2009.................   100.00   100.00   100.00   100.00   100.00   100.00
July 15, 2009.................   100.00   100.00   100.00   100.00   100.00    99.04
August 15, 2009...............   100.00   100.00   100.00   100.00   100.00    90.61
September 15, 2009............   100.00   100.00   100.00   100.00   100.00    82.54
October 15, 2009..............   100.00   100.00   100.00   100.00    94.96    74.83
November 15, 2009.............   100.00   100.00   100.00   100.00    87.49    67.49
December 15, 2009.............   100.00   100.00   100.00    92.94    80.31    60.52
January 15, 2010..............   100.00   100.00    97.94    85.90    73.44    53.93
February 15, 2010.............   100.00   100.00    90.94    79.11    66.88    47.71
March 15, 2010................   100.00   100.00    84.16    72.58    60.61    41.87
April 15, 2010................   100.00    95.02    78.54    67.11    55.29    36.80*
May 15, 2010..................   100.00    89.30    73.08    61.84    50.21    32.03
June 15, 2010.................   100.00    83.70    67.80    56.77    45.38    27.56
July 15, 2010.................   100.00    78.22    62.68    51.91    40.79    23.39
August 15, 2010...............    96.62    72.86    57.74    47.26    36.44*   19.53
September 15, 2010............    90.66    67.62    52.97    42.82    32.35    16.26
October 15, 2010..............    84.73    62.51    48.38    38.59*   28.50    13.22
November 15, 2010.............    78.85    57.52    43.96    34.58    24.91    10.41
December 15, 2010.............    73.01    52.65    39.72    30.78    21.57     7.85
January 15, 2011..............    67.21    47.91    35.66*   27.20    18.49     5.52
February 15, 2011.............    61.46    43.29    31.79    23.84    15.67     3.44
March 15, 2011................    55.74    38.80*   28.09    20.71    13.11     1.60
April 15, 2011................    50.07    34.44    24.58    17.79    10.82     0.00
May 15, 2011..................    45.54    30.91    21.67    15.31     8.78     0.00
June 15, 2011.................    41.04    27.47    18.90    13.01     6.95     0.00
July 15, 2011.................    36.57*   24.13    16.28    10.87     5.32     0.00
August 15, 2011...............    32.14    20.90    13.81     8.92     3.90     0.00
September 15, 2011............    27.75    17.77    11.48     7.14     2.69     0.00
October 15, 2011..............    23.39    14.75     9.30     5.54     1.68     0.00
November 15, 2011.............    19.06    11.83     7.27     4.12     0.89     0.00
December 15, 2011.............    14.78     9.02     5.39     2.88     0.31     0.00
January 15, 2012..............    10.52     6.31     3.66     1.83     0.00     0.00
February 15, 2012.............     6.31     3.72     2.09     0.96     0.00     0.00
March 15, 2012................     2.13     1.23     0.67     0.28     0.00     0.00
April 15, 2012................     1.91     1.08     0.56     0.21     0.00     0.00
May 15, 2012..................     1.69     0.94     0.47     0.14     0.00     0.00
June 15, 2012.................     1.47     0.80     0.38     0.09     0.00     0.00
July 15, 2012.................     1.26     0.67     0.30     0.05     0.00     0.00
August 15, 2012...............     1.04     0.55     0.23     0.02     0.00     0.00
September 15, 2012............     0.83     0.43     0.17     0.00     0.00     0.00
October 15, 2012..............     0.62     0.31     0.11     0.00     0.00     0.00

                                      S-51

PAYMENT DATE                      0.50%    1.00%    1.30%    1.50%    1.70%    2.00%
------------------------------   ------   ------   ------   ------   ------   ------

November 15, 2012.............     0.41     0.20     0.07     0.00     0.00     0.00
December 15, 2012.............     0.21     0.10     0.03     0.00     0.00     0.00
January 15, 2013..............     0.00     0.00     0.00     0.00     0.00     0.00
Weighted Average Life To
   Maturity (years)(1)(2).....     3.75     3.48     3.25     3.08     2.88     2.57
Weighted Average Life To Call
     (years)(1)(3)............     3.60     3.27     3.06     2.86     2.69     2.41
*Month of Optional
   Purchase(3)................   Jul-11   Mar-11   Jan-11   Oct-10   Aug-10   Apr-10

----------
(1)  The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the
     Note.

(2)  This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(3)  This calculation assumes that the servicer exercises its option to purchase the Receivables on the earliest Payment Date on which it is permitted.

In calculating the Expected Final Payment Date shown on the cover to this prospectus supplement, an ABS percentage of 1.3% was utilized and the servicer's option to purchase the Receivables was assumed to be exercised on the earliest
Payment Date on which it is permitted. The actual Payment Date on which the class A-4 notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                      S-52

                                  NOTE FACTORS

     The "NOTE POOL FACTOR" with respect to any class of notes will be a seven-digit decimal indicating the principal amount of that class of notes as of the close of business on the Payment Date in that month as a fraction of the respective principal amount thereof as of the Closing Date. The servicer will compute the Note Pool Factor each month for each class of notes. Each Note Pool
Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of notes. The portion of the principal amount of any class of notes for a given month allocable to a noteholder can be determined by multiplying the original denomination of the holder's note by the related Note Pool Factor for that month.

                            STATEMENTS TO NOTEHOLDERS

     Pursuant to the indenture, the sale and servicing agreement, the administration agreement and the trust agreement (collectively, the "TRANSFER
AND SERVICING AGREEMENTS"), the noteholders and the Swap Counterparty will receive monthly reports concerning the payments received on the Receivables, the
Pool Balance, the related Note Pool Factors and various other items of information pertaining to the trust. Noteholders of record during each calendar year will be furnished upon written request information by the indenture trustee or the owner trustee, as appropriate, required for tax reporting purposes not later than the latest date permitted by law. We refer you to "Description of the
Transfer and Servicing Agreements--Statements to Securityholders" in the
accompanying prospectus for a more detailed description of the reports to be sent to noteholders.

                                 USE OF PROCEEDS

     The depositor will use the net proceeds from the sale of the notes to purchase the Receivables from AHFC pursuant to the receivables purchase agreement, and to fund the reserve fund and the yield supplement account.

                THE DEPOSITOR, THE ADMINISTRATOR AND THE SERVICER

     Information regarding American Honda Receivables Corp. and American Honda
Finance Corporation are set forth under the captions "The Depositor" and "The
Sponsor, Originator, Administrator and Servicer" respectively, in the accompanying prospectus.

                                    THE NOTES

GENERAL

     The notes will be issued pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed indenture will be filed with the Securities and Exchange Commission following the issuance of the notes. The following summary describes material terms of the notes and the indenture and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus.

PAYMENTS OF INTEREST

     The class A-1 notes and class A-2 notes will bear interest at a fixed rate on the principal balance of such class as set forth on the cover of this prospectus supplement. The class A-3 notes and class A-4 notes will constitute
Floating Rate Securities, as such term is defined under "Certain Information
Regarding the Securities--Floating Rate Securities" in the accompanying prospectus, and will bear interest at a floating rate on the principal balance of such class. The rates of interest on the class A-3 notes and class A-4 notes will be based on ONE-MONTH LIBOR as of the related LIBOR DETERMINATION DATE.
Interest will be due and payable to the noteholders on each Payment Date commencing September 17, 2007.

                                      S-53

     Interest on the outstanding principal amount of class A-1 notes, class A-3 notes and class A-4 notes will accrue at the related interest rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Payment Date) to but excluding the current Payment Date; provided, that with respect to the class A-3 notes and class A-4 notes, One-Month LIBOR will be determined on the LIBOR
Determination Date. Interest on the class A-2 notes will accrue at the related interest rate from and including the 15th day of the month (or from and including the Closing Date with respect to the first Payment Date) to and excluding the 15th day of the following calendar month.

     The administrator will determine One-Month LIBOR as described under the heading "Certain Information Regarding the Securities--Floating Rate Securities"
in the accompanying prospectus.

     Interest on the class A-1 notes, class A-3 notes and class A-4 notes will be calculated on the basis of the actual number of days in the related INTEREST
PERIOD divided by 360, and interest on the class A-2 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable interest rate (to the extent lawful). Interest payments on the notes will generally be made from AVAILABLE
AMOUNTS and from amounts on deposit in the reserve fund, after the SERVICING
FEE, non-recoverable ADVANCES, net swap payments owed to the Swap Counterparty and all accrued and unpaid trustees' fees, and any amounts due to the trustees for their respective fees and reimbursement of expenses or in respect of indemnification and other administrative fees of the trust, but only to the extent not otherwise paid by the administrator (which we refer to in this prospectus supplement as the "TRUST FEES AND EXPENSES"); provided, however, that until the notes have been paid in full or unless an event of default has occurred, the annual amount paid to the trustees out of the Available Amounts prior to payments on the notes shall not exceed $100,000. We refer you to
"Credit Enhancement--Reserve Fund" and "Payments on the Notes" in this prospectus supplement.

     In order to issue the class A-3 notes and class A-4 notes bearing interest at a floating rate when the Receivables bear fixed interest rates, the trust will enter into a Swap Agreement with the Swap Counterparty, as described under
"The Swap Agreement" in this prospectus supplement.

     Interest payments to holders of the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes will have the same priority and will be paid on a pari passu basis with SENIOR SWAP TERMINATION PAYMENTS due to the
Swap Counterparty under the Swap Agreement. If there are insufficient Available
Amounts after payment of trust obligations with higher priorities, the amount available for interest payments could be less than the amount of interest payable on the notes and the Senior Swap Termination Payments due to the Swap
Counterparty on any Payment Date. In this case the holders of the notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on the notes on a pari passu basis with Senior Swap Termination
Payments due to the Swap Counterparty under the Swap Agreement.

PAYMENTS OF PRINCIPAL

     The final scheduled payment date and expected final payment date for each class of notes are set forth on the cover of this prospectus supplement.
Payments of principal on each Payment Date will be made only to the extent of
Available Amounts and the failure to pay principal in full on a class of notes will result in an event of default only on the related final scheduled payment date for such class. Until the notes have been paid in full, principal payments to noteholders will be made on each Payment Date in the amount and order of priority described in this prospectus supplement under "Payments on the
Notes--Payment of Distributable Amounts." On each Payment Date, principal of the notes will be payable generally in an amount equal to the NOTEHOLDERS'
PERCENTAGE of the PRINCIPAL DISTRIBUTABLE AMOUNT. Principal payments on the notes will be made from Available Amounts after the Servicing Fee, non-recoverable Advances, net swap payments owed to the Swap Counterparty,
Senior Swap Termination Payments owed to the Swap

                                      S-54

Counterparty and Trust Fees and Expenses have been paid and after the
NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT has been distributed. Notwithstanding the foregoing, if amounts actually allocated to the noteholders on any Payment
Date is less than the NOTEHOLDERS' DISTRIBUTABLE AMOUNT, funds will be withdrawn from the reserve fund so that an amount equal to the Noteholders' Distributable
Amount may be allocated to the noteholders.

     Principal payments will be allocated among the notes so that no principal payments will be made on:

          o    the class A-2 notes until the class A-1 notes have been paid in full;

          o    the class A-3 notes until the class A-1 notes and class A-2 notes have been paid in full; and

          o    the class A-4 notes until the class A-1 notes, class A-2 notes and class A-3 notes have been paid in full.

     Notwithstanding the foregoing, on each Payment Date after the acceleration of the notes following an event of default, the notes will receive 100% of the
Principal Distributable Amount until the notes are paid in full. That Principal
Distributable Amount will be paid first to holders of record of each of the class A-1 notes until the class A-1 notes have been paid in full. After the class A-1 notes have been paid in full principal payments will be made to the class A-2 notes, the class A-3 notes and the class A-4 notes on a pro rata basis, based on the principal balance of each class of outstanding notes.
Beginning on the Payment Date on which the notes have been paid in full, the remainder of the Principal Distributable Amount, if any, and on each subsequent
Payment Date, 100% of the Principal Distributable Amount, will be paid to the holders of record of the certificates until the certificates have been paid in full. We refer you to "The Notes--The Indenture--Events of Default; Rights Upon
Event of Default" in the accompanying prospectus for a more detailed description of what would constitute an event of default.

     The actual Payment Date on which the outstanding principal amount of any class of notes is paid may be significantly earlier than its Final Scheduled
Payment Date based on a variety of factors, including the factors described under "Weighted Average Life of the Securities" in the accompanying prospectus.

     If the principal amount of a class of notes has not been paid in full on or prior to the related Final Scheduled Payment Date shown on the front cover of this prospectus supplement, the Noteholders' Principal Distributable Amount for
that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of notes to zero on that Payment Date. We refer you to "Payment on the Notes--Payment of Distributable Amounts" in this prospectus supplement.

     After all amounts due and owed to the noteholders and the
certificateholders have been paid in full (together with any amounts owed to the
Swap Counterparty and any unpaid Trust Fees and Expenses) the depositor will be entitled to any remaining Available Amounts from the collection account.

MODIFICATION OF INDENTURE

     In addition to the requirements set forth under "The Notes--The
Indenture--Modification of Indenture" in the accompanying prospectus, no amendment or supplemental indenture will be effective which materially and adversely affects the rights of the Swap Counterparty without the consent of the
Swap Counterparty; provided, that the Swap Counterparty will be deemed to have given its consent to that amendment or supplemental indenture, as applicable, if it does not object in writing within 10 business days after receipt of a written request for its consent to that amendment or supplemental indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT.

     Upon an event of default under the indenture, the noteholders will have the rights set forth in the prospectus under "The Notes--Indenture--Events of
Default; Rights Upon Event of Default." The

                                      S-55

indenture trustee may sell the Receivables subject to certain conditions set forth in the indenture following an event of default, including a default in the payment of any principal on any note or a default for five days or more in the payment of any interest on any note. In the case of an event of default not involving any such default in payment, the indenture trustee is prohibited from selling the Receivables unless:

     o    the holders of the notes then outstanding (or relevant class or classes of notes) and the Swap Counterparty consent to the sale; or

     o    the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes and certificates and any amounts due to the Swap Counterparty (including any Swap
          Termination Payments) at the date of the sale; or

     o    the indenture trustee determines that the trust estate will not continue to provide sufficient funds to make all payments on the outstanding notes and certificates as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 100% of the aggregate outstanding amount of the most senior notes then outstanding
          (or relevant class or classes of notes) and the Swap Counterparty.

     The Trust Indenture Act of 1939, as amended (which we refer to in this prospectus supplement as the "TIA") requires that upon the occurrence of an
Event of Default, the indenture trustee will be required to resign, and a replacement indenture trustee will be appointed, if, within one year of such
Event of Default, the indenture trustee, or any of its directors or executive officers, is, or is affiliated with, an underwriter (as defined in the TIA) of any of the notes.

NOTICES

     Noteholders will be notified in writing by the indenture trustee of any event of default, any SWAP EVENT OF DEFAULT, any SWAP TERMINATION EVENT, any
SERVICER DEFAULT or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer of the indenture trustee obtaining actual knowledge of these events.

     If notes are issued other than in book-entry form, those notices will be mailed to the addresses of noteholders as they appear in the register maintained by the indenture trustee prior to mailing.

     Those notices will be deemed to have been given on the date of that publication or mailing.

GOVERNING LAW

     The indenture, the Swap Agreement and the notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

MINIMUM DENOMINATIONS

     The notes of each class shall be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in book-entry form and will be registered in the name of
Cede & Co., as the nominee of The Depository Trust Company, the clearing agency.

                                THE CERTIFICATES

GENERAL

     The certificates are not being offered pursuant to this prospectus supplement and all information presented regarding the certificates is given to further a better understanding of the notes. The certificates will be issued pursuant to the terms of the trust agreement, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed trust agreement will be filed with the Securities and

                                      S-56

Exchange Commission following the issuance of the securities. The certificates will evidence undivided ownership interests in the trust created pursuant to the trust agreement.

     The following summary describes material terms of the certificates and the trust agreement. The summary is qualified in its entirety by reference to, all the provisions of the certificates and the trust agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related trust agreement set forth in the accompanying prospectus.

PAYMENTS OF INTEREST

     Interest on the outstanding principal balance of the certificates will accrue during each Interest Period at a fixed rate of interest equal to 0.00%
per annum (which we refer to in this prospectus supplement as the "PASS THROUGH
RATE") and will be payable to the certificateholders on the related Payment
Date.

     Interest due on a Payment Date will accrue during the related Interest
Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions with respect to the certificates generally will be made from Available Amounts after:

          o    payment of the Servicing Fee;

          o    payment of any amounts due to the Swap Counterparty (including any Senior Swap Termination Payments);

          o    payment of accrued and unpaid Trust Fees and Expenses to the trustees; provided that, until the notes have been paid in full or unless an event of default has occurred, the annual amount paid to the trustees out of the Available Amount allocation described herein shall not exceed $100,000; and

          o    distribution of the Noteholders' Distributable Amounts to the
               Noteholders.

     We refer you to "Payments on the Notes--Payment of Distributable Amounts"
in this prospectus supplement.

     Interest payments due for any Payment Date but not paid on that Payment
Date will be due on the next Payment Date increased by an amount equal to interest accrued on that amount at the Pass Through Rate (to the extent lawful).

PAYMENTS OF PRINCIPAL

     No principal payments will be made on the certificates until the class A-1 and class A-2 notes have been paid in full. Thereafter, principal payments of the certificates will be made on each Payment Date from Available Amounts after payments of the Servicing Fee, any amounts due to the Swap Counterparty
(including any Senior Swap Termination Payments), Trust Fees and Expenses, the
Noteholders' Interest Distributable Amount, the Noteholders' Percentage of the
Principal Distributable Amount, and payment of interest, if any, on the certificates.

     Notwithstanding the foregoing, on each Payment Date after the acceleration of the notes following an event of default, the certificates will not receive any of the Principal Distributable Amount until all of the notes have been paid in full.

GOVERNING LAW

     The trust agreement and the certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

                                      S-57

                              PAYMENTS ON THE NOTES

     On or before the 10th calendar day of each month (or, if the 10th day is not a business day, the next succeeding business day) (which we refer to in this prospectus supplement as the "DETERMINATION DATE"), the servicer will inform the owner trustee and the indenture trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the servicer and the Servicing Fee and other servicing compensation payable to the servicer, in each case with respect to the immediately preceding COLLECTION PERIOD. On or prior to each Payment Date, the servicer will also determine the following:

          o    Available Amounts;

          o    Noteholders' Interest Distributable Amount;

          o    CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT;

          o    Principal Distributable Amount;

          o    YIELD SUPPLEMENT WITHDRAWAL AMOUNT, if any;

          o    based on the available funds and other amounts available for payment on the related Payment Date as described below, the amount to be distributed to the noteholders and
               certificateholders; and

          o    net swap amounts payable to the Swap Counterparty, Senior Swap
               Termination Payments owed to the Swap Counterparty, if any, and
               SUBORDINATE SWAP TERMINATION PAYMENTS owed to the Swap
               Counterparty, if any.

     The indenture trustee or the issuing entity, as the case may be, will make payments to the noteholders, certificateholders and the Swap Counterparty in accordance with such information provided by the servicer out of the amounts on deposit in the collection account. The amounts to be distributed to the noteholders, certificateholders and the Swap Counterparty will be determined in the manner described below.

PAYMENT OF DISTRIBUTABLE AMOUNTS

     Prior to each Payment Date, the servicer will calculate the amount to be distributed to the noteholders, certificateholders and the Swap Counterparty. On each Payment Date, the servicer will allocate amounts on deposit in the collection account with respect to the related Collection Period as described below and will instruct the indenture trustee to make the following payments and distributions from amounts on deposit in the collection account in the following amounts and order of priority:

          o    first, to the servicer, the Servicing Fee, including any unpaid
               Servicing Fees with respect to one or more prior Collection
               Periods, and non-recoverable Advances;

          o    second, to the trustees, any accrued and unpaid Trust Fees and
               Expenses, in each case to the extent such Trust Fees and Expenses have not been previously paid by the administrator provided that, until the notes have been paid in full, the annual amount paid to the trustees out of the Available Amount allocation described in this clause second shall not exceed $100,000 unless an event of default has occurred;

          o    third, to the Swap Counterparty, the amount (if positive) of any payment to be made by the trust to the Swap Counterparty on such
               Payment Date, net of any payment to be made by the Swap
               Counterparty to the trust on such Payment Date, in each case calculated pursuant to the Swap Agreement;

                                      S-58

          o    fourth, pro rata, to (a) the noteholders, the Noteholders'
               Interest Distributable Amount, (b) and the Swap Counterparty, any
               Senior Swap Termination Payments, in each case, from remaining
               Available Amounts;

          o    fifth, to the noteholders, the Noteholders' Principal
               Distributable Amount, from remaining Available Amounts;

          o    sixth, to the certificateholders, the Certificateholders'
               Interest Distributable Amount, from remaining Available Amounts;

          o    seventh, after the class A-1 and class A-2 notes have been paid in full, to the certificateholders, the Certificateholders'
               Principal Distributable Amount from remaining Available Amounts;

          o    eighth, to the reserve fund, from Available Amounts remaining, if any, the amount necessary to cause the amount on deposit in that account to equal the Specified Reserve Fund Balance;

          o    ninth, from remaining Available Amounts, to the Swap
               Counterparty, any Subordinate Swap Termination Payments;

          o    tenth, from remaining Available Amounts, to the trustees, any accrued and unpaid Trust Fees and Expenses, in each case to the extent such Trust Fees and Expenses have not been previously paid by the administrator or pursuant to priority second above; and

          o    eleventh, any Available Amounts remaining, to the depositor.

     The Noteholders' Principal Distributable Amount will be allocated among the notes as described above under "The Notes--Payments of Principal."

                               CREDIT ENHANCEMENT

     The protection afforded to the noteholders will be effected both by the preferential right of the noteholders to receive, to the extent described in this prospectus supplement, current distributions on the Receivables, the establishment of the reserve fund, amounts on deposit in the yield supplement account, and the subordination of the certificateholders' and the depositor's right to receive distributions.

SUBORDINATION

     The rights of the certificateholders to receive payments on the Receivables will be subordinated to the rights of the noteholders. The depositor is entitled to receive payments of interest collected on the Receivables and deposited in the collection account with respect to the related Collection Period, which are not used by the trust to make other required payments. The depositor's right to receive this excess interest is subordinated to the payment of principal and interest on the notes and interest, if any on the certificates, and the funding of the reserve fund.

RESERVE FUND

     The reserve fund will be a segregated non-interest bearing trust account in the name of the indenture trustee. The reserve fund will be created with an initial deposit by the depositor on the Closing Date of an amount equal to
$1,246,017.49 (which we refer to in this prospectus supplement as the "RESERVE
FUND INITIAL DEPOSIT"). The reserve fund will thereafter be funded by the deposit therein of all Available Amounts, if any, remaining after the payment of trust obligations with higher payment priorities, on each Payment Date to the extent necessary to restore or bring the amounts on deposit in the reserve fund to the Specified Reserve Fund Balance.

     Amounts held from time to time in the reserve fund (and the yield supplement account) will continue to be held for the benefit of noteholders and certificateholders and may be invested in ELIGIBLE INVESTMENTS.

                                      S-59

Investment income on those investments (net of losses and expenses) will be paid to the depositor, upon the direction of the servicer, to the extent that funds on deposit in the reserve fund exceed the Specified Reserve Fund Balance. If the amount on deposit in the reserve fund on any Payment Date (after giving effect to all deposits to and withdrawals from the reserve fund on that Payment Date)
is greater than the Specified Reserve Fund Balance for that Payment Date, subject to limitations set forth in the Transfer and Servicing Agreements, the indenture trustee will distribute any excess amounts remaining thereafter to the depositor. The noteholders will not have any rights in, or claims to, amounts distributed to the certificateholders or to the depositor.

     The servicer may, from time to time after the date of this prospectus supplement, request each rating agency to approve a formula for determining the
Specified Reserve Fund Balance that is different from those described above or change the manner by which the reserve fund is funded. If each rating agency delivers a letter to the trustees to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the notes, then the Specified Reserve Fund Balance will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any noteholder, to reflect the new calculation.

     Amounts held from time to time in the reserve fund will be held for the benefit of the noteholders, the certificateholders and the Swap Counterparty. On each Payment Date, funds will be withdrawn from the reserve fund to the extent that (a) the amount on deposit in the note distribution account with respect to such Payment Date plus any net swap payments to the trust with respect to such
Payment Date is less than the sum of the Noteholders' Distributable Amount and will be deposited in the note distribution account for distribution to the noteholders or (b) the amount on deposit in the certificate distribution account with respect to such Payment Date is less than the sum of the
Certificateholders' Distributable Amount and will be deposited in the certificate distribution account for distribution to the certificateholders.

     None of the noteholders, the certificateholders, any trustee, the servicer or the depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent
Payment Date to make full distributions to the noteholders.

YIELD SUPPLEMENT ACCOUNT

     On or prior to the Closing Date, a yield supplement account will be established with the indenture trustee for the benefit of the noteholders and the certificateholders. The yield supplement account is designed primarily to supplement the interest collections on the Receivables that have APRs which are less than the Required Rate (which we refer to in this prospectus supplement as the "DISCOUNT RECEIVABLES"). The yield supplement account will be funded by the depositor on the Closing Date with an initial deposit equal to $15,466,676.85
(which we refer to in this prospectus supplement as the "YIELD SUPPLEMENT
ACCOUNT DEPOSIT").

     On the business day prior to each Payment Date (which we refer to in this prospectus supplement as the "DEPOSIT DATE"), the indenture trustee shall withdraw the YIELD SUPPLEMENT WITHDRAWAL AMOUNT from monies on deposit in the yield supplement account and deposit such amount into the collection account to be included in amounts distributed on the related Payment Date.

     On each Payment Date, the amount required to be on deposit in the yield supplement account will decline and be equal to the present value of the sum of all YIELD SUPPLEMENT AMOUNTS for all future Payment Dates, assuming that future scheduled payments on the Discount Receivables are made on the date on which they are scheduled as being due. The amount on deposit in the yield supplement account will decrease as payments are made with respect to the Yield Supplement
Amount and funds in excess of the maximum required balance are released.

     The reserve fund, the yield supplement account, and the subordination of the certificates are intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to

                                      S-60

decrease the likelihood that the noteholders will experience losses. The reserve fund and the yield supplement account are also intended to enhance the likelihood of receipt by certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the certificateholders will experience losses. However, the reserve fund could be depleted. In addition, the amount on deposit in the yield supplement account will be reduced over time as shown above and amounts on deposit therein are limited to supplemental payments with respect to Discount Receivables and for no other purposes. If the amount required to be deposited into or required to be withdrawn from the reserve fund to cover shortfalls in collections on the
Receivables exceeds the amount of available cash in the reserve fund, noteholders and certificateholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders or certificateholders.

NO OVERCOLLATERALIZATION

     On the Closing Date, the outstanding principal balance of the Receivables will be approximately equal to the aggregate initial principal balance of the notes and the Initial Certificate Balance. While undercollateralization may occur at any time if charge-offs on the Receivables are larger than amounts on deposit in the reserve fund, no excess amounts will be retained by the trust to build overcollateralization.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

THE TRANSFER AND SERVICING AGREEMENTS

     The description of the terms of the Transfer and Servicing Agreements in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the
Transfer and Servicing Agreements. Forms of the Transfer and Servicing
Agreements have been filed as exhibits to the registration statement. Copies of the final signed Transfer and Servicing Agreements will be filed as a current report on Form 8-K with the Securities and Exchange Commission in a timely manner following the issuance of the securities. We refer you to "Where You Can
Find More Information About Your Securities--The Depositor" in the accompanying prospectus for additional information regarding reports required to be filed by the Depositor.

SALE AND ASSIGNMENT OF RECEIVABLES

     Information with respect to the conveyance of the Receivables from the depositor to the trust on the Closing Date pursuant to the sale and servicing agreement is set forth under "Description of the Transfer and Servicing
Agreements--Sale and Assignment of Receivables" in the accompanying prospectus.

ACCOUNTS

     In addition to the accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the accompanying prospectus, the servicer will also establish and will maintain with the indenture trustee:

     o    the reserve fund in the name of the indenture trustee on behalf of the noteholders, the certificateholders and the Swap Counterparty; and

     o    the yield supplement account in the name of the indenture trustee on behalf of the noteholders, the certificateholders and the Swap
          Counterparty.

COLLECTIONS

     The servicer will deposit all payments on Receivables received from
Obligors and all proceeds of Receivables collected during each Collection Period into the collection account not later than two business days after receipt.
However, so long as AHFC is the servicer, if each condition to making monthly deposits as may be required by the sale and servicing agreement (including the satisfaction of specified ratings criteria by AHFC or AHFC obtaining a letter of credit or similar agreement and the absence of any Servicer

                                      S-61

Default) is satisfied, the servicer may retain such amounts until the related
Deposit Date. The servicer or the depositor, as the case may be, will remit the aggregate WARRANTY PURCHASE PAYMENTS and ADMINISTRATIVE PURCHASE PAYMENTS of
Receivables to be purchased from the trust into the collection account on or before each Deposit Date. All decisions regarding deposits and withdrawals from the collection account will be made by the servicer and will not be independently verified.

     The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the collection account, amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the sale and servicing agreement, pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. We refer you to "Description of the Transfer and Servicing Agreements--Collections" in
the accompanying prospectus.

     Collections on or in respect of a Receivable made during a Collection
Period (including Warranty Purchase Payments and Administrative Purchase
Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the
Receivable. We refer you to "Description of the Transfer and Servicing
Agreements--Collections" in the accompanying prospectus.

     Collections on or in respect of a Receivable made during a Collection
Period which are not late fees, prepayment charges, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the servicer with respect to such Receivable, and then to the related
SCHEDULED PAYMENT. Any collections on or in respect of a Receivable remaining after such applications will be considered an "EXCESS PAYMENT." Excess Payments constituting a prepayment in full of the related Receivable will be applied as a prepayment in full of such Receivable and all other Excess Payments on
Precomputed Receivables will be held by the servicer as a PAYMENT AHEAD (or if the servicer has not satisfied particular requirements, deposited in the
PAYAHEAD ACCOUNT) and on Simple Interest Receivables will be applied as a partial prepayment.

     On each Deposit Date, the indenture trustee will cause (1) Payments Ahead previously deposited in the Payahead Account or held by the servicer in respect of the related Collection Period to be transferred to the collection account and
(2) any Yield Supplement Withdrawal Amount to be deposited into the collection account. The indenture trustee will deposit into the collection account, promptly on the day of receipt, the Swap Payments received from the Swap
Counterparty, if any, for the related Payment Date.

ADVANCES

     On each Deposit Date, the servicer will make a payment (as an Advance) into the collection account for each Simple Interest Receivable of an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest (and principal in the case of a Precomputed Receivable) actually received on the Receivable during the Collection Period. If the calculation results in a negative number, an amount equal to the negative amount will be paid to the servicer in reimbursement of outstanding Advances. In addition, if a
Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current
Collection Period) will, up to the amount of outstanding Advances in respect thereof, be withdrawn from the collection account and paid to the servicer in reimbursement of the outstanding Advances. The servicer will not be required to make any Advances (other than the Advance of an interest shortfall arising from a prepaid Receivable) to the extent that it does not expect to recoup the
Advance from subsequent collections or recoveries, which we refer to as a
"NON-RECOVERABLE ADVANCE." The servicer will make all Advances by depositing into the collection account an amount equal to the aggregate of the Advances on
Precomputed Receivables and Simple Interest Receivables (which are calculated using different methods as shown above) in respect of a Collection Period on the business day

                                      S-62

immediately preceding the related Payment Date. We refer you to "Description of the Transfer and Servicing Agreements--Advances" in the accompanying prospectus.

SERVICING COMPENSATION

     The Servicing Fee, together with any previously unpaid Servicing Fees, will be paid to the servicer on each Payment Date solely to the extent of Available
Amounts. The servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the collection account, the Payahead Account and the note distribution account. We refer you to "Description of the Transfer and Servicing
Agreements--Collections" in this prospectus supplement and "Description of the
Transfer and Servicing Agreements--Servicing Compensation" in the accompanying prospectus. The servicer will be paid the Servicing Fee for each Collection
Period on the following Payment Date related to that Collection Period. However, if it is acceptable to each rating agency without a reduction in the rating of each class of notes, the Servicing Fee in respect of a Collection Period
(together with any portion of the Servicing Fee that remains unpaid from prior
Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period. The
Servicing Fee will be paid from Available Amounts allocable to interest prior to the payment of the Noteholders' Distributable Amounts or Certificateholders'
Distributable Amounts.

NET DEPOSITS

     As an administrative convenience and as long as specified conditions are satisfied, for so long as AHFC is the servicer, AHFC will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the depositor or the servicer for or with respect to the related Collection Period net of payments to be made to the servicer with respect to that Collection Period. The servicer, however, will account to the owner trustee and to the noteholders as if all of the foregoing deposits and payments were made individually. We refer you to "Description of the Transfer and Servicing Agreements--Net Deposits" in the accompanying prospectus.

OPTIONAL PURCHASE

     The outstanding notes will be redeemed in whole, but not in part, on any
Payment Date on which the servicer or any successor to the servicer exercises its option to purchase the Receivables. The servicer or any successor to the servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Pool Balance as of the Cutoff Date, as described in the accompanying prospectus under "Description of the Transfer and Servicing
Agreements--Termination." The "REDEMPTION PRICE" for the outstanding notes will be equal to the unpaid principal amount of the outstanding notes plus accrued and unpaid interest on the notes plus any amount payable by the trust to the
Swap Counterparty under the Swap Agreement, and for the certificates will equal the unpaid principal amount of the certificates on the date of the optional purchase plus accrued and unpaid interest on the certificates.

REMOVAL OF SERVICER

     The indenture trustee or noteholders evidencing not less than 25% of the voting interests of the notes then outstanding, may terminate the rights and obligations of the servicer under the sale and servicing agreement upon the occurrence of most Servicer Defaults; however, the issuer may terminate such rights and obligations of the servicer if the servicer fails to timely provide certain reports, certifications or other such information, under the circumstances set forth in the sale and servicing agreement.

     Under those circumstances, authority and power shall, without further action, pass to and be vested in the indenture trustee or a successor servicer appointed by the indenture trustee under the sale and servicing agreement. The indenture trustee or successor servicer will succeed to all the responsibilities, duties and

                                      S-63

liabilities of the servicer in its capacity under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, the servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no
Servicer Default other than the commencement of bankruptcy or insolvency proceedings has occurred, that indenture trustee or the noteholders (or certificateholders) may not be able to effect a transfer of servicing. In the event that the indenture trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the servicer under the sale and servicing agreement. Notwithstanding such termination, the servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. Upon payment in full of the principal and interest on the notes, the certificateholders will succeed to the rights of the noteholders with respect to removal of the servicer.

DUTIES OF THE OWNER TRUSTEE, THE DELAWARE TRUSTEE AND THE INDENTURE TRUSTEE

     The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the certificates (other than the authentication of the certificates), the notes or of any Receivables or related documents and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes, the certificates or the Receivables, or the investment of any monies by the servicer before those monies are deposited into the collection account.
The owner trustee will not independently verify the Receivables. The owner trustee is required to perform only those duties specifically required of it under the trust agreement. In addition to making distributions to the certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement. The owner trustee shall not be charged with knowledge of a failure by the servicer to perform its duties under the trust agreement or the sale and servicing agreement which failure constitutes a Servicer Default unless a responsible officer of the owner trustee obtains actual knowledge of the failure as specified in the trust agreement.

     The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement or to make any investigation of matters arising under the trust agreement or to institute, conduct or defend any litigation under the trust agreement or in relation thereto at the request, order or direction of any of the certificateholders, unless those certificateholders have offered to the owner trustee security or indemnity reasonably satisfactory to the owner trustee against the costs, expenses and liabilities that may be incurred by the owner trustee in connection with the exercise of those rights.

     The Delaware trustee has been appointed solely for the purpose of complying with the requirement of the Delaware Statutory Trust Statute that the trust have one trustee, which, in the case of a natural person, is a resident of the State of Delaware, or which in all other cases, has its principal place of business in the State of Delaware. The duties and responsibilities of the Delaware trustee shall be limited solely to the execution and delivery of all documents and certificates to form and maintain the existence of the trust under the Delaware
Statutory Trust Statute. Except for the purpose of the foregoing sentence, the
Delaware trustee shall not be deemed a trustee and shall have no management responsibilities or owe any fiduciary duties to the trust, the depositor or any beneficial owner.

     The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the certificates, the notes (other than authentication of the notes) or of any Receivables or related documents, and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes, the certificates or the Receivables, or the investment of any monies by the servicer before those monies are deposited into the collection account. The indenture trustee will not independently verify the Receivables. If no event of default or
Servicer Default has occurred, the

                                      S-64

indenture trustee is required to perform only those duties specifically required of it under the indenture. In addition to making distributions to the noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture under certain circumstances. The indenture trustee will also mail each year to all Noteholders, solely to the extent required by the TIA, a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture and other information relating to the Receivables.
For additional information regarding such reports, see "The Notes--The
Indenture" in the accompanying prospectus.

     The indenture trustee shall not be charged with knowledge of a failure by the servicer to perform its duties under the trust agreement, the sale and servicing agreement or the administration agreement which failure constitutes an event of default or Servicer Default unless a responsible officer of the indenture trustee obtains actual knowledge of the failure as specified in the indenture. The indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture or to make any investigation of matters arising under the indenture or to institute, conduct or defend any litigation under the indenture or in relation thereto at the request, order or direction of any of the noteholders, unless those noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the indenture trustee in connection with the exercise of those rights. No noteholder will have any right under the indenture to institute any proceeding with respect to the indenture, other than with respect to the failure by the depositor or the servicer, as applicable, to remit payment, unless that noteholder previously has given to the indenture trustee written notice of the event of default and (1) the event of default arises from the servicer's failure to remit payments when due or (2) the holders of the notes evidencing not less than 25% of the voting interests of the notes, voting together as a single class, have made written request upon the indenture trustee to institute that proceeding in its own name as the indenture trustee under the indenture and have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute that proceeding.

THE OWNER TRUSTEE, THE DELAWARE TRUSTEE AND THE INDENTURE TRUSTEE

     Citibank, N.A. will be the owner trustee under the trust agreement. As a matter of Delaware law, the trust will be viewed as a separate legal entity, distinct from the owner trustee, and the trust will be viewed as the issuing entity of the certificates. Citigroup Institutional Trust Company will be the
Delaware trustee under the Trust Agreement. The Bank of New York will be the indenture trustee under the indenture. The owner trustee, the indenture trustee and any of their respective affiliates may hold certificates in their own names or as pledgees.

     For the purpose of meeting the legal requirements of some jurisdictions, the servicer and the owner trustee or the servicer and the indenture trustee, in each case acting jointly (or in some instances, the owner trustee or the indenture trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the sale and servicing agreement and the trust agreement or the indenture trustee by the indenture will be conferred or imposed upon the owner trustee or the indenture trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the owner trustee or the indenture trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee.

     The owner trustee and the indenture trustee may resign at any time, in which event the servicer will be obligated to appoint a successor thereto. The servicer may also remove the owner trustee or the indenture trustee if either ceases to be eligible to continue as trustee under the trust agreement or the indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the servicer will

                                      S-65

be obligated to appoint a successor owner trustee or indenture trustee, as applicable. Any resignation or removal of the owner trustee or the indenture trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor.

     The administrator will be obligated to pay the fees of the owner trustee, the Delaware trustee and the indenture trustee in connection with their duties under the trust agreement and indenture, respectively. The owner trustee, the
Delaware trustee and the indenture trustee will be entitled to indemnification by AHFC (as custodian of the receivable files or as administrator on behalf of the issuer) and the issuer for, and will be held harmless against, any loss, liability, fee, disbursement or expense (including expenses due to either trustee's removal and/or resignation in accordance with the indenture or trust agreement, as applicable) incurred by the owner trustee, the Delaware trustee or the indenture trustee not resulting from its own willful misfeasance, bad faith or negligence (in the case of the indenture trustee) or gross negligence (in the case of the Delaware trustee or the owner trustee) (other than by reason of a breach of any of its representations or warranties set forth in the trust agreement or the indenture, as the case may be). The depositor and the servicer will be obligated to indemnify the owner trustee, the Delaware trustee and the indenture trustee for specified taxes that may be asserted in connection with the transaction.

FEES AND EXPENSES

     The table below sets forth the fees and expenses payable by the trust on each payment date.

PARTY                  AMOUNT
-----                  ------
Servicer(1)            One-twelfth of 1.00% multiplied by the outstanding
                       principal balance of the Receivables as of the first
                       day of the related collection period.
Indenture Trustee(2)   $5,000 per annum
Owner Trustee(2)       $3,500 per annum
Delaware Trustee (2)   $1,500 per annum

----------
(1)  To be paid before any amounts are distributed to noteholders.

(2)  To be paid by the administrator. In the event the administrator does not fulfill its payment obligations such fees, expenses and indemnities will be paid before any amounts are distributed to noteholders, but so long as notes are outstanding only up to an aggregate amount equal to $100,000 per annum and any remainder will be paid after all amounts due and owed to noteholders and certificateholders are paid on such payment date, provided that if an event of default occurs, such $100,000 limitation will not apply.

                               THE SWAP AGREEMENT

     The following summary describes certain material terms of the Swap
Agreement and does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Swap Agreement. A copy of the final signed Swap Agreement will be filed with the Securities and
Exchange Commission following the issuance of the notes.

PAYMENTS UNDER THE SWAP AGREEMENT

     In order to issue the class A-3 notes and class A-4 notes bearing interest at a floating rate when the Receivables bear fixed interest rates, on the
Closing Date, the trust will enter into a Swap Agreement with the Swap
Counterparty. The Swap Agreement will incorporate certain relevant standard definitions in the 2000 ISDA Definitions and the Annex to the 2000 ISDA
Definitions published by ISDA. Pursuant to the Swap Agreement, on each Payment
Date the amount to be paid by the Swap Counterparty in respect of the class A-3 notes will be equal to the CLASS A-3 INTEREST AMOUNT and the amount to be paid by the Swap

                                      S-66

Counterparty in respect of the class A-4 notes will be equal to the CLASS A-4
INTEREST AMOUNT. Pursuant to the Swap Agreement, on each Payment Date the trust is obligated to pay to the Swap Counterparty in respect of the class A-3 notes and class A-4 notes an amount equal to the CLASS A-3 SWAP INTEREST AMOUNT and
CLASS A-4 SWAP INTEREST AMOUNT, respectively. The initial notional amount of the
Swap Agreement for each of the class A-3 notes and class A-4 notes will equal the initial note balance of the class A-3 notes and class A-4 notes, respectively, on the Closing Date. Payments under the Swap Agreement will be made on a net basis between the trust and the Swap Counterparty.

     Any net amounts payable by the trust to the Swap Counterparty on any
Payment Date will be deducted from collections on the Receivables for the related Collection Period prior to making any payments of principal of the notes.

     The calculation agent as defined in the Swap Agreement shall be Bank of
America, N.A.

     Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the Swap Agreement is less than 10%.

     The respective obligations of the Swap Counterparty and the trust to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Swap Event of Default (as defined below under
"--Defaults Under Swap Agreement") or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing and (ii) no SWAP TERMINATION (as defined below under "--Early
Termination of Swap Agreement") shall have occurred or been effectively designated.

DEFAULTS UNDER SWAP AGREEMENT

     Among other things, events of default under the Swap Agreement (each, a
"SWAP EVENT OF DEFAULT") include:

     o    failure to make payments due under the Swap Agreement;

     o    the occurrence of certain bankruptcy events of the trust or bankruptcy and insolvency events of the Swap Counterparty;

     o    any breach of the Swap Agreement or related agreements by the Swap
          Counterparty;

     o    any misrepresentation by the Swap Counterparty;

     o    certain cross-defaults by the Swap Counterparty; or

     o    a merger by the trust or the Swap Counterparty without assumption of its obligations under the Swap Agreement.

SWAP TERMINATION EVENTS

     Among other things, termination events under the Swap Agreement (each a
"SWAP TERMINATION EVENT") include:

     o    illegality of the transactions contemplated by the Swap Agreement;

                                      S-67

     o    any early redemption or prepayment of the notes, acceleration of the notes or liquidation of the trust assets following an event of default under the indenture, or upon the redemption or prepayment of the notes for any other reason;

     o    certain tax events that would affect the ability of either party to make payments to the other without withholding taxes, that occur because of a change in tax law or a merger or consolidation of either party;

     o    an amendment to the indenture, the sale and servicing agreement or certain other agreements that is materially adverse to the Swap
          Counterparty is made without the approval of the Swap Counterparty where such approval is required; or

     o    failure of the Swap Counterparty (or its credit support provider, if any) to maintain its credit ratings at certain levels required by the
          Swap Agreement, which failure may not constitute a termination event if the Swap Counterparty:

               o    at its own expense, obtains an unconditional guarantee from a guarantor with the appropriate credit rating, provided
                    that certain criteria are satisfied;

               o    posts collateral; or

               o    assigns its rights and obligations under the Swap Agreement to a substitute swap counterparty that satisfies the
                    eligibility criteria set forth in the Swap Agreement.

EARLY TERMINATION OF SWAP AGREEMENT

     The indenture provides that upon the occurrence of (i) any Swap Event of
Default arising from any action taken, or failure to act, by the Swap
Counterparty, or (ii) any Swap Termination Event (except as described in the following sentence) with respect to which the Swap Counterparty is an Affected
Party, the indenture trustee may and will, at the direction of holders of class
A-1 notes, class A-2 notes, class A-3 notes and class A-4 notes evidencing 66
2/3% of the aggregate of the outstanding principal balances of all such classes voting as a single class, by notice to the Swap Counterparty, designate a Swap
Termination with respect to the Swap Agreement. If a Swap Event of Default occurs (i) as a result of the insolvency or bankruptcy of the Swap Counterparty, the indenture trustee will be required by the terms of the indenture (as assignee of the rights of the trust under the Swap Agreement) to terminate the
Swap Agreement.

     In the event that the trust is required to make a Senior Swap Termination
Payment, such Senior Swap Termination Payment will be payable pari passu with the Noteholders' Interest Distributable Amount. However, in the event that a
Subordinate Swap Termination Payment is owed to the Swap Counterparty, such
Subordinate Swap Termination Payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes.

     The trust will assign its rights under the Swap Agreement to the indenture trustee in connection with the trust's pledge of the assets of the trust as collateral for the notes. Upon the occurrence of any Event of Default that results in acceleration of the notes, the principal of each class of notes will become immediately payable and the indenture trustee will be obligated to liquidate the assets of the trust. In any such event, the ability of the trust to pay interest on each class of notes will depend on (a) the price at which the assets of the trust are liquidated, (b) the amount of the Swap Termination
Payment, if any, which may be due to the Swap Counterparty from the trust under the Swap Agreement and (c) the amount of the Swap Termination Payment, if any, which may be due to the trust from the Swap Counterparty under the Swap
Agreement. In the event that the net proceeds of the liquidation of the assets of the trust are not sufficient to

                                      S-68

make all payments due in respect of the notes and for the trust to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be allocated and applied in accordance with the priority of payments described in this prospectus supplement and certain claims of the Swap
Counterparty in respect of such net proceeds will rank higher in priority than the claims of the noteholders. See "The Notes" and "Payments on the Notes" in this prospectus supplement.

ASSIGNMENT; SWAP COUNTERPARTY DOWNGRADE

     Except as provided below, neither the trust nor the Swap Counterparty is permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Swap Agreement. Subject to satisfaction of the RATING AGENCY CONDITION as to S&P and notice to Moody's, the Swap
Counterparty may, at its own expense, and under certain conditions or with the consent of the administrator on behalf of the trust, transfer all or substantially all of its rights and obligations with respect to the Swap
Agreement to a replacement counterparty that satisfies the COUNTERPARTY RATINGS
REQUIREMENT. In addition, in the event a DOWNGRADE EVENT occurs, the Swap
Counterparty will be required within specified timeframes to (a) assign the Swap
Agreement to another party in a REPLACEMENT TRANSACTION, (b) collateralize its payment obligations under the Swap Agreement, or (c) procure an eligible guarantee that is satisfactory to S&P, as evidenced by satisfaction of the
RATING AGENCY CONDITION from S&P, and is provided by a guarantor as principal debtor rather than surety; provided that either (1) the Swap Counterparty has secured a legal opinion that none of the guarantor's payments under the guarantee will be subject to withholding and such opinion has been disclosed to
Moody's, (2) such guarantee provides that if the guarantor's payments under the guarantee are subject to withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the amount actually received as payment is equal to the full amount that would have been paid had no such withholding been required or (3) in the event any payment under such guarantee is made net of deduction or withholding, the Swap Counterparty is required to ensure that the net amount received from the guarantor will equal the full amount that would have been paid had no such deduction or withholding been required. If a REPLACEMENT EVENT occurs, the Swap Counterparty will be required to use commercially reasonable efforts to assign its rights and obligations under the Swap Agreement in a Replacement Transaction or to procure an eligible guarantee, and pending the completion of such action, will be required within a specified timeframe to collateralize its payment obligations under the Swap
Agreement.

     As used in this Section:

     "Counterparty Ratings Requirement" means with respect to any entity, either such entity or the guarantor of such entity has both (i) a Moody's S-T Rating of at least "P-2" and a Moody's L-T Rating of at least "A3" and, if such entity or guarantor, respectively, has only a Moody's L-T Rating, a Moody's L-T Rating of at least "A3", and (ii) (x) if such entity or guarantor is a Financial
Institution, an S&P S-T Rating of at least "A-2" or an S&P L-T Rating of at least "BBB+" in the event that no S&P S-T Rating exists or (y) if such entity or guarantor is not a Financial Institution, an S&P S-T Rating of at least "A-1" or an S&P L-T Rating of at least "A+" in the event that no S&P S-T Rating exists.

     "Downgrade Event" means a Moody's First Trigger Event or an S&P
Collateralization Event.

     "Financial Institution" means any bank, broker-dealer, insurance company, derivative products company or structured investment vehicle or any other entity that under published S&P hedge counterparty criteria constitutes a "Financial
Institution".

     "L-T Rating" means with respect to any entity, the long-term unsecured and unsubordinated debt obligation or counterparty rating of such entity.

                                      S-69

     "Moody's First Trigger Event" means (A) if the Swap Counterparty has only an L-T Rating by Moody's, the Swap Counterparty's Moody's L-T Rating is less than "A1" or (B) if the Swap Counterparty has both L-T and S-T Ratings by
Moody's, the Swap Counterparty's Moody's L-T Rating is less than "A2" or the
Swap Counterparty's Moody's S-T Rating is less than "P-1."

     "Moody's Second Trigger Event" means (A) if the Swap Counterparty has only an L-T Rating by Moody's, the Swap Counterparty's Moody's L-T Rating is less than "A3" or (B) if the Swap Counterparty has both L-T and S-T Ratings by
Moody's, the Swap Counterparty's Moody's L-T Rating is less than "A3" or the
Swap Counterparty's Moody's S-T Rating is less than "P-2."

     "Rating Agency Condition" means, with respect to any action, that Moody's and/or S&P (as applicable) shall have been given prior notice thereof and shall have notified the trust in writing that such action will not result in a qualification, reduction or withdrawal of its then-current ratings of the notes.

     "Replacement Event" means a Moody's Second Trigger Event or an S&P
Substitution Event.

     "Replacement Transaction" means a transaction with a replacement Swap
Counterparty meeting the Counterparty Ratings Requirement who shall assume, at no cost to the trust, all of the Swap Counterparty's rights and obligations under the Swap Agreement.

     "S&P Collateralization Event" means that no S&P Substitution Event has occurred and that the Swap Counterparty's S&P S-T Rating is lower than "A-1" or its S&P L-T Rating is lower than "A+" in the event that it has no S&P S-T
Rating.

     "S&P Substitution Event" means that the Swap Counterparty's S&P S-T Rating is withdrawn, suspended or downgraded below "A-2" or its S&P L-T Rating is withdrawn, suspended or downgraded below "BBB+", in the event that it has no S&P
S-T Rating.

     "S-T Rating" means with respect to any entity, the short-term unsecured and unsubordinated debt obligation or counterparty rating of such entity.

     Should a Downgrade Event or a Replacement Event occur, the criteria for an acceptable Replacement Transaction with a possible substitute counterparty focus entirely on that entity's ratings. They do not focus on other possible considerations that might be relevant to the amounts that the trust might be able to collect from such a substitute counterparty if it itself, or collateral posted by it, became the subject of insolvency or similar proceedings. The criteria for a substitute counterparty also do not expressly address possible withholding tax issues that may exist vis-a-vis that entity, although any such substitute counterparty would be asked to make representations that, at the time, would allow the trust to conclude that withholding taxes would not be imposed under applicable law on scheduled swap payments to be made to the trust by such a substitute counterparty.

     Any cost of any such transfer or replacement will be borne by the Swap
Counterparty or the new swap counterparty and not by the trust; provided, however that the Swap Counterparty shall not be required to make any payment to the new swap counterparty to obtain an assignment or replacement swap.

     In addition, the Swap Counterparty's obligations under the Swap Agreement may be assigned if the Swap Counterparty fails to provide the trust with certain information required under the securities laws.

                                      S-70

MODIFICATION AND AMENDMENT OF SWAP AGREEMENT

     The Swap Agreement may be amended, modified or waived only in writing by the Swap Counterparty and the indenture trustee, with the written consent of the
RATING AGENCIES. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any noteholder if the indenture trustee has received a letter from each RATING AGENCY to the effect that such Rating
Agency will not qualify, reduce or withdraw the rating it has currently assigned to any class of notes as a result of such amendment.

THE SWAP COUNTERPARTY

     Bank of America, N.A. (the "Bank") is a national banking association organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. The Bank is a wholly-owned indirect subsidiary of Bank of America Corporation (the "Corporation") and is
engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of March 31, 2007, the Bank had consolidated assets of $1,204 billion, consolidated deposits of $761 billion and stockholder's equity of $109 billion based on regulatory accounting principles.

     The Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina.
Additional information regarding the Corporation is set forth in its Annual
Report on Form 10-K for the fiscal year ended December 31, 2006, together with any subsequent documents it filed with the Securities and Exchange Commission
(the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the
"Exchange Act").

     RECENT DEVELOPMENTS: On April 22, 2007, the Corporation entered into a contract with ABN AMRO Bank, N.V. ("ABN") to purchase ABN AMRO North America
Holding Company, the indirect parent company of LaSalle Bank, N.A. On April 26,
2007, a Dutch shareholder group known as VEB filed an emergency inquiry proceeding in a Dutch business court known as the Enterprise Chamber seeking an order enjoining ABN from proceeding with the sale of LaSalle. On May 3, 2007, the Enterprise Chamber entered an order prohibiting ABN from completing the sale of LaSalle prior to a vote of its shareholders. The Corporation and ABN appealed that matter to the Dutch Supreme Court. On July 13, 2007, the Dutch Supreme
Court reversed the Enterprise Chamber's temporary injunction prohibiting the sale of LaSalle in the absence of a vote by ABN's shareholders approving the transaction. The Supreme Court held that no such vote was required and that, in addition, the lower court's injunction improperly affected the rights of the
Corporation as a third party to the dispute between ABN and its shareholders.

     Additional information regarding the foregoing is available from the filings made by the Corporation with the SEC, which filings can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street,
N.E., Washington, D.C. 20549, United States, at prescribed rates. In addition, the SEC maintains a website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file such information electronically with the SEC.

     The information concerning the Corporation, the Bank and the foregoing mergers contained herein is furnished solely to provide limited introductory information and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced herein.

     Moody's currently rates the Bank's long-term debt as "Aaa" and short-term debt as "P-1." The outlook is stable. S&P rates the Bank's long-term debt as
"AA+" and its short-term debt as "A-1+." The outlook is stable. Further information with respect to such ratings may be obtained from Moody's and S&P,

                                      S-71

respectively. No assurances can be given that the current ratings of the Bank's instruments will be maintained.

     The Bank will provide copies of the most recent Bank of America Corporation
Annual Report on Form 10-K, any subsequent reports on Form 10-Q, and any required reports on Form 8-K (in each case as filed with the Commission pursuant to the Exchange Act), and the publicly available portions of the most recent quarterly Call Report of the Bank delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to:

                    Bank of America Corporate Communications
                    100 North Tryon Street, 18th Floor
                    Charlotte, North Carolina 28255
                    Attention: Corporate Communications

     As of the date hereof, the Swap Counterparty is affiliated with Banc of
America Securities LLC, an underwriter of the notes.

                                LEGAL PROCEEDINGS

     To the knowledge of the sponsor and the depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the sponsor, the depositor, any of the trustees or the trust that would be material to holders of any notes or certificates.

                        MATERIAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material federal income tax and California tax considerations of the purchase, ownership and disposition of the notes. The discussion is based upon law, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax and California tax considerations applicable to all categories of investors. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes. We refer you to "Material Income Tax Consequences--Tax Treatment of Owner
Trusts" and "--Material State Tax Consequences With Respect to Owner Trusts" in
the accompanying prospectus.

     Under current law and assuming execution of, and compliance with, the indenture and the trust agreement, in the opinion of McKee Nelson LLP, tax counsel to the trust, (i) the notes will be characterized as debt for federal income tax purposes, and (ii) the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income and California state franchise and income tax purposes.

TAX CHARACTERIZATION OF THE TRUST

     The depositor and the servicer will agree, and the beneficial owners of the certificates (which we refer to in this prospectus supplement as the
"CERTIFICATE OWNERS") will agree by their purchase of the certificates, to treat the trust (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the Certificate Owners, and the notes being debt of the partnership, or (ii) if the depositor owns all of the certificates and none of the notes are characterized as equity interests in the trust, as disregarded as an entity separate from the depositor for purpose of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the trust and the notes treated as assets and indebtedness of the Certificate Owner. However, the proper characterization of the arrangement involving the trust, the notes, the depositor and the servicer is

                                      S-72

not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus supplement.

     If the trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the related Receivables, which may be reduced by its interest expense on some or all classes of the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and the Certificate
Owners could be liable for any such tax that is unpaid by the trust.

TREATMENT OF THE NOTES AS INDEBTEDNESS

     The depositor, any Certificateholders and the Certificate Owners will agree, and the beneficial owners of the notes (which we refer to in this prospectus supplement as the "NOTE OWNERS") will agree by their purchase of the notes, to treat the notes as debt for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

     We do not anticipate issuing notes with any original issue discount, other than original issue discount of a de minimis amount or, in the case of the class
A-1 notes, as a result of this class of notes having a fixed maturity of not more than one year from the date of issue. We refer you to "Material Income Tax
Consequences-- Tax Treatment of Owner Trusts--Tax Consequences to Owners of the
Notes--OID, Index Securities, Etc." in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.3% ABS. We refer you to
"Maturity and Prepayment Considerations" in this prospectus supplement. No representation is made that the Receivables will prepay in accordance with this assumption or in accordance with any other assumption.

                              ERISA CONSIDERATIONS

     Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans that are subject to Title I of
ERISA, individual retirement accounts, Keogh Plans and other plans covered by
Section 4975 of the Code and entities deemed to hold the plan assets of the foregoing (each, a "BENEFIT PLAN"). Section 406 of ERISA and Section 4975 of the
Code prohibit a Benefit Plan from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the
Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the
Benefit Plan. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased the notes if assets of the trust were deemed to be assets of a
Benefit Plan. Under a regulation issued by the United States Department of Labor
(the "REGULATION") and Section 3(42) of ERISA, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions to plan asset treatment contained in the Regulation, as effectively amended by Section (3)(42) of ERISA, were applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the notes should not be treated as an equity interest in the trust for purposes of the Regulation.
This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

                                      S-73

     However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such note. Included among these exemptions are: Prohibited Transaction
Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." In addition to the class exemptions listed above, there is also a statutory exemption that may be available under Section
408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to a
Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan involved in such transaction), provided that there is adequate consideration for the transaction.
Even if the conditions described in one or more of these exemptions are met, the scope of relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are
Benefit Plans should consult with their advisors regarding the applicability of any such exemption.

     The underwriters, the trustees, the depositor, the servicer or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Benefit Plans. Because these parties may receive certain benefits in connection with the sale or holding of notes, the purchase of notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, notes may not be purchased using the assets of any Benefit Plan if any of the underwriters, the trustees, the depositor, the servicer or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Benefit Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

     By acquiring a note, each purchaser will be deemed to represent, warrant and covenant that either (i) it is not acquiring such note with the assets of a
Benefit Plan or any other plan subject to a law that is substantially similar to
Title I of ERISA or Section 4975 of the Code, or (ii) the acquisition, holding and disposition of such notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a nonexempt violation under any other substantially similar law.

     Employee benefit plans that are governmental plans (as defined in Section
3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA)
and foreign plans are not subject to ERISA requirements; however, governmental or foreign plans may be subject to comparable non-U.S., federal, state or local law restrictions.

     A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

     The sale of notes to a Benefit Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Benefit Plan generally or by a particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular
Benefit Plan.

                                      S-74

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally but not jointly agreed to purchase, the principal amount of notes set forth opposite its name below:

UNDERWRITERS                         CLASS A-1 NOTES   CLASS A-2 NOTES   CLASS A-3 NOTES   CLASS A-4 NOTES
----------------------------------   ---------------   ---------------   ---------------   ---------------

Banc of America Securities LLC ...     $ 81,640,000      $ 80,464,000      $ 76,145,000      $ 77,198,000
Deutsche Bank Securities Inc. ....     $ 78,000,000      $ 76,875,000      $ 72,750,000      $ 73,756,000
BNP Paribas Securities Corp. .....     $ 16,120,000      $ 15,887,000      $ 15,035,000      $ 15,242,000
J.P. Morgan Securities Inc. ......     $ 16,120,000      $ 15,887,000      $ 15,035,000      $ 15,242,000
Wachovia Capital Markets, LLC ....     $ 16,120,000      $ 15,887,000      $ 15,035,000      $ 15,242,000
                                       ------------      ------------      ------------      ------------
TOTAL ............................     $208,000,000      $205,000,000      $194,000,000      $196,680,000
                                       ============      ============      ============      ============

     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the notes if any of the notes are purchased. This obligation of the underwriters is subject to specified conditions precedent set forth in the underwriting agreement.

     The depositor has been advised by the underwriters that they propose to offer the notes to the public initially at the prices set forth on the cover of this prospectus supplement, and to specified dealers at these prices less the concessions and reallowance discounts set forth below:

CLASS       SELLING CONCESSION   REALLOWANCE DISCOUNT
---------   ------------------   --------------------
A-1 .....           ___%                 ___%
A-2 .....           ___%                 ___%
A-3 .....           ___%                 ___%
A-4 .....           ___%                 ___%

     The depositor and AHFC have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities law are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with AHFC and its affiliates.

     The notes are new issues of securities with no established trading market.
The depositor has been advised by the underwriters that they intend to make a market in the notes of each class as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes, and that market-making may be discontinued at any time without notice at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes of any class.

     The trust may, from time to time, invest funds in the accounts in Eligible
Investments acquired from the underwriters in the ordinary coverage of business.

     The underwriters have advised the depositor that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, specified persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the notes of any class at levels

                                      S-75

above those that might otherwise prevail in the open market. A "stabilizing bid"
is a bid for or the purchase of the notes of any class on behalf of the underwriters for the purpose of fixing or maintaining the price of those notes.
A "syndicate covering transaction" is the bid for or the purchase of those notes of any class on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with this offering. A "penalty bid" is an arrangement permitting one of the underwriters to reclaim the selling concession otherwise accruing to another underwriter or syndicate member in connection with this offering if the notes of any class originally sold by the other underwriter or syndicate member are purchased by the reclaiming underwriter in a syndicate covering transaction and has therefore not been effectively placed by the other underwriter or syndicate member.

     Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the notes of any class to be higher than it might be in the absence thereof, and the imposition of penalty bids might also have an effect on the price of any note to the extent that it discourages resale of that note.
Neither the depositor nor the underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the notes. Neither the depositor nor the underwriters makes any representation that the underwriters will engage in any of those transactions or that, once commenced, any of those transactions will not be discontinued without notice.

     It is expected that delivery of the notes will be made against payment therefor on or about the Closing Date. Rule 15c6-1 of the Securities and
Exchange Commission under the Securities Exchange Act of 1934, as amended, generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle two business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus,
AHFC, the depositor, or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

     Each underwriter will represent that (i) it has not offered or sold and, prior to the expiry of the period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments
(as principal or agent) for the purposes of their businesses, or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of
Securities Regulations 1995, as amended; (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000
(the "FSMA") with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; (iii) it is a person of a kind described in Articles 19 or 49 of the Financial Services and Markets Act 2000
(Financial Promotion) Order 2001, as amended (the "FINANCIAL PROMOTION ORDER");
and (iv) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, in the United Kingdom any document received by it in connection with the issue of the notes to a person who is of a kind described in Articles 19 or 49 of the Financial Promotion Order or who is a
person to whom such document may otherwise lawfully be communicated.

     Neither this prospectus nor the notes have been, or will be, available to other categories of persons in the United Kingdom and no-one falling outside such categories is entitled to rely on, and must not act on, any information in this prospectus. The transmission of this prospectus to any person in the United
Kingdom other than the categories stated above is unauthorized and may contravene the FSMA.

                                      S-76

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that the depositor, on behalf of the trust, prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are effected. Accordingly, any resale of the notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of notes in Canada who receives a purchase confirmation will be deemed to represent to the depositor, the servicer, the related trustee, the trust and the dealer from whom such purchase confirmation is received that (i)
such purchaser is entitled under applicable provincial securities laws to purchase such notes without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "--Resale Restrictions".

RIGHTS OF ACTION (ONTARIO PURCHASERS)

     The securities being offered are those of a foreign issuing entity and
Ontario purchasers will not receive the contractual right of action prescribed by Section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result,
Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

     All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of notes to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia
Securities Commission a report within ten days of the sale of any notes acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a
copy of which may be obtained from the depositor. Only one such report must be filed in respect of notes acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and with respect to the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the accompanying prospectus, legal matters relating to federal income tax and California income tax will be passed upon for the trust by McKee Nelson LLP, legal

                                      S-77

matters relating to the notes and other matters for the depositor, the servicer and the trust will be passed upon by Alston & Bird LLP and certain legal matters relating to California law for the depositor and the servicer will be passed upon by Luce, Forward, Hamilton & Scripps LLP. McKee Nelson LLP will act as counsel to the underwriters.

                                      S-78

                                    GLOSSARY

"1992 AGREEMENT" means the 1992 ISDA Master Agreement (Multi Currency-Cross
Border).

"ABS TABLES" means the tables captioned "Percentage of Initial Class A Note
Principal at Various ABS Percentages" on pages S-48 through S-52 in this prospectus supplement.

"ADVANCES" means amounts advanced by the servicer to the trust for shortfalls in scheduled payments of interest on the Receivables, in an amount equal to the difference between (1) the product of the principal balance of each Receivable as of the first day of the related Collection Period and one-twelfth of its APR, and (2) the amount of interest (and principal in the case of a Precomputed
Receivable) actually received from the Obligor, if less.

"AGGREGATE NET LOSSES" means, with respect to a Collection Period, an amount equal to the aggregate principal balance of all Receivables newly designated during such Collection Period as Defaulted Receivables, minus Net Liquidation
Proceeds collected during such Collection Period with respect to all Defaulted
Receivables.

"AVAILABLE AMOUNTS" means the sum of the following amounts (without duplication)
received or allocated by the servicer on or in respect of the Receivables during the related Collection Period (which in the case of Precomputed Receivables shall be computed in accordance with the actuarial method and in the case of the
Simple Interest Receivables shall be calculated in accordance with the simple interest method):

          o    all collections on or in respect of the Receivables other than
               DEFAULTED RECEIVABLES;

          o    all NET LIQUIDATION PROCEEDS;

          o    all Advances made by the servicer;

          o    the amount (if positive) of any payment (including any Swap
               Termination Payment) to be made by the Swap Counterparty to the trust on such Payment Date, net of any payment (including any
               Swap Termination Payment) to be made by the trust to the Swap
               Counterparty on such Payment Date, in each case calculated pursuant to the Swap Agreement;

          o    all Warranty Purchase Payments with respect to WARRANTY
               RECEIVABLES repurchased by the depositor in respect of that
               Collection Period;

          o    all Administrative Purchase Payments with respect to
               ADMINISTRATIVE RECEIVABLES purchased by the servicer in respect of that Collection Period; and

          o    any Yield Supplement Withdrawal Amounts;

but excluding the following amounts:

          o    amounts received on a particular Receivable (other than a
               Defaulted Receivable) to the extent that the servicer has
               previously made an unreimbursed Advance in respect of that
               Receivable;

          o    the amount (if positive) of any payment to be made by the trust to the Swap Counterparty on such Payment Date, net of any payment to be made by the Swap Counterparty to the trust on such Payment
               Date, in each case calculated pursuant to the Swap Agreement; and

          o    Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that
               Receivable.

                                      S-79

"CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any Payment
Date, the sum of the Certificateholders' Interest Distributable Amount and the
Certificateholders' Principal Distributable Amount for that Payment Date.

"CERTIFICATEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any
Payment Date, the excess, if any, of the sum of the Certificateholders' Monthly
Interest Distributable Amount for the preceding Payment Date plus any outstanding Certificateholders' Interest Carryover Shortfall on the preceding
Payment Date, over the amount of interest that is actually paid on the certificates on the preceding Payment Date, plus, to the extent permitted by applicable law, interest on the Certificateholders' Interest Carryover Shortfall
at the Pass Through Rate for the Interest Period.

"CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means with respect to any
Payment Date, the sum of the Certificateholders' Monthly Interest Distributable
Amount and the Certificateholders' Interest Carryover Shortfall for one or more prior Payment Dates.

"CERTIFICATEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, interest accrued for the related Interest Period at the
Pass Through Rate on the outstanding principal balance of the certificates on the immediately preceding Payment Date, after giving effect to all payments of principal to certificateholders on or prior to that Payment Date (or, in the case of the first Payment Date, on the Initial Certificate Balance).

"CERTIFICATEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the Certificateholders' Percentage of the Principal
Distributable Amount for that Payment Date.

"CERTIFICATEHOLDERS' PERCENTAGE" means:

     o    for each Payment Date until the class A-1 and class A-2 notes have been paid in full, 0%;

     o    thereafter, for each Payment Date to and including the Payment Date on which the principal amount of the class A-3 and class A-4 notes have been paid in full, the percentage equivalent of a fraction, the numerator of which is the initial aggregate principal amount of the certificates and the denominator of which is the sum of the initial aggregate principal amount of the class A-3 and class A-4 notes and the Initial Certificate Balance; provided however, if the amount on deposit in the reserve fund is less than 0.075% of the Initial Pool
          Balance other than if the then outstanding principal amount of the notes and the then outstanding principal balance of the certificates is less than the reserve fund balance, then the certificateholders'
          percentage of the principal distributable amount will equal 0%; and

     o    thereafter, 100%.

"CERTIFICATEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any
Payment Date, the excess of the Certificateholders' Monthly Principal
Distributable Amount plus any outstanding Certificateholders' Principal
Carryover Shortfall for the preceding Payment Date, over the amount in respect of principal that is actually distributed to the certificateholders on that
Payment Date.

"CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" will mean, with respect to any Payment Date, the sum of the Certificateholders' Monthly Principal
Distributable Amount for that Payment Date, and any outstanding
Certificateholders' Principal Carryover Shortfall as of the close of the immediately preceding Payment Date. The Certificateholders' Principal
Distributable Amount shall not exceed the Certificate Balance.

"CHARGE-OFF RATE" means, with respect to a Collection Period, a rate equal to the AGGREGATE NET LOSSES with respect to the Receivables expressed, on an annualized basis, as a percentage of the average of (i) the

                                      S-80

Pool Balance on the last day of the immediately preceding Collection Period and
(ii) the Pool Balance on the last day of such current Collection Period.

"CLASS A-3 FIXED RATE" means ___%.

"CLASS A-3 INTEREST AMOUNT" means the amount to be paid by the Swap Counterparty to the trust in respect of the class A-3 notes on any Payment Date, which will be the amount of interest that accrued on a notional amount equal to the outstanding principal balance of the class A-3 notes as of the preceding Payment
Date at the related annualized floating interest rate as set forth on the cover of this prospectus supplement from the preceding Payment Date to such current
Payment Date.

"CLASS A-3 SWAP INTEREST AMOUNT" means the amount to be paid by the trust to the
Swap Counterparty in respect of the class A-3 notes on any Payment Date, which will be the amount deemed to accrue on a notional amount equal to the outstanding principal balance of the class A-3 notes as of the preceding Payment
Date at the Class A-3 Fixed Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months.

"CLASS A-4 FIXED RATE" means ___%.

"CLASS A-4 INTEREST AMOUNT" means the amount to be paid by the Swap Counterparty to the trust in respect of the class A-4 notes on any Payment Date, which will be the amount of interest that accrued on a notional amount equal to the outstanding principal balance of the class A-4 notes as of the preceding Payment
Date at the related annualized floating interest rate as set forth on the cover of this prospectus supplement from the preceding Payment Date to such current
Payment Date.

"CLASS A-4 SWAP INTEREST AMOUNT" means the amount to be paid by the trust to the
Swap Counterparty in respect of the class A-4 notes on any Payment Date, which will be the amount deemed to accrue on a notional amount equal to the outstanding principal balance of the class A-4 notes as of the preceding Payment
Date at the Class A-4 Fixed Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months.

"COLLECTION PERIOD" means the period commencing on the first day of the applicable month (or in the case of the first collection period, the Cutoff
Date) and ending on the last day of the applicable month, and with respect to each Payment Date is the month immediately preceding such Payment Date.

"CURRENT RECEIVABLE" means any Receivable that is not a Defaulted Receivable or a LIQUIDATED RECEIVABLE.

"DEFAULTED RECEIVABLE" means a Receivable (other than an Administrative
Receivable or a Warranty Receivable) as to which, (a) all or part of a scheduled payment is 120 days or more than 120 days past due and the servicer has not repossessed the related Financed Vehicle or (b) the servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed
Vehicle or repossessed and held the related Financed Vehicle and held in its repossession inventory for 90 days, whichever occurs first.

"DELINQUENCY PERCENTAGE" means, with respect to a Collection Period, a fraction expressed as a percentage equal to the number of (1) Receivables 61 days or more delinquent (after taking into account permitted extensions) as of the last day of such Collection Period, determined in accordance with the servicer's normal servicing practices, plus (2) Receivables pursuant to which the related Financed
Vehicles of which have been repossessed but have not been liquidated (to the extent the related Receivable is not otherwise reflected in clause (1) above or is not a Defaulted Receivable), over the aggregate number of CURRENT RECEIVABLES on the last day of such Collection Period.

                                      S-81

"DISCOUNT RECEIVABLE" means a Receivable that has an APR which is less than the
Required Rate.

"ELIGIBLE INVESTMENTS" means the list of permitted investments specified in the sale and servicing agreement and are limited to investments which meet the criteria of each rating agency from time to time as being consistent with its then-current ratings of the notes. See "Description of the Transfer and
Servicing Agreements; Eligible Investments" in the base prospectus for a list of
Eligible Investments.

"FINANCED VEHICLE" means each new or used Honda and Acura motor vehicle that was purchased by the related Obligor and which that secures the related Receivable.

"INITIAL POOL BALANCE" means the Pool Balance of the Receivables as of the
Cutoff Date, which is equal to approximately $830,678,326.05.

"INTEREST PERIOD" means (1) with respect to the class A-1 notes, class A-3 notes and class A-4 notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the
Closing Date) to but excluding the next succeeding Payment Date and (2) with respect to the class A-2 notes and the certificates, the period from and including the 15th day of the calendar month (or, in the case of the first
Payment Date, from and including the Closing Date) to but excluding the 15th day of the next calendar month.

"ISDA" means the International Swaps and Derivatives Association, Inc.

"LIBOR BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York or in the city of London,
England are required or authorized by law to be closed.

"LIBOR DETERMINATION DATE" means approximately 11:00 a.m. London time, two
London business days prior to the Payment Date immediately preceding such
Payment Date (or, in the case of the initial Payment Date, for a period from the
Closing Date to but excluding the initial Payment Date, two London business days prior to the Closing Date).

"LIQUIDATED RECEIVABLE" means any Receivable that has been the subject of a prepayment in full or otherwise has been paid in full or, in the case of a
Defaulted Receivable, a Receivable as to which the servicer has determined that the final amounts in respect thereof have been paid.

"NET LIQUIDATION PROCEEDS" means all amounts realized on Defaulted Receivables from whatever sources (including, without limitation, proceeds of any insurance policy), net of expenses incurred by the servicer in accordance with its customary servicing procedures and amounts required by law to be refunded to the related Obligor.

"NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means with respect to any Payment Date, the sum of the Noteholders' Interest Distributable Amount for all classes of notes plus the Noteholders' Principal Distributable Amount for that Payment Date.

"NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Payment
Date and any class of notes, the excess, if any, of the sum of the Noteholders'
Monthly Interest Distributable Amount for that class for the preceding Payment
Date plus any outstanding Noteholders' Interest Carryover Shortfall for that class on that preceding Payment Date, over the amount in respect of interest that is actually paid on the notes of that class on that preceding Payment Date, plus, to the extent permitted by applicable law, interest on the Noteholders'
Interest Carryover Shortfall at the related interest rate for the related
Interest Period.

"NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means with respect to any Payment
Date, the sum of the Noteholders' Monthly Interest Distributable Amount for all
classes of notes and the Noteholders' Interest Carryover Shortfall for all
classes of notes.

                                      S-82

The "NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" will mean, with respect to any Payment Date and a class of notes, interest accrued for the related
Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding Payment Date, after giving effect to all payments of principal to Noteholders of that class on or prior to that Payment Date (or, in the case of the first Payment Date, on the original principal amount of that class).

The "NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" will mean, with respect to any Payment Date, the Noteholders' Percentage of the Principal
Distributable Amount for that Payment Date.

"NOTEHOLDERS' PERCENTAGE" means, with respect to any Payment Date:

          o    for each Payment Date until the principal amounts of the class
               A-1 and class A-2 notes have been paid in full, 100%;

          o    thereafter, for each Payment Date to and including the Payment
               Date on which the principal amount of the class A-3 and class A-4 notes have been paid in full, the percentage equivalent of a fraction, the numerator of which is the initial aggregate
               principal amount of the class A-3 and class A-4 notes and the denominator of which is the sum of the initial aggregate
               principal amount of the class A-3 and class A-4 notes and the
               Initial Certificate Balance; provided however, if the amount on deposit in the reserve fund is less than 0.075% of the Initial
               Pool Balance, other than if the then outstanding principal amount of the notes and the then outstanding principal amount of the certificates is less than the reserve fund balance, then the noteholders' percentage of the principal distributable amount will equal 100%; and

          o    thereafter, 0%.

"NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Payment
Date and any class of notes, the excess, if any, of the Noteholders' Monthly
Principal Distributable Amount plus any outstanding Noteholders' Principal
Carryover Shortfall for that class of notes for the preceding Payment Date over the amount in respect of principal that is actually paid as principal on that class on that Payment Date.

"NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment
Date and any class of notes, the sum of:

          o    the Noteholders' Monthly Principal Distributable Amount;

          o    any outstanding Noteholders' Principal Carryover Shortfall of that class as of the close of the immediately preceding Payment
               Date; and

          o    on the Final Scheduled Payment Date for that class of notes, the amount necessary to reduce the outstanding principal amount of that class of notes to zero; provided, however, that the
               Noteholders' Principal Distributable Amount with respect to a class of notes shall not exceed the outstanding principal amount of that class.

"ONE-MONTH LIBOR" means the rate per annum of deposits in United States dollars having a one-month maturity that appears on Reuters Screen LIBOR01 Page as of the LIBOR Determination Date. In the event that no rate for one-month dollar deposits appears on Reuters Screen LIBOR01 Page on the applicable LIBOR
Determination Date, the One-Month LIBOR shall be the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which one-month dollar deposits are offered to the prime banks in the London interbank market by four major banks in that market selected by the indenture trustee as of the
LIBOR Determination Date and time specified above. If fewer than two quotations are provided by such banks, then One-Month LIBOR shall be the arithmetic mean
(rounded upwards as above) of the rates at which one-month loans in United
States dollars are offered to leading European banks by three major

                                      S-83

banks in New York City selected by the indenture trustee as of 11:00 a.m. New
York City time on the applicable LIBOR Determination Date. If no such quotation can be obtained, One-Month LIBOR for such payment date will be One-Month LIBOR for the prior payment date.

"PASS THROUGH RATE" means, for the certificates and each Payment Date, 0.00% per annum.

"PAYMENT DATE" means the day of each month on which payments are made on the notes, which is the 15th day of each month or if the 15th day of the month is not a business day, payments on the notes will be made on the next business day.
The first Payment Date will occur on September 17, 2007.

"PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date and the related Collection Period, the sum of the following amounts:

     o    (1) in the case of Precomputed Receivables, the principal portion of all scheduled payments due during the related Collection Period, computed in accordance with the actuarial method and (2) in the case of Simple Interest Receivables, the principal portion of all scheduled payments actually received during the related Collection Period,

     o    the principal portion of all Prepayments received for the related
          Collection Period (to the extent such amounts are not included in the first bullet point above),

     o    the Principal Balance of each Receivable that the servicer became obligated to purchase or the depositor became obligated to repurchase
          (to the extent those amounts are not included in the two bullet points above), and

     o    the Principal Balance of each Receivable that became a Defaulted
          Receivable during that Collection Period (to the extent those amounts are not included in the three bullet points above).

"POOL BALANCE" means, as of any date of measurement, the aggregate principal balance of the Receivables.

"RATING AGENCIES" means Moody's and S&P.

"REQUIRED RATE" with respect to each Receivable, means 6.25%.

"SENIOR SWAP TERMINATION PAYMENT" means any Swap Termination Payment other than a Subordinate Swap Termination Payment.

"SERVICER DEFAULT" means the occurrence and continuing of any of the following events:

          o    any failure by the servicer to deliver to the applicable trustee for deposit in any account any required payment or to direct the indenture trustee to make the required payments therefrom and that failure continues unremedied for three business days after discovery thereof by the servicer or after the giving of written notice of such failure to (1) the servicer by the owner trustee or the indenture trustee, as applicable or (2) the servicer and the owner trustee or the indenture trustee, as applicable, of written notice of the failure from not less than 25% of the outstanding amount of the notes;

          o    any failure by the servicer (or the depositor, as long as AHFC is the servicer) to duly observe or perform in any material respect any other covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 90 days after the giving of written notice of the failure to
               (a) the servicer or the depositor, as the case may be, by the owner trustee or the indenture trustee, as applicable, or (b) the servicer or the depositor, as the case may be, and the owner trustee or the indenture trustee by the holders of notes
               evidencing not less than 25% of the outstanding amount of the notes;

                                      S-84

          o    the occurrence of an Insolvency Event (as defined in the attached prospectus) of the servicer (or the depositor, as long as AHFC is the servicer); and

          o    any failure by the servicer to deliver any information, report, certification, attestation or accountants' letter when and as required under the sale and servicing agreement, which continues unremedied for ten calendar days.

"SERVICING FEE" means, with respect to each Collection Period, the Servicing
Rate multiplied by the Pool Balance as of the first day of the related
Collection Period or, in the case of the first Payment Date, the Pool Balance as of the Cutoff Date.

"SERVICING RATE" means one-twelfth of 1.00%.

"SPECIFIED RESERVE FUND BALANCE" means, with respect to any Payment Date, an amount equal to 0.15% of the Initial Pool Balance; except that, if on any
Payment Date (i) the average of the CHARGE-OFF RATES for the three preceding
Collection Periods exceeds 2.25% or (ii) the average of the DELINQUENCY
PERCENTAGES for the three preceding Collection Periods exceeds 2.25%, then the
Specified Reserve Fund Balance will be an amount equal to a specified percentage of the Pool Balance as of the last day of the immediately preceding Collection
Period. Such percentage shall be determined by deducting from 8.00% the following fraction, expressed as a percentage: (a) one minus (b) a fraction, the numerator of which is the outstanding principal amount of the notes and the outstanding principal amount of the certificates with respect to such Payment
Date and the denominator of which is the Pool Balance. Notwithstanding the foregoing, in no event will the Specified Reserve Fund Balance be more than the then outstanding principal amount of the notes and the then outstanding principal amount of the certificates. As of any Payment Date, the amount of funds actually on deposit in the reserve fund may, in certain circumstances, be less than the Specified Reserve Fund Balance.

"SUBORDINATE SWAP TERMINATION PAYMENT" means any Swap Termination Payment resulting from a Swap Termination where the Swap Counterparty is the Defaulting
Party or sole Affected Party (as defined in the Swap Agreement) other than Swap
Terminations arising from a Tax Event or Illegality (each as defined in the Swap
Agreement).

"SWAP AGREEMENT" means the 1992 Master Agreement between the trust and the Swap
Counterparty, as modified to reflect the transactions described in this prospectus supplement.

"SWAP COUNTERPARTY" means Bank of America, N.A.

"SWAP EVENT OF DEFAULT" means the occurrence of an "Event of Default" under the
Swap Agreement, as defined in the Swap Agreement.

"SWAP TERMINATION" means the occurrence of an "Early Termination Date" under the
Swap Agreement, as defined in the Swap Agreement.

"SWAP TERMINATION EVENT" means the occurrence of a "Termination Event" under the
Swap Agreement, as defined in the Swap Agreement.

"SWAP TERMINATION PAYMENT" means, the termination payment that the trust or the
Swap Counterparty may be liable to make to the other upon the occurrence of a
Swap Termination, in some cases regardless of which of such parties may have caused such termination.

"YIELD SUPPLEMENT AMOUNT" means the aggregate amount by which one month's interest on the principal balance, as of the first day of the related Collection
Period, of each Discount Receivable (other than a

                                      S-85

Discount Receivable that is a Defaulted Receivable) at a rate equal to the
Required Rate, exceeds one month's interest on such principal balance at the APR of each such Receivable.

"YIELD SUPPLEMENT WITHDRAWAL AMOUNT" means the lesser of (1) the amount on deposit in the yield supplement account and (2) the sum of (A) the Yield
Supplement Amount, and (B) after giving effect to the withdrawal of the Yield
Supplement Amount, the amount by which the amount on deposit in the yield supplement account exceeds the maximum amount required to be on deposit therein on the immediately succeeding Payment Date.

                                      S-86

                                     ANNEX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered class A notes (the
"Global Securities") will be available only in book-entry form. Investors in the
Global Securities may hold the Global Securities through any of The Depository
Trust Company ("DTC") or, upon request, through Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System ("Euroclear"). The
Global Securities will be tradable as home market instruments in both the
European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective depositaries of
Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC
Participants.

     Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless those holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and
Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as
DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices of prior asset-backed securities issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream,
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and depositor's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

                                       A-1

     Trading between Clearstream, Luxembourg and/or Euroclear Participants.
Secondary market trading between Clearstream, Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Depositor and Clearstream, Luxembourg or Euroclear
Participants. When Global Securities are to be transferred from the account of a
DTC Participant to the account of a Clearstream, Luxembourg Participant or a
Euroclear Participant, the purchaser will send instructions to Clearstream,
Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or
Euroclear Participant at least one business day prior to settlement.
Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a
360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective
Depositary of the DTC Participant's account against delivery of the Global
Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg
Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear
Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream,
Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or
Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC depositor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

     Trading between Clearstream, Luxembourg or Euroclear Depositor and DTC
Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC
Participant. The depositor will send instructions to Clearstream, Luxembourg

                                       A-2

or Euroclear through a Clearstream, Luxembourg Participant or Euroclear
Participant at least one business day prior to settlement. In these cases,
Clearstream, Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear
Participant the following day, and receipt of the cash proceeds in the
Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant
or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date,
i.e., the trade fails, receipt of the cash proceeds in the Clearstream,
Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream,
Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

     (1) borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream,
Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg
Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through
Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

     (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

     (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities as well as the application of the withholding regulations. You should consult with your own tax advisors for specific advice regarding your holding and disposing of the Global Securities.

     Exemption for Non-U.S. Persons--Form W-8BEN. A beneficial owner of Global
Securities that is a Non-U.S. Persons (other than an intermediary, withholding partnership or withholding trust), as defined below, can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN,

                                       A-3

Certificate of Foreign Status of Beneficial Owner for United States Tax
Withholding. Generally, a W-8BEN is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year absent a change in information. A Form W-8BEN provided with a U.S.
Taxpayer Identification Number, however, is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner. If the information shown on form W-8BEN changes, a new Form
W-8BEN must be filed within 30 days of the change.

     Exemption for Non-U.S. Persons with effectively connected income--Form
W-8ECI. A Non-U.S. Person (other than an intermediary, withholding partnership or withholding trust) may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United
States by filing Form W-8ECI, Certificate of Foreign Person's Claim for
Exemption From Withholding on Income Effectively Connected With the Conduct of a
Trade or Business in the United States. The Form W-8ECI is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

     Exemption or reduced rate for Non-U.S. Persons resident in treaty countries--Form W-8BEN. A Non-U.S. Person (other than an intermediary, withholding partnership or withholding trust) may generally claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial
Owner for United States Tax Withholding. Generally, a Form W-8BEN is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year. A Form W-8BEN provided with a U.S.
Taxpayer Identification Number, however, is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

     Exemption for U.S. Persons--Form W-9. U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for
Taxpayer Identification Number and Certification.

A "U.S. Person" is:

     (1) a citizen or resident of the United States;

     (2) a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purpose) created or organized under the laws of the United States, any state thereof, or the
District of Columbia;

     (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

     (4) a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b)
such trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).

A "Non-U.S. Person" is any person who is not a U.S. Person.

                                       A-4

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PROSPECTUS

Honda Auto Receivables Trusts
Asset Backed Notes
Asset Backed Certificates

American Honda Receivables Corp.,

Depositor

American Honda Finance Corporation,

Sponsor, Originator, Servicer and Administrator

The Issuing Entities:

1.	A new trust will be formed to issue each series of securities and a particular trust may issue multiple series of securities;

2.	Each trust will consist of:

•	a pool of retail installment sale contracts secured by new or used Honda or Acura motor vehicles;

•	items representing credit enhancement to be specified in the applicable prospectus supplement; and

•	other assets to be specified in the applicable prospectus supplement.

The Securities:

1.	will be asset-backed securities sold periodically in one or more series;

2.	will be paid only from the assets of the related trust and any form of credit enhancement;

3.	will be issued as part of a designated series that may include one or more classes; and

4.	will consist of:

•	notes (which will be treated as indebtedness of the trust) and/or

•	certificates (which will represent an undivided ownership interest in the trust).

You should review carefully the factors set forth under ‘‘Risk Factors’’ beginning on page 11 of this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus or the applicable prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus. This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The date of this prospectus is August 15, 2007.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide varying levels of detail:

•	This prospectus, which provides general information, some of which may not apply to a particular series of securities including your series, and

•	The accompanying prospectus supplement, which will describe the specific terms of the offered securities.

We have started with several introductory sections describing the trust and the securities in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms—which gives a brief introduction to the securities to be offered, and

•	Risk Factors—which describes briefly some of the risks to investors of a purchase of the securities.

Whenever we use words like ‘‘intends,’’ ‘‘anticipates’’ or ‘‘expects’’ or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

SUMMARY OF TERMS

The following summary highlights selected information from this prospectus and provides a general overview of relevant terms of the securities. You should read carefully this entire document and the accompanying prospectus supplement to understand all of the terms of the offering.

Issuing Entity	The trust to be formed for each series of securities. The trust will be formed by a trust agreement between the depositor and the trustee of the trust.

Depositor	American Honda Receivables Corp., a wholly owned, limited purpose subsidiary of American Honda Finance Corporation.

Sponsor, Originator, Servicer and Administrator	American Honda Finance Corporation, a wholly owned subsidiary of American Honda Motor Co., Inc. American Honda Motor Co., Inc. is the exclusive distributor of Honda and Acura motor vehicles, Honda motorcycles and power products and Honda and Acura parts and accessories in the United States and is a wholly owned subsidiary of Honda Motor Co., Ltd., a corporation organized under the laws of Japan.

Owner Trustee	The owner trustee for each series of securities will be named in the prospectus supplement for that series.

Indenture Trustee	The trustee for the indenture pursuant to which the notes will be issued will be named in the prospectus supplement for that series.

Securities Offered	Notes—A series of securities may include one or more classes of notes. Notes of a series will be issued pursuant to an indenture.

Certificates—Each series of securities may include one or more classes of certificates, whether or not a class of notes is issued as part of the series. The applicable prospectus supplement will describe the following:

•	if any notes are issued, the priority of payments (1) between the notes and certificates and (2) among different classes of notes; and

•	the priority of payments among different classes of certificates.

Terms—The terms of each class of notes and certificates in a series described in the applicable prospectus supplement will include the following:

•	the stated principal amount of each class of notes and the stated certificate balance of each class of certificates; and

•	the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.

A class of notes may differ from other classes of notes and a class of certificates may differ from other classes of certificates in one or more aspects, including:

•	timing and priority of payments;

•	seniority;

•	allocation of losses;

•	interest rate or formula for determining the interest rate;

•	amount of interest or principal payments;

•	whether interest or principal will be payable to holders of the class if specified events occur;

•	the right to receive collections from designated portions of the receivables owned by the trust; and

•	The ability of holders of a class to direct the trustee to take specified remedies.

The Receivables	Purchasers of Honda and Acura motor vehicles often finance their purchases by entering into retail installment sale contracts with Honda and Acura dealers who then resell the contracts to American Honda Finance Corporation. These contracts are referred to as receivables, and the underlying vehicles are referred to as the financed vehicles. The purchasers of the financed vehicles are referred to as the obligors. The terms of the contracts must meet specified American Honda Finance Corporation requirements.

On or before the date the securities of a series are issued, American Honda Finance Corporation will sell a specified amount of receivables to American Honda Receivables Corp., the depositor. The depositor will then sell those receivables to the trust. The sale by the depositor to the trust will be documented under a sale and servicing agreement among the depositor, the servicer and the trust.

The receivables to be sold by American Honda Finance Corporation will be described in the applicable prospectus supplement.

The Trust Property	The property of each trust.

•	will be described in the applicable prospectus supplement;

•	will primarily be a pool of receivables secured by new and used motor vehicles and amounts due or collected under the receivables on or after a specified cutoff date; and

•	will include assets related to the receivables including:

•	security interests in the motor vehicles;

•	proceeds from claims on related insurance policies;

•	the rights of the depositor in rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables;

•	the rights of the depositor in the agreements identified in the applicable prospectus supplement;

•	amounts deposited in specified bank accounts; and

•	proceeds from liquidated assets.

Prefunding	If specified in a prospectus supplement, on the applicable closing date, the depositor will make a deposit into a prefunding account from proceeds received from the sale of the related securities, in an amount that will be specified in the related prospectus supplement, but not to exceed 50% of the proceeds of the offering. Amounts on deposit in the prefunding account will be used to purchase additional receivables, which will be required to have the same eligibility criteria and general characteristics as the initial pool of receivables during the period to be specified in the related prospectus supplement, which may not exceed one year from the date of issuance of the related securities. Any amounts remaining on deposit in the prefunding account following the end of the specified prefunding period will be transferred to the related collection account and included as part of available amounts on the next succeeding payment date or applied to specific classes of securities as described in the prospectus supplement.

Revolving Period	If specified in a prospectus supplement, during the period beginning on the related closing date and ending on the payment date to be specified in the related prospectus supplement, which may not exceed three years from the date of issuance of the related securities, all amounts that represent principal collections on the receivables that otherwise would become principal distributable amounts on the next related payment date will instead be used to purchase additional receivables, which will be required to have the same eligibility criteria and general characteristics as the initial pool of receivables or such other characteristics as described in the related prospectus supplement.

A trust may have both a prefunding account and revolving period. In this event, the prospectus supplement will specify which funds will be applied first to the purchase of additional receivables.

Credit and Cash Flow Enhancement	The trusts may include features designed to provide protection from losses on assets of the trust to one or more classes of securities. These features are referred to as ‘‘credit enhancement.’’ Credit enhancement may include any one or more of the following:

•	subordination of one or more other classes of securities or excess interest;

•	one or more reserve funds;

•	over-collateralization;

•	letters of credit, cash collateral accounts or other credit or liquidity facilities;

•	surety bonds;

•	guaranteed investment contracts, interest rate cap or floor agreements, or interest rate or currency swap agreements; or

•	cash deposits.

In addition, the trusts may include features designed to ensure the timely payment of amounts owed to securityholders. These features may include any one or more of the following:

•	yield supplement agreements or accounts or overcollateralization features related to yield supplement requirements;

•	liquidity facilities; or

•	cash deposits.

The specific terms of any credit and cash flow enhancement applicable to a trust or to the securities issued by a trust will be described in detail in the applicable prospectus supplement.

Servicing Fee	American Honda Finance Corporation will act as servicer for the receivables. In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables. The trust will pay the servicer a monthly fee equal to a percentage of the total principal balance of the receivables at the beginning of the preceding month specified in the applicable prospectus supplement. The servicer may also receive additional servicing compensation in the form of investment earnings, late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month.

Advances	The servicer may be obligated to advance to the trust interest on receivables that is due but unpaid by the obligor. In addition, the servicer may be obligated to advance to the trust principal of any receivables that are classified as precomputed receivables rather than as simple interest receivables. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from an obligor. The trust will reimburse the servicer from later collections on the receivables for which it has made advances, or from collections generally if the servicer determines that an advance will not be recoverable with respect to that receivable.

We refer you to ‘‘Description of the Transfer and Servicing Agreements—Advances’’ in this prospectus for more detailed information on advances and reimbursement of advances.

Optional Purchase	The servicer may redeem any outstanding securities when the outstanding aggregate principal balance of the receivables declines to 10% or less of the original total principal balance of the receivables as of the cutoff date.

We refer you to ‘‘Description of the Transfer and Servicing Agreements—Termination’’ in this prospectus for more detailed information on the servicer’s optional purchase of receivables.

Auction	If specified in a related prospectus supplement, if the servicer fails to purchase any remaining receivables on the first permitted date for such optional purchase, the trustee may offer for sale by means of an auction all such remaining receivables.

We refer you to ‘‘Description of the Transfer and Servicing Agreements—Termination’’ in this prospectus for more detailed information on a trustee’s auction of receivables.

Changes in Payment Priorities	Each prospectus supplement will provide a description of the conditions under which changes in the priority of payments to securityholders would be made on any given payment date.

Removal of Pool Assets	Each prospectus supplement will provide a description of the circumstances under which receivables may or are required to be removed from the related trust.

Tax Status	Special tax counsel to the trust will be required to deliver an opinion for federal income tax purposes:

•	as to the characterization as debt of the notes issued by the trust; and

•	that the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

By purchasing a note, you will be agreeing to treat the note as indebtedness for tax purposes; and by purchasing a certificate, you will be agreeing to treat the trust as a partnership in which you are a partner, for federal income tax purposes.

We refer you to ‘‘Material Income Tax Consequences’’ in this prospectus and the applicable prospectus supplement for more detailed information on the application of federal income tax laws.

Notes—Notes will generally be eligible for purchase by employee benefit plans.

ERISA Considerations	Certificates— Below investment grade classes of certificates issued by owner trusts will not be eligible for purchase by pension, profit-sharing or other employee benefit plans that are subject to Title I of ERISA, IRAs, Keogh Plans and other plans covered by Section 4975 of the Internal Revenue Code and entities deemed to hold the plan assets of the foregoing (each a ‘‘Benefit Plan’’). Investment grade classes of certificates will be eligible for purchase by a Benefit Plan unless the related prospectus supplement states otherwise.

We refer you to ‘‘ERISA Considerations’’ in this prospectus and the applicable prospectus supplement for more detailed information regarding the ERISA eligibility of any class of securities.

RISK FACTORS

You should consider the following risk factors and the risks described in the section captioned ‘‘Risk Factors’’ in the applicable prospectus supplement in deciding whether to purchase securities of any class.

You must rely for repayment only upon payments from the trust’s assets which may not be sufficient to make full payments on your securities.	The securities represent interests solely in the trust or indebtedness of the trust and will not be insured or guaranteed by American Honda Finance Corporation (the servicer), American Honda Receivables Corp. (the depositor), or any of their respective affiliates, or the related trustee or any other person or entity other than the trust. The only source of payment on your securities are payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the trust, including amounts on deposit in the reserve fund established for that trust. However, although funds in the reserve fund will be available to cover shortfalls in distributions of interest on and principal of your securities, funds to be deposited in this account are limited. If the funds in this account are exhausted, your securities will be paid solely from current distributions on the receivables. In limited circumstances, the trust will also have access to the funds in the yield supplement account. We refer you to ‘‘Description of the Transfer and Servicing Agreements—Yield Supplement Account; Yield Supplement Agreement’’ in this prospectus.

You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust.	You may receive payment of principal on your securities earlier than you expected for the reasons set forth below. As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities. Prepayments on the receivables by the related obligors and purchases of the receivables by the depositor and the servicer will shorten the life of the securities to an extent that cannot be fully predicted.

In addition, a trust may contain a feature known as a prefunding account from which specified funds will be used to purchase additional receivables after the date the securities are issued. To the extent all of those funds are not used by the end of the specified period to purchase new receivables, those funds will be used to make payments on the securities. In that event, you would receive payments on your securities earlier than expected. Also, the depositor will be required to repurchase receivables from the trust if there is a breach of a representation or warranty relating to those receivables that materially adversely affects those receivables. American Honda Finance Corporation, as servicer, will also be required to purchase receivables from the trust if it breaches its servicing obligations with respect to those receivables. The servicer shall be permitted to purchase all remaining receivables from the trust when the outstanding aggregate principal balance of the receivables is 10% or less of the initial aggregate principal balance of the receivables as of the related cutoff date.

Further, the receivables included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. The servicer has limited historical experience with respect to prepayments on receivables. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates for the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the securities.

The final payment of each class of securities is expected to occur prior to its scheduled final payment date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

Interests of other persons in the receivables and financed vehicles could be superior to the trust’s interest, which may result in reduced payments on your securities.	Another person could acquire an interest in a receivable that is superior to the trust’s interest in that receivable because the receivables will not be segregated or marked as belonging to the trust. The depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the trust’s interest in the receivables. However, the servicer will continue to hold the receivables. If another party purchases (or takes a security interest in) one or more receivables for new value in the ordinary course of business and obtains possession of those receivables without actual knowledge of the trust’s interest because of the failure to segregate or mark those receivables, the new purchaser (or secured party) will acquire an interest in those receivables superior to the interest of the trust.

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust’s interest in the vehicle because of the failure to identify the trust as the secured party on the related certificate of title. While American Honda Finance Corporation, as originator, will assign its security interest in the financed vehicles to the depositor, and the depositor will assign to the trust its security interests in the financed vehicles, the servicer will continue to hold the certificates in the capacity of an administrative lienholder of title or ownership for the vehicles. However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the trust as the new secured party. Because the trust will not be identified as the secured party on any certificates of title or ownership, the security interest of the trust in the vehicles may be defeated through fraud, forgery, negligence or error and as a result the trust may not have a perfected security interest in the financed vehicles in every state.

The possibility that the trust may not have a perfected security interest in the financed vehicles may affect the trust’s ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors. Therefore, you may be subject to delays in payment and may incur losses on your investment in the securities as a result of defaults or delinquencies by obligors and because of depreciation in the value of the related financed vehicles. We refer you to ‘‘Certain Legal Aspects of the Receivables—Security Interests’’ in this prospectus.

Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.	Many federal and state consumer protection laws regulate consumer contracts such as the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables. If that happens, payments on the securities could be delayed or reduced. Each of American Honda Receivables Corp. and American Honda Finance Corporation will make representations and warranties relating to the receivables’ compliance with law and the trust’s ability to enforce the contracts. If American Honda Receivables Corp. or American Honda Finance Corporation breaches any of these representations or warranties, the trust’s sole remedy will be to require American Honda Receivables Corp. to repurchase the affected receivables. We refer you to ‘‘Certain Legal Aspects of the Receivables—Consumer Protection Laws’’ in this prospectus

The Bankruptcy of American Honda Finance Corporation (originator and servicer) or American Honda Receivables Corp. (depositor) could result in losses or delays in payments on your securities.	If either American Honda Finance Corporation, the originator and servicer, or American Honda Receivables Corp., the depositor, become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your securities. American Honda Finance Corporation, as originator, will sell the receivables to American Honda Receivables Corp., and American Honda Receivables Corp., as depositor, will in turn transfer the receivables to the trust. However, if either American Honda Finance Corporation or American Honda Receivables Corp. becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that American Honda Finance Corporation or American Honda Receivables Corp., as applicable, still owns the receivables by concluding that the sale to the depositor and/or to the trust was not a ‘‘true sale’’ or, in the case of a bankruptcy of the originator, that the depositor should be consolidated with the originator for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities as a result of, among other things:

•	the ‘‘automatic stay,’’ which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

•	tax or government liens on the sponsor’s or the depositor’s property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities; and

•	the trust not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by the servicer at the time the servicer becomes the subject of a bankruptcy proceeding.

The depositor will take steps in structuring each transaction described in this prospectus and the applicable prospectus supplement to minimize the risk that a court would consolidate the depositor with the originator for bankruptcy purposes or conclude that the sale of receivables to the depositor was not a ‘‘true sale.’’ We refer you to ‘‘Certain Legal Aspects of the Receivables—Certain Bankruptcy Considerations’’ in this prospectus.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, any of which may have an adverse effect on your notes	If a servicer default occurs, the indenture trustee or the noteholders in a given series of notes may remove the servicer without the consent of the owner trustee or the certificateholders. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•	the cost of the transfer of servicing to the successor;

•	the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

•	the servicing fees charged by the successor.

In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

Paying the servicer a fee based on a percentage of the receivables may result in the inability to obtain a successor servicer.	Because the servicer is paid its base servicing fee based on a percentage of the aggregate outstanding amount of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time. At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining receivables in the pool. In this event a higher servicing fee may need to be negotiated (with majority noteholder approval), resulting in less available funds that may be distributed to noteholders and certificateholders on a related payment date. Also if there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period, resulting in increased delinquencies and/or defaults on the receivables.

The bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes	In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the receivables may occur. Any delay in the collection of payments on the receivables may delay or reduce payments to noteholders.

Proceeds of the sale of receivables may not be sufficient to pay your securities in full.	If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables owned by the trust only in limited circumstances. However, there is no assurance that the market value of those receivables will at any time be equal to or greater than the aggregate principal amount of the notes or the sum of the aggregate principal amount of the notes and the aggregate principal balance of the certificates. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. This deficiency will be exacerbated in the case of any securities where the aggregate principal balance of the securities exceeds the aggregate principal balance of the receivables.

Failure to pay principal on your notes will not constitute an event of default until maturity.	The amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve fund or other forms of credit or cash flow enhancement, if any). Therefore, the failure to pay principal on your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes. We refer you to ‘‘The Notes—the Indenture—Events of Default; Rights upon Event of Default’’ in this prospectus.

Funds held by the servicer that are intended to be used to make payments on the securities may be exposed to a risk of loss.	Subject to rating agency debt rating thresholds, the servicer generally may retain all payments and proceeds collected on the receivables during each collection period. The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account on each payment date. Until any collections or proceeds are deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk. The trust and securityholders are not entitled to any amount earned on the funds held by the servicer. If the servicer does not deposit the funds in the collection account as required on any payment date, the trust may be unable to make the payments owed on your securities.

If the trust enters into a currency or an interest rate swap, payments on the securities will be dependent on payments made under the swap agreement.	If the trust enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap. If the trust does not receive the payments it expects from the swap, the trust may not have adequate funds to make all payments to securityholders when due, if ever.

If the trust issues securities denominated in a currency other than U.S. dollars, the trust will need to make payments on the securities in a currency other than U.S. dollars, as described in the applicable prospectus supplement. Payments collected on the receivables, however, will be in U.S. dollars. In this circumstance, the trust may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the trust issues securities denominated in Swiss francs, it might enter into a swap agreement with another party, the ‘‘swap counterparty’’, under which the trust would use the collections on the receivables to pay U.S. dollars to the swap counterparty in exchange for receiving Swiss francs at a predetermined exchange rate to make the payments owed on the securities. If the trust issues securities with adjustable interest rates, interest will be due on the securities at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the trust may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example a fixed rate) to the same notional amount. For example, if the trust issues $100 million of securities bearing interest at a floating LIBOR rate, it might enter into a swap agreement under which the trust would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating LIBOR rate. The $100 million would be the ‘‘notional’’ amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

Termination of a swap agreement and the inability to locate replacement swap counterparty may cause termination of the trust.	A swap agreement may be terminated if particular events occur. Most of these events are generally beyond the control of the trust or the swap counterparty. If an event of default under swap agreement occurs and the trustee is not able to assign the swap agreement to another party, obtain a swap agreement on substantially the same terms or is unable to establish any other arrangement satisfactory to the rating agencies, the trustee may terminate the swap agreement. In addition, the trust may terminate and the trustee would then sell the assets of the trust. In this type of situation, it is impossible to predict how long it would take to sell the assets of the trust.

Some of the possible adverse consequences of a sale of the assets of the trust are:

•	the proceeds from the sale of assets under those circumstances may not be sufficient to pay all amounts owed to you;

•	amounts available to pay you will be further reduced if the trust is required to make a termination payment to the swap counterparty;

•	termination of the swap agreement may expose the trust to currency or interest rate risk, further reducing amounts available to pay you;

•	the sale may result in payments to you significantly earlier than expected; and

•	a significant delay in arranging a sale of the trust’s assets could result in a delay in principal payments. This would, in turn, increase the weighted average life of the securities and could reduce the return on your securities.

Additional information about termination of the trust and sale of the trust’s assets, including a description of how the proceeds of a sale would be distributed will be included in the applicable prospectus supplement. Any swap agreement involves a high degree of risk. A trust will be exposed to this risk should it use this mechanism. For this reason, only investors capable of understanding these risks should invest in the securities. You are strongly urged to consult with your financial advisors before deciding to invest in the securities if a swap is involved.

The rating of a third party credit enhancement provider may affect the ratings of the securities.	If a trust enters into any third party credit enhancement arrangement, the rating agencies that rate the trust’s securities will consider the provisions of arrangement and the rating of any third party credit enhancement provided. If a rating agency downgrades the debt rating of any third party credit provided, it is also likely to downgrade the rating of the securities. Any downgrade in the rating of the securities could have severe adverse consequences on their liquidity or market value.

You may have difficulty selling your securities and/or obtaining your desired price due to the absence of a secondary market.	The securities are not expected to be listed on any securities exchange. Therefore, in order to sell your securities, you must first locate a willing purchaser. In addition, currently, no secondary market exists for the securities. We cannot assure you that a secondary market will develop. The underwriters of any series of securities may make a secondary market for the securities by offering to buy the securities from investors that wish to sell. However, any underwriters agreeing to do so will not be obligated to offer to buy the securities and they may stop making offers at any time.

Because the securities are in book-entry form, your rights can only be exercised indirectly.	Because the securities will be issued in book-entry form, you will be required to hold your interest in the securities through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme, or the Euroclear System in Europe. Transfers of interests in the securities within The Depository Trust Company, Clearstream, Luxembourg or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a physical note or certificate representing your interest. The securities will remain in book-entry form except in the limited circumstances described under the caption ‘‘Certain Information Regarding the Securities—Book-Entry Registration.’’ Unless and until the securities cease to be held in book-entry form, the trustee will not recognize you as a ‘‘noteholder’’ or ‘‘certificateholder.’’ As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream, Luxembourg and Euroclear (in Europe) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge your securities to persons or entities that do not participate in The Depository Trust Company, Clearstream, Luxembourg or Euroclear and to take other actions that require a physical note or certificate representing the securities.

Interest and principal on the securities will be paid by the trust to The Depository Trust Company as the record holder of the securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

Paid-ahead simple interest contracts may affect the weighted average life of the notes	If an obligor on a simple interest contract makes a payment on the contract ahead of schedule (for example, because the obligor intends to go on vacation), the weighted average life of the securities could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related receivable and the obligor will generally not be required to make any scheduled payments during the period for which it was paid-ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent during this period. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes the required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by that obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the receivable.

The payment by the trust of the paid-ahead principal amount on the securities will generally shorten the weighted average life of the securities. However, depending on the length of time during which a paid-ahead simple interest receivable is not amortizing as described above, the weighted average life of the securities may be extended. In addition, to the extent the servicer makes advances on a paid-ahead simple interest receivable which subsequently goes into default, because liquidation proceeds for this receivable will be applied first to reimburse the servicer for its advances, the loss on this receivable may be larger than would have been the case had advances not been made.

The originator’s portfolio of retail installment sale contracts has historically included simple interest receivables which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of receivables in the trust which may become paid-ahead simple interest receivables as described above or the number or the principal amount of the scheduled payments which may be paid-ahead.

The purchase of additional receivables after the closing date may adversely affect the characteristics of the receivables held by the trust or the average life of and rate of return on the securities.	If so specified in the related prospectus supplement, a trust may either use amounts on deposit of principal collections received on its receivables to purchase additional receivables from the depositor after the related closing date during a specified revolving period or use funds on deposit in a prefunding account during a specified funding period to purchase additional receivables or may use both features. All additional receivables purchased from the depositor must meet the selection criteria applicable to the receivables purchased by the trust on the closing date. The credit quality of the additional receivables may be lower than the credit quality of the initial receivables, however, and could adversely affect the performance of the related receivables pool. In addition, the rate of prepayments on the additional receivables may be higher than the rate of prepayments on the initial receivables, which could reduce the average life of and rate of return on your securities. You will bear all reinvestment risk associated with any prepayment of your securities.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on your securities	Payment defaults or the insolvency or dissolution of the depositor may result in prepayment of the securities, which may result in losses. If the trust fails to pay principal of the notes when due, or fails to pay interest on the notes within five days of the due date, the indenture trustee or the holders of a majority of the notes outstanding may declare the entire amount of the notes to be due immediately. If this happens, the indenture trustee may sell the assets of the trust and prepay the notes if certain conditions are met. We refer you to ‘‘The Notes—Indenture—Events of Default; Rights Upon Events of Default’’ in this prospectus. In the event that the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes and you may suffer a loss.

DEFINED TERMS

In later sections, we use a few terms that we define either immediately surrounding the first use of such term or within the text or in the glossary at the end of this prospectus. These terms appear in bold face on their first use.

THE SPONSOR, ORIGINATOR, ADMINISTRATOR AND SERVICER

General

American Honda Finance Corporation (‘‘AHFC’’) was incorporated in the State of California in February, 1980. AHFC serves in the following capacities in its securitization program: sponsor, originator, administrator and servicer.

AHFC has provided wholesale financing to authorized dealers in the United States for the following:

•	Honda motorcycles since 1980,

•	Honda power equipment since 1983, and

•	Honda and Acura motor vehicles since 1986.

AHFC has provided retail financing to authorized dealers in the United States for the following:

•	Honda and Acura automobiles, minivans and sport utility vehicles since 1986,

•	Honda motorcycles (including scooters and all terrain vehicles) since 1985, and personal water craft since 2002,

•	Honda power equipment including lawn and utility tractors, lawnmowers, snow throwers, water pumps, portable outboard motors, outboard marine engines and generators since 1985, and

•	Honda marine products since 2002.

Only Receivables related to the retail financing of Honda and Acura automobiles, minivans and sport utility vehicles are included as assets of any trust.

Since 1990, AHFC has also offered retail leasing for Honda and Acura motor vehicles and Honda motorcycles throughout the United States. In 1997, Honda Lease Trust (‘‘HLT’’), a Delaware business trust, was established to hold and convey lease titles. AHFC no longer holds title to any vehicles involved in retail leasing. AHFC does, however, originate and service the assets for HLT. Since 1994, AHFC and its wholly owned subsidiary, American Honda Service Contract Corporation, a Florida corporation, have administered the sale of vehicle service contracts throughout the United States for American Honda Motor Co., Inc., which we refer to in this prospectus as ‘‘AHMC’’, a California corporation and the parent corporation of AHFC.

AHFC has the following wholly owned special purpose finance subsidiaries:

•	American Honda Receivables Corp., a California corporation and the depositor of the trusts,

•	America Honda Receivables Corp. II, a California corporation,

•	Honda Titling Inc., a Delaware corporation, and

•	Honda Funding Inc., a Delaware corporation.

AHFC is a wholly owned subsidiary of AHMC. AHMC is a wholly owned subsidiary of Honda Motor Co., Ltd., a company organized under the laws of Japan, which is a worldwide manufacturer and distributor of motor vehicles, motorcycles and power equipment. AHMC is the sole authorized distributor in the United States of the following:

•	Honda and Acura motor vehicles,

•	Honda motorcycles,

•	Honda power equipment, and

•	Honda and Acura parts and accessories.

Securitization Experience

AHFC has been selling its assets in securitization transactions since 1992.

AHFC sponsors securitization programs for retail installment sale contracts and interests in automobile lease contracts. In the U.S. securitization market, AHFC sponsors a number of programs in which it sells receivables in securitization transactions or other structured financings both in the public markets and in private transactions. In addition to making registered public offerings, AHFC has sold retail installment sale contracts and automobile lease-backed receivables to asset-backed commercial paper conduits.

AHFC has had an active publicly registered securitization program involving retail installment sale contracts since 1992. The asset-backed securities offered by the prospectus supplement accompanying this prospectus are part of this program. As of the date of this prospectus, none of the asset-backed securities offered in this program have experienced any losses or Events of Default.

AHFC originates all receivables in each asset pool to be securitized in the ordinary course of its business. For a description of the selection criteria used in selecting the asset pool to be securitized, see ‘‘The Receivables’’ in this prospectus. AHFC engages one of the selected underwriters of the related securities to assist in structuring the transaction based on the forecasted cash flows of the pool. AHFC also works with such lead underwriter to determine class sizes and average lives based on current market conditions.

Origination

AHFC purchases retail installment sale contracts secured by new or used motor vehicles. Receivables are originated by dealers in accordance with AHFC’s requirements under existing agreements between AHFC and the related Dealers governing the assignment of the Receivables to AHFC (which we refer to in this prospectus as the ‘‘Dealer Agreements’’) and are purchased in accordance with AHFC’s underwriting procedures.

AHFC requires that credit applications received from dealers be signed by the applicant and contain the applicant’s name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payments.

Most credit applications are submitted by an authorized dealer through the web-based Dealer Interactive Network or are faxed to one of AHFC’s regional offices, which function as regional credit centers. Once received, information from the credit application is entered into the Automated Credit Application Processing System (‘‘ACAPS’’). In all cases, ACAPS automatically retrieves credit bureau reports from an independent credit bureau reporting agency for each application. Dealers may also access the status of an applicant’s credit application via the Dealer Interactive Network.

The credit application is forwarded to the computer terminal of AHFC’s credit buyer for review. The internal credit score is the primary basis for the credit decision. In addition to the credit score, the credit buyer analyzes the applicant’s willingness and ability to pay, the applicant’s stability factors, as well as the value of the vehicle to be financed. The credit report is reviewed to determine the applicant’s current credit status and past credit performance.

To receive funding for an approved application, each Honda and Acura dealer who originated the Receivables (each, a ‘‘Dealer’’) must forward all retail financing related documents to the appropriate regional office. The Dealer prepares all necessary paperwork on behalf of AHFC to enter into a retail installment contract. The originations department within the regional office reviews all documentation, including the executed contract between the dealer and the individual, the credit application, insurance documentation, vehicle title and registration documents, co-signer or other state-required disclosures or documents, along with any other items specific to the transaction. All documentation is checked against AHFC’s procedures. Then, the contract information is entered into the contract processing system and undergoes a series of systems edits. This system has general ledger interfaces to the appropriate accounts, and processes all entries, debits and credit required to established receivables for account origination. AHFC’s accounting department conducts all necessary system balancing.

The originations department determines whether the contract package complies with its requirements before disbursing contract proceeds to the Dealer. Contract proceeds are normally deposited directly in the Dealer’s bank account through the automated clearing house system.

Servicing Experience

AHFC services all of the receivables it originates, including receivables sold in securitizations and other structured financings, through its regional offices. AHFC has been the servicer for its public retail securitization program since its inception. AHFC will be responsible for all servicing functions for the Receivables. We refer to AHFC in this capacity as the servicer. In addition, the servicer, at its discretion and in accordance with its customary servicing practices, shall have the option to (i) grant extensions, rebates or adjustments on a Receivable, (ii) waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables, (iii) appoint a subservicer to perform all or any portion of its obligations as servicer under the related sale and servicing agreement in accordance with the terms of such sale and servicing agreement and (iv) appoint a subcontractor, either at its own discretion or at the discretion of its regional offices and servicer centers, to manage various aspects of the Receivables, such as collections, repossessions and liquidations. All required information regarding any material third-party providers will be disclosed either in the related prospectus supplement or in subsequent required filings with the SEC.

For a description of AHFC’s servicing experience for its entire portfolio of retail installment sale contracts on automobiles, including contracts sold in securitizations, that AHFC continues to service, see ‘‘The Sponsor, Originator, Administrator and Servicer’’ in the prospectus supplement.

Material Changes to Servicing Policies and Procedures

AHFC maintains a current system of online operational policies and procedures that is available to all associates in its nine regional offices and national service center.

AHFC’s servicing policies have been most affected by the following changes over the last three years by the implementation of a new system of record – the Customer Account Servicing System (CASS) – in August, 2004. The significant changes under CASS are the combination of loans and leases onto one system of record, the use of Graphical User Interface screens to simplify usage and provide for easier training for new employees and the automatic charge off of delinquent accounts at 120 days. This change to automatic charge offs of delinquent accounts at 120 days from the previous manual system of charge offs temporarily adversely affected net credit loss statistics, which have since been reversed.

THE DEPOSITOR

American Honda Receivables Corp. is a wholly owned, limited purpose finance subsidiary of AHFC and was incorporated in the State of California in August 1992, and is referred to as the depositor in this prospectus. The depositor was organized primarily for the purpose of acquiring retail installment sale contracts similar to the Receivables and associated rights from AHFC, causing the issuance of securities similar to the securities and engaging in related transactions. The depositor’s articles of incorporation limit the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for those purposes (including repurchase obligations for breaches of representations and warranties regarding Receivables). Other than the obligation to obtain the consent of the depositor with respect to amendments to the related trust agreement or other consent rights given to the holder of the residual interest in the related trust, the depositor will have no ongoing duties with respect to each trust.

The articles of incorporation and bylaws of the depositor include requirements for independent directors, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets the depositor with those of either AHFC or any affiliate of AHFC in the event of a bankruptcy or insolvency proceeding of AHFC or such other affiliated entity. In addition, the depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either Federal or any state court without the consent of the two independent directors.

THE TRUSTEES

The owner trustee (and Delaware trustee, if applicable) for each trust under the trust agreement, and the indenture trustee, under any indenture pursuant to which notes are issued, will be specified in the applicable prospectus supplement. We refer to any trustee, owner trustee, Delaware trustee and indenture trustee in this prospectus collectively as trustees. If a Delaware trustee is appointed, its roles will be limited to those duties required under the Delaware Statutory Trust Act. The indenture trustee will act on behalf of the noteholders and represent their rights and interests in the exercise of their rights under the related indenture. The owner trustee will act on behalf of the certificateholders and represent their rights and interests in the exercise of their rights under the related trust agreement. The owner trustee will also execute and deliver all agreements required to be entered into on behalf of the related trust.

Any trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of that trustee set forth in the related trust agreement, sale and servicing agreement or indenture, as applicable. Under the indenture, the indenture trustee, and its officer’s, directors, employees and agents, are indemnified by the administrator for all costs, losses, liabilities and expenses (including, but not limited to, attorneys fees) incurred in connection with the performance of its duties, except those resulting from its own willful misconduct, negligence or bad faith. Under the trust agreement, the owner trustee will not be held answerable or accountable under any circumstances except for those arising from its own willful misconduct, bad faith or gross negligence or for inaccuracies in any representations or warranties expressly made by the owner trustee. In addition, the owner trustee has the right to seek adequate security or indemnities from the related certificateholders prior to the undertaking of any course of action requested by such certificateholders. Pursuant to the administration agreement, the administrator will provide the required indemnification to each trustee; however, if the administrator is unable to pay these obligations, they would be an obligation of the related trust. See ‘‘Description of the Transfer and Servicing Agreements—The Administration Agreement’’ in this prospectus.

A trustee may resign at any time, in which event the servicer, or its successor, will be obligated to appoint a successor thereto. In addition, AHFC, in its capacity as administrator under the related administration agreement, which we refer to in this prospectus as the administrator, may also remove a trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related trust agreement, sale and servicing agreement or indenture, as applicable. Under the administration agreement, the administrator will be liable for any resulting expenses, but if the administrator is not able to pay, any transition expenses would become an obligation of the trust. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

FORMATION OF THE ISSUING ENTITIES

The depositor will establish each trust (each of which is referred to as a trust) pursuant to a trust agreement.

The terms of each series of notes or certificates issued by each trust and additional information concerning the assets of each trust and any applicable credit or cash flow enhancement will be set forth in a prospectus supplement to this prospectus. The notes and certificates to be issued by a trust are collectively referred to in this prospectus as the securities.

Each trust will be structured, and each Transfer and Servicing Agreement will contain non-petition clauses, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the applicable trust or the depositor until at least one year and one day after the date on which all applicable securities have been paid in full.

PROPERTY OF THE ISSUING ENTITIES

The property of each trust will consist of a pool of retail installment sale contracts originated on or after the date indicated in the applicable prospectus supplement between the applicable Dealers and the related retail purchasers of a Financed Vehicle who entered into such retail installment sale contracts (which we refer to in this prospectus as the ‘‘Obligors’’). These contracts are referred to as the Receivables and evidence the indirect financing made available by American Honda Finance Corporation, which we refer to in this prospectus as AHFC or the sponsor, to the Obligors. The Receivables will be secured by the related Financed Vehicles and all principal and interest payments made on or after the applicable cutoff date and other property, all as specified in the applicable prospectus supplement. ‘‘New’’ vehicles may include ‘‘demonstration’’ vehicles, which are not titled in some states and may be classified as new vehicles in those states.

The Receivables will be originated by Dealers in accordance with AHFC’s requirements under the related Dealer Agreements. AHFC will purchase the Receivables of each pool in the ordinary course of business pursuant to the Dealer Agreements.

On or before the related closing date, which is the date of the initial issuance of any series of securities, AHFC will sell the Receivables comprising the related pool to the depositor, and the depositor will sell those Receivables to the trust pursuant to the related sale and servicing agreement among the depositor, AHFC, in its capacity as servicer of the Receivables, which we refer to as the servicer, and the trust.

In addition to the Receivables, the property of each trust will also include the following:

•	amounts that may be held in separate trust accounts established and maintained by the servicer with the trustee pursuant to the related sale and servicing agreement;

•	security interests in the Financed Vehicles and any related property;

•	the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors;

•	proceeds from payments collected by AHFC from Dealers obligated to repurchase Receivables from AHFC which do not meet specified representations made by the Dealers;

•	the depositor’s right under, as applicable, the sale and servicing agreement, the purchase agreement and the yield supplement agreement, if any;

•	the depositor’s right to realize upon any property (including the right to receive future net liquidation proceeds) that secured a Receivable; and

•	all proceeds of the foregoing.

Various forms of credit and cash flow enhancement may be used to benefit holders of the related securities, including a reserve fund. If required by the applicable rating agencies, a trust will also have access to the funds in a yield supplement account.

THE RECEIVABLES

AHFC will purchase the Receivables from the Dealers in the ordinary course of business in accordance with AHFC’s underwriting standards. The Receivables to be held by each trust will be randomly selected from those motor vehicle retail installment sale contracts in AHFC’s portfolio that meet several criteria. These criteria provide that each Receivable:

•	was originated in the United States and the Obligor is not a federal, state or local governmental entity;

•	provides for level monthly payments which provide interest at the applicable annual percentage rate (which we refer to in this prospectus as the ‘‘APR’’) and fully amortize the amount financed over an original term to maturity no greater than the number of months specified in the applicable prospectus supplement; and

•	is attributable to the purchase of a new or used Honda or Acura motor vehicle and is secured by that vehicle.

In addition, the related prospectus supplement will provide additional selection criteria, if any, which may include geographic location, percentage by principal balance of the Receivables of new vehicles and used vehicles, credit grade, original term to maturity, remaining term to maturity, date of origination, contractual annual percentage rate, percentage by principal balance of the Receivables financed through Honda dealers and Acura dealers and the exclusion of Receivables originated under certain low rate programs. AHFC reviews each pool to verify that it is reasonably representative of the total managed assets. For a description of AHFC’s loss and delinquency experience on its managed pool portfolio, see ‘‘The Sponsor, Originator, Administrator and Servicer—Servicing Experience’’ in the related prospectus supplement.

Each Receivable will be purchased from a Dealer under either an ‘‘incentive’’ program or a ‘‘non-incentive’’ program. Under an ‘‘incentive’’ program, a Receivable purchased from a Dealer is purchased with a below market APR and is subsidized by AHMC. AHMC pays AHFC a subsidy calculated based on the difference in interest AHFC would normally earn on the Receivable at its standard purchase rate and the interest earned at the special below market APR. Under a ‘‘non-incentive’’ program, a Receivable purchased from a Dealer is purchased by AHFC at AHFC’s standard purchase rate.

Each Receivable will provide for the related monthly payment on a Financed Vehicle owed by the related Obligor (each such payment, a ‘‘Scheduled Payment’’) according to (i) the simple interest method or (ii) the actuarial method, each as defined and described below.

Simple Interest Receivables.    Payments on Simple Interest Receivables, using the simple interest method, will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the Principal Balance will be correspondingly greater, and the Principal Balance will be amortized more rapidly than scheduled.

Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the Principal Balance will be correspondingly less, and the Principal Balance will be amortized more slowly than scheduled, in which case a larger portion of the Principal Balance may be due on the final scheduled payment date. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

Precomputed Receivables.    A Precomputed Receivable, using the actuarial method, provides for amortization of the contract over a series of fixed level monthly installments. Each scheduled payment is deemed to consist of an amount of interest equal to 1/12 of the stated APR of the Receivable multiplied by the scheduled Principal Balance of the Receivable and an amount of principal equal to the remainder of the Scheduled Payment. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

In the event of a prepayment in full (voluntarily or as a result of the receipt of liquidation proceeds) of a Precomputed Receivable, a ‘‘rebate’’ will be made to the Obligor of that portion of the total amount of payments under the Receivable allocable to ‘‘unearned’’ interest charges. In the event of the prepayment in full (voluntarily or as a result of the receipt of liquidation proceeds) of a Simple Interest Receivable, a ‘‘rebate’’ will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable will always be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.

Additional information with respect to each specific pool of Receivables, as well as static pool information regarding the pools related to previously issued series of securities, will be set forth in the related prospectus supplement.

Underwriting of Motor Vehicle Loans

AHFC, in its capacity as originator, which we refer to in such capacity in this prospectus as the originator, purchases all of the related retail installment sale contracts secured by new or used Honda and Acura motor vehicles from the Dealers. These contracts are underwritten using the originator’s standard underwriting procedures. The Receivables are originated by Dealers in accordance with the originator’s requirements under existing Dealer Agreements and will be purchased in accordance with the originator’s underwriting procedures which emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.

The originator requires that applications received from Dealers be signed by the applicant and contain, among other information, the applicant’s name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment. Upon receipt of the above information, the originator obtains a credit report from an independent credit bureau reporting agency. The originator reviews the credit report to determine the applicant’s current credit status and past credit performance. The originator considers both negative factors including past due credit, repossessions, loans charged off by other lenders and previous bankruptcy and also positive factors such as amount of credit and favorable payment history.

The originator’s credit decision is influenced by, among other things, a credit scoring system and other considerations. The credit scoring process considers residence and employment stability, credit bureau information, application and contract information. The credit scoring process also takes into account income requirements and the ratio of income to total debt. The originator makes its final credit decision based upon the degree of credit risk perceived and the amount of credit requested.

The originator’s retail installment sale contract requires that Obligors maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. At the time of purchase, an Obligor signs a statement which indicates that he or she either has or will have the necessary insurance, and which shows the name and address of the insurance company along with a description of the type of coverage. The originator generally requires Obligors to provide it with evidence of compliance with the foregoing insurance requirements; however, the originator performs no ongoing verification of insurance coverage. The originator will not be obligated to make payments to a trust for any loss when third party insurance has not been maintained.

The amount of a retail installment sale contract secured by a new or used Honda or Acura motor vehicle generally will not exceed 120% of the dealer invoice cost of the related vehicle plus select accessories at the dealer cost, sales tax, title and registration fees, insurance premiums for credit life and credit disability insurance and certain fees for extended service contract or, in the case of used motor vehicles, the NADA average trade-in value (as adjusted for higher/lower mileage).

Credit Metric – Credit Grade

AHFC utilizes a proprietary numerical scoring system that evaluates borrower application information and credit bureau report information. The information used to calculate the internal credit score is dependent on the age of the customer and the type of vehicle (new, used or certified used) to be financed. AHFC’s historical data was utilized to develop the scoring and identify the key characteristics and credit bureau information used in calculating the borrower’s total score.

Although the credit buyer could also analyze other information as needed for credit decisions, the internal credit score is the sole determinant of the A, B, C, or D credit grade classification. The

‘‘Distribution of Receivables by Credit Grade at Time of Origination’’ table in ‘‘Receivables’’ in the accompanying prospectus supplement should be used for the comparison of AHFC pools only. Static pool data by credit grade is provided, reflecting the historical performance levels.

FICO scores are provided in the pool distribution tables as an alternative method to assess credit quality. It should be noted that the AHFC scoring system, in most cases, does not assign a value to the borrower’s FICO score in calculating its internal score. AHFC, therefore, does not track performance data by FICO score.

There are different factors that affect the internal credit score and the associated credit grade. The following general descriptions are based on AHFC’s definitions and would not be comparable to other auto lenders. The historical net credit loss rates stated are estimated ranges for new vehicle loans and are shown for comparative purposes. Loss rates for used and certified used vehicles are generally higher. Please refer to static pool data for actual loss history and additional details.

A – Borrowers classified as an A credit are those who are very low credit risks. Based on their application and credit bureau report, they have the ability to pay and have shown a willingness to pay. Generally, A credit borrowers have an extensive credit history, an excellent payment record and extensive financial resources. Historically, static pool net charge off rates for new vehicle loans classified as A credits have generally been in the 0.03% to 0.08% range.

B – Borrowers classified as a B credit are those that are relatively low credit risk. Based on their application and credit bureau report, they have the ability to pay and have shown a willingness to pay. Generally, B credit borrowers may have one or more condition, such as, among other reasons, a shorter credit history or a minor credit weakness, that could reduce the internal credit score. Historically, static pool net charge off rates for new vehicle loans classified as B credits have generally been in the 0.30% to 0.60% range.

C – Borrowers classified as a C credit are those that are moderate credit risks. Based on their application and credit bureau report, among other reasons, they may have limited financial resources, limited credit history, or a weakness in credit history. Historically, static pool net charge off rates for new vehicle loans classified as C credits have generally been in the 1.50% to 2.00% range.

D – Borrowers classified as a D credit are relatively higher credit risks. Based on their application and credit bureau report, among other reasons, may have a very limited financial resources, very limited or no credit history, or a poor credit history. Generally, D credits will have a reduced finance amount through a larger down payment or a co-signer. Historically, static pool net charge off rates for new vehicle loans classified as D credits have generally been in the 2.00% to 3.00% range.

Servicing of the Receivables

The servicer considers a retail installment sale contract to be past due or delinquent for servicing and enforcement of collection purposes when the Obligor fails to make at least 90% of a Scheduled Payment on a cumulative basis (after giving effect to any past due payments) by the related due date; any portion of a Scheduled Payment not paid on the related due date automatically becomes due with the next scheduled payment. The servicer mails a computer generated delinquency notice to the Obligor on the eleventh and twenty-first days of delinquency. If the delinquent receivable cannot be brought current or completely collected within 60 days, the servicer generally attempts to repossess the vehicle.

The servicer holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles (generally within 60 days after repossession). The servicer’s Marketing Department handles motor vehicle sales for the servicer, including the sale of repossessed vehicles. The servicer consigns the repossessed vehicles to a local auction or to an independent transport company for transport to another auction location. Each motor vehicle undergoes an auction condition report, which is sent to the servicer. Each auction site is expected to sell the motor vehicle within 60 days of taking the motor vehicle into inventory. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the receivable are pursued by or on behalf of the servicer to the extent practicable and legally permitted.

We refer you to ‘‘Certain Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds’’ in this prospectus. The servicer attempts to contact Obligors and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

Third Party Collections and Repossessions

Post-repossession and charged-off accounts are sent to a centralized operation, the NRC, for resolution. The accounts are tracked and reported by a recovery management system created and installed by Fair Isaac Corporation.

The NRC staff sends out a series of letters notifying the charged-off account holders of their deficient balance. If there is no response within 60 days, the accounts are placed with outside collection agencies.

All prospective collection agencies submit an RFI (request for information) and are scored through the Kepner Tregoe assessment process. Those agencies that meet the criteria are required to make a formal presentation to NRC management. Those scoring highest on the Kepner Tregoe assessment, and considered qualified have site visits made by NRC management. The agencies must execute a contract with AHFC and comply with mutually agreed upon service level agreements. Regular reporting on accounts and a scoring system, developed by AHFC, are also used to monitor effectiveness of the agency. Operational issues or important matters are discussed in monthly conference calls with NRC management. Annual site audits are conducted to ensure compliance of the contract and service levels. If the primary agency is not successful with the recovery in 180 days of placement, responsibility for the account is transferred to a secondary collection agency. After 270 days and review by NRC management, a tertiary agency may be used.

Both the regional offices and the NRC conduct repossessions of motor vehicles between 30 and 120 days of delinquency. Efforts are made to collect and maintain the account in good standing prior to ordering repossession. However, when normal collection efforts fail, AHFC may resort to repossession. AHFC uses independent contractors/repossession agencies when repossessing vehicles.

The contractors/repossession agencies must provide current licenses and have active membership in one or more approved recovery associations. Agencies must be bonded and have established code of ethics that conform to industry standards. The agencies must also produce adequate insurance coverage, usually in the form of a garage liability policy that protects AHFC from claims resulting from the repossession. After repossession, each regional office and the NRC follow specific procedures conforming to both federal and state regulations pertaining to the sale and disposal of repossessed vehicles. Repossessed vehicles are normally sold at dealer auctions no later than 90 days after repossession, and typically 40 to 50 days after the legal redemption period mandated by applicable statute.

No collection agency or repossession agency services more than 10% of any pool of Receivables, unless otherwise specified in the prospectus supplement.

USE OF PROCEEDS

Each trust will use the net proceeds from the sale of the securities of a given series to purchase Receivables from the depositor and to fund any related reserve fund, yield supplement account and/or other accounts of the trust. The depositor will purchase Receivables from the originator from the net proceeds it receives from any trust. Unless specified in the related prospectus supplement, there are no other expenses incurred in connection with the selection and acquisition of the pool assets that will be payable from offering proceeds, nor are there any such material expenses that would be paid by a transaction party.

WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR SECURITIES

The Issuing Entity

The trustees will provide to securityholders unaudited monthly and annual reports concerning the Receivables and other specified matters. We refer you to ‘‘Description of the Transfer and Servicing

Agreements—Statements to Securityholders’’ and ‘‘—Evidence as to Compliance’’ in this prospectus. Unless definitive securities are issued under the limited circumstances described in this prospectus, the sole holder of record shall be Cede & Co., which we refer to in this prospectus as Cede, as the nominee of The Depository Trust Company, which we refer to in this prospectus as DTC.

Copies of these reports may be obtained at no charge at the offices specified in the applicable prospectus supplement.

The Depositor

AHRC, as depositor of the Receivables, has filed with the Securities and Exchange Commission, which we refer to in this prospectus as the SEC, a registration statement on Form S-3 under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) of which this prospectus forms a part. The registration statement is available for inspection without charge at the public reference facilities maintained at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference rooms by calling the SEC at (800) 732-0330. You may obtain copies of SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website (http:// www.sec.gov) that contains reports, registration statements, proxy and information statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR). All reports filed by the depositor may be found on EDGAR filed under registration number 333-132320, and all reports filed with respect to each trust under that number plus the applicable serial tag number.

Copies of the operative agreements relating to the Securities will also be filed with the SEC on EDGAR under the registration number shown above.

The depositor on behalf of the trust of the related series will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). These reports include (but are not limited to):

•	Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust, including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related prospectus supplement;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the payment date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Act.

The depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust with the SEC after the final prospectus supplement is filed will be available under trust’s specific number, which will be a series number assigned to the file number of the depositor shown above.

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in ‘‘Description of the Transfer and Servicing Agreements—Statements to Securityholders’’ in this prospectus. For the time period that each trust is required to report under the Exchange Act, the depositor, on behalf of each trust, will file the trusts’ annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC. The depositor will post the reports on its website located at ‘‘http://abs.honda.com/’’ as soon as reasonably practicable after such reports are filed with the SEC.

Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for each trust will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•	with respect to information regarding prior securitized pools of the depositor that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Copies of the static pool data presented on a website and deemed part of this prospectus may be obtained upon written request by the securityholders of the related series at the address specified in the related prospectus supplement. Copies of information related to the period prior to January 1, 2006 may also be obtained upon written request.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

The weighted average life of the securities of any series will generally be influenced by the rate at which the Principal Balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayments includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies and repurchases or purchases by the depositor or AHFC, as the case may be, of particular Receivables for administrative reason or for breaches of representations and warranties. The term weighted average life means the average amount of time during which each dollar of principal of a Receivable is outstanding.

All of the Receivables will be prepayable at any time without penalty to the Obligor. However, partial prepayments on the Precomputed Receivables made by Obligors will not be paid on the payment date following the collection period in which they were received but will be retained and applied towards payments due in later collection periods. If prepayments in full are received on the Precomputed Receivables or if full or partial prepayments are received on the Simple Interest Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life of the Receivables set forth in the related prospectus supplement. The rate of prepayment of motor vehicle retail installment sale contracts are influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the servicer.

No prediction can be made as to the rate of prepayment on the Receivables in either stable or changing interest rate environments. AHFC maintains limited records of the historical prepayment experience of the motor vehicle retail installment sale contracts included in its portfolio. However, no assurance can be given that prepayments on the Receivables will conform to historical experience and no prediction can be made as to the actual prepayment experience on the Receivables. The rate of prepayment on the Receivables may also be influenced by the structure of the related contract. In addition, under some circumstances, the depositor or servicer will be obligated to repurchase Receivables from a given trust pursuant to the related sale and servicing agreement as a result of breaches of particular representations and warranties or covenants. We refer you to ‘‘Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables’’ and ‘‘—Servicing Procedures’’ in this prospectus. We also refer you to ‘‘Description of the Transfer and Servicing Agreements—Termination’’ in this prospectus regarding the servicer’s option to purchase the Receivables from a given trust. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the payment of prepayments to securityholders will be borne entirely by the securityholders. In addition, early retirement of the securities may be effected by the exercise of the option of the servicer, or any successor to the servicer, to purchase all of the Receivables remaining in the trust when the outstanding balance of the pool is 10% or less of the initial balance as of the related cutoff date.

In addition, pursuant to agreements between the originator and the Dealers, each Dealer is obligated to repurchase from AHFC contracts which do not meet particular representations and warranties made by that Dealer, which is referred to as Dealer Recourse. These representations and warranties relate primarily to the origination of the retail installment sale contracts and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of the contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the trustee, the related sale and servicing agreement will require that the originator deposit any recovery in respect of any Receivable pursuant to any Dealer Recourse in the related collection account. The sales by the Dealers of retail installment sale contracts to the originator do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor thereunder, other than in connection with the breach of the foregoing representations and warranties. We refer you to ‘‘Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables’’ and ‘‘—Servicing Procedures’’ in this prospectus.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the securities of a given series on each payment date, since the amount of principal payments will depend, in part, on the amount of principal collected on the related pool of Receivables during the applicable collection period. No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower rate of prepayment of Receivables will be borne entirely by the securityholders of a given series. We refer you to ‘‘Risk Factors—You May Experience Reduced Returns on Your Investment Resulting from Prepayments, Repurchases or Early Termination of the Trust’’ in this prospectus.

The applicable prospectus supplement may set forth additional information regarding the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

POOL FACTORS AND TRADING INFORMATION

The note pool factor for each class of notes will be a seven-digit decimal which the servicer will compute prior to each payment with respect to that class of notes. The note pool factor represents the remaining outstanding principal amount of that class of notes, as of the close of business on the last day of the applicable collection period, as a fraction of the initial outstanding principal amount of that class of notes. The certificate pool factor for each class of certificates will be a seven-digit decimal which the servicer will compute prior to each payment with respect to that class of certificates indicating the remaining Certificate Balance of that class of certificates, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Original Certificate Balance of that class of certificates.

Each note pool factor and each certificate pool factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of notes, or the reduction of the Certificate Balance of the applicable class of certificates, as the case may be. A noteholder’s portion of the aggregate outstanding principal amount of the related class of notes is the product of (1) the original denomination of that noteholder’s note and (2) the applicable note pool factor. A certificateholder’s portion of the aggregate outstanding Certificate Balance for the related class of certificates is the product of (1) the original denomination of that certificateholder’s certificate and (2) the applicable certificate pool factor.

The securityholders will receive monthly reports concerning payments received on the Receivables, the outstanding balance of the related pool, each certificate pool factor or note pool factor, as applicable, and various other items of information.

THE NOTES

General

With respect to each trust that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, except as set forth below. Notes will be available for purchase in the denominations specified in the applicable prospectus supplement in book-entry form only. The depositor has been informed by DTC that DTC’s nominee will be Cede, unless another nominee is specified in the applicable prospectus supplement. Accordingly, that nominee is expected to be the sole holder of record of the notes of each class. No noteholder will be entitled to receive a physical certificate representing a note until definitive notes are issued under the limited circumstances described in this prospectus. All references in this prospectus and in the applicable prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the applicable prospectus supplement to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the notes, for distribution to noteholders in accordance with DTC’s procedures.

We refer you to ‘‘Certain Information Regarding the Securities—Book-Entry Registration’’ and ‘‘—Definitive Securities’’ in this prospectus.

Principal and Interest on the Notes

The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of notes of a given series. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on a class of notes will generally be made prior to payments of principal on the class. A series may include one or more classes of notes entitled either to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments (which we refer to in this prospectus as the ‘‘Strip Notes’’). Each class of notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing. The applicable prospectus supplement will specify the Interest Rate for each class of notes of a given series or the method for determining the Interest Rate. We refer you to ‘‘Certain Information Regarding the Securities—Fixed Rate Securities’’ and ‘‘—Floating Rate Securities’’ in this prospectus. If specified in the related prospectus supplement, the outstanding classes of notes of a series may be redeemable in whole, but not in part, as a result of the servicer exercising its clean up call option to purchase the related Receivables remaining the applicable pool, through an auction of such Receivables to be conducted by the indenture trustee if such clean up call option is not exercised by the servicer, or due to an early termination of the related trust. Noteholders will not have the ability to cause a redemption of their notes by the issuing entity.

One or more classes of notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the applicable prospectus supplement. Noteholders of those notes would be entitled to receive as payments of principal on any given payment date the amounts set forth on that schedule with respect to those notes.

To the extent provided in the related prospectus supplement, payments of interest to noteholders of two or more classes within a series may have the same priority. Under some circumstances, on any payment date the amount available for those payments could be less than the amount of interest payable on the notes. If this is the case, each class of noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of noteholders) of the aggregate amount of interest available for payment on the notes. We refer you to ‘‘Description of the Transfer and Servicing Agreements—Distributions on the Securities’’ and ‘‘—Credit and Cash Flow Enhancement’’ in this prospectus.

If a series of notes includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions, of each of those classes will be set forth in the applicable prospectus supplement. Payments of principal and interest within any class of notes will be made on a pro rata basis among all the noteholders of that class.

The Indenture

Modification of Indenture.    If a trust has issued notes pursuant to an indenture, the trust and the indenture trustee may, with the consent of the holders of a majority of the outstanding notes of the related series (or relevant class or classes of notes of the series), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify (except as provided below) in any manner the rights of the related noteholders.

Without the consent of the holder of each outstanding affected note, no supplemental indenture will:

•	change (A) the due date of any installment of principal of or interest on that note or reduce the principal amount of that note, (B) the Interest Rate for that note or the redemption price for that note, (C) provisions of the indenture relating to the application of collections on, or proceeds of a sale of, the trust estate to payments of principal and interest on the note, or (D) any place of payment where or the coin or currency in which that note or any interest on that note is payable;

•	impair the right to institute suit for the enforcement of specified provisions of the related indenture regarding payment;

•	reduce the percentage of the aggregate amount of the outstanding notes of a series of notes, the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with specified provisions of the related indenture or of specified defaults and their consequences as provided for in that indenture;

•	modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on those notes, the depositor or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding amount of notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes of that series;

•	reduce the percentage of the aggregate principal amount of notes required to amend the sections of the related indenture that specify the applicable percentage of aggregate principal amount of the notes of a series necessary to amend the indenture or other specified agreements; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for that note or, except as otherwise permitted or contemplated in the indenture, terminate the lien of that indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

The trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of those noteholders; provided that that action will not adversely affect in any material respect the interest of any of those noteholders.

Events of Default; Rights Upon Event of Default.    With respect to the notes of a given series in the related prospectus supplement, an Event of Default under the related indenture will consist of:

•	a default for five days or more in the payment of any interest on any of the notes when the same becomes due and payable;

•	a default in the payment of the principal of or any installment of the principal of any of the notes when the same becomes due and payable;

•	a default in the observance or performance of any covenant or agreement of the applicable trust made in the related indenture and the continuation of the default for a period of 30 days after notice is given to that trust by the applicable indenture trustee or to that trust and the applicable indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class;

•	any representation or warranty made by the applicable trust in the related indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after written notice is given to that trust by the applicable indenture trustee or to that trust and the applicable indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class; or

•	particular events of bankruptcy, insolvency, receivership or liquidation of the applicable trust.

However, the amount of principal required to be paid to noteholders of an affected series under the related indenture will generally be limited to amounts available to be deposited in the related collection account. Therefore, the failure to pay any principal on any class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for that class of notes. The failure to pay interest to holders of a subordinated class of notes on a particular payment date will generally not constitute an Event of Default. In addition, as described below, following the occurrence of an Event of Default (other than an Event of Default related to failure to make required payments) and acceleration of the maturity of the notes, the indenture trustee is not required to sell the assets of the trust, and the indenture trustee may sell the assets of the trust only after meeting requirements specified in the indenture. Under those circumstances, even if the maturity of the notes has been accelerated, there may not be any funds to pay the principal owed on the notes.

If a responsible officer of the indenture trustee has actual knowledge that an Event of Default or an event that with notice or the lapse of time or both would become an Event of Default, a ‘‘Potential Event of Default,’’ has occurred, it must notify all noteholders within 90 days.

If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the most senior notes then outstanding (or relevant class or classes of notes) may declare the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the most senior notes then outstanding (or relevant class or classes of notes).

If the notes of any series are due and payable following an Event of Default with respect thereto, the related indenture trustee may:

•	institute proceedings to collect amounts due or foreclose on trust property;

•	exercise remedies as a secured party;

•	sell the assets of the related trust; or

•	elect to have the applicable trust maintain possession of those Receivables and continue to apply collections on those Receivables as if there had been no declaration of acceleration.

Unless otherwise specified in the applicable prospectus supplement, however, the indenture trustee is prohibited from selling the assets of the related trust following an Event of Default (other than a default in the payment of any principal on any note of a particular series or a default for five days or more in the payment of any interest on the most senior notes of a particular series), unless:

•	the holders of the notes of the related series then outstanding (or relevant class or classes of notes) consent to the sale; or

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes and certificates of the related series at the date of the sale; or

•	the indenture trustee determines that the trust estate will not continue to provide sufficient funds to make all payments on the outstanding notes and certificates of the related series as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 100% of the aggregate outstanding amount of the most senior notes then of the related series outstanding (or relevant class or classes of notes).

Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related indenture, the holders of a majority of the aggregate principal amount of all outstanding notes of the related series then outstanding (or relevant class or classes of notes of the series) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of at least 51% of the aggregate principal amount of all outstanding notes of the related series then outstanding (or relevant class or classes of notes) may, in some cases, waive a default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture which cannot be modified without the waiver or consent of all the holders of the outstanding notes of the related series.

Unless otherwise specified in the related prospectus supplement, no holder of a note of any series will have the right to institute any proceeding with respect to the related indenture, unless:

•	the holder of a note or notes previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

•	the Event of Default arises from the servicer’s failure to remit payments when due or the holders of not less than 25% of the aggregate principal amount of all outstanding notes of the related series then outstanding (or relevant class or classes of notes) have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

•	the holder or holders of notes have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has for 60 days failed to institute a proceeding; and

•	no direction inconsistent with any written request has been given to the indenture trustee.

In addition, each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in that trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of that trust contained in the applicable indenture.

Particular Covenants.    Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless, among other things,

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	that entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the trust under the indenture;

•	no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•	each rating agency delivers a letter to the indenture trustee to the effect that the consideration or merger will not result in a qualification, reduction or withdrawal of its then current rating on any class of notes;

•	that trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder;

•	the parties take any action necessary to maintain the lien and security interest created by the indenture; and

•	the indenture trustee has received an officer’s certificate and an opinion of counsel stating that the consolidation or merger comply with the terms of the indenture and all conditions precedent provided in the indenture have been complied with.

Each trust will not, among other things,

•	except as expressly permitted by the applicable indenture, the applicable Transfer and Servicing Agreements or other specified documents with respect to that trust, sell, transfer, exchange or otherwise dispose of any of the assets of the trust unless directed to do so by the indenture trustee;

•	claim any credit on or make any deduction from the principal of and interest payable on the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the ‘‘Code’’) (or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the trust;

•	except as expressly permitted by the Transfer and Servicing Agreements and related documents, dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related indenture to be impaired, permit the lien created by the related indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

•	permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest in the assets of the trust or the proceeds of those assets; or

•	assume or incur any indebtedness other than the related notes or as expressly permitted by the related indenture or the other Transfer and Servicing Agreements and related documents.

No trust may engage in any activity other than as specified in this prospectus or in the applicable prospectus supplement.

Annual Compliance Statement.    Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the related indenture.

Indenture Trustee’s Annual Report.    Under certain circumstances, the indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.    An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes as well as amounts owed to the indenture trustee.

THE CERTIFICATES

General

With respect to each trust that issues certificates, one or more classes of certificates of the related series will be issued pursuant to the terms of a trust agreement, a form of each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the certificates and the trust agreement.

Except for the certificates, if any, of a given series purchased by the depositor, each class of certificates will initially be represented by one or more certificates registered in the name of the nominee for DTC, except as set forth below. Except for the certificates, if any, of a given series purchased by the depositor, the certificates will be available for purchase in the denominations specified in the applicable prospectus supplement in book-entry form only. The depositor has been informed by DTC that DTC’s nominee will be Cede, unless another nominee is specified in the applicable prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the certificates of any series that are not purchased by the depositor. No certificateholder (other than a trust) will be entitled to receive a physical certificate representing a certificate until definitive certificates are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement. All references in this prospectus and in the applicable prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from DTC Participants and all references in this prospectus and in the applicable prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements given, made or sent to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC’s procedures with respect thereto. We refer you to ‘‘Certain Information Regarding the Securities—Book-Entry Registration’’ and ‘‘—Definitive Securities’’ in this prospectus. Any certificates of a given series owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that those certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related trust of a voluntary proceeding in bankruptcy as described below under ‘‘Description of the Transfer and Servicing Agreements— Insolvency Event’’).

Payments of Principal and Interest

The timing and priority of payments, seniority, allocations of losses, Pass Through Rate and amount of or method of determining payments with respect to principal and interest of each class of certificates will be described in the applicable prospectus supplement.

Payments of interest on those certificates will be made on the payment dates specified in the applicable prospectus supplement. To the extent provided in the applicable prospectus supplement, a series may include one or more classes Strip Certificates. Each class of certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for some classes of Strip Certificates) or any combination of the foregoing. The applicable prospectus supplement will specify the Pass Through Rate for each class of certificates of a given series or the method for determining the Pass Through Rate. We also refer you to ‘‘Certain Information Regarding the Securities—Fixed Rate Securities’’ and ‘‘ —Floating Rate Securities’’ in this prospectus. Payments in respect of the certificates of a given series that includes notes may be subordinate to payments in respect of the notes of that series as more fully described in the applicable prospectus supplement. The rights of holders of any class of certificates to receive payments of principal and interest may also be senior or subordinate to the rights of holders of any other class or classes of certificates of that series as more fully described in the applicable prospectus supplement.

Payments in respect of principal of and interest on any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

In the case of a series of certificates that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of payments in respect of interest and principal, and any schedule or formula or applicable other provisions, of each class shall be as set forth in the applicable prospectus supplement.

If and as provided in the applicable prospectus supplement, amounts remaining on deposit in the collection account after all required payments to the related noteholders and certificateholders have been made may be released to the depositor, AHFC (in any of its capacities, as applicable) or one or more third party credit or liquidity enhancement providers.

CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

Any class of notes or certificates (other than some classes of Strip Notes or Strip Certificates) may be Fixed Rate Securities or Floating Rate Securities, as more fully described below and in the applicable prospectus supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable prospectus supplement.

Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months or other day count basis as is specified in the applicable prospectus supplement. We refer you to ‘‘The Notes—Principal and Interest on the Notes’’ and ‘‘The Certificates —Payments of Principal and Interest’’ above.

Floating Rate Securities

Interest on each class of Floating Rate Securities (which we refer to in this prospectus as the ‘‘Base Rate’’) will be determined by reference to an index, which shall be one or more of (a) the CD Rate (‘‘CD Rate Notes’’) (b) the Commercial Paper Rate (‘‘Commercial Paper Rate Notes’’), (c) the Federal Funds Rate (‘‘Federal Funds Rate Notes’’), (d) LIBOR (‘‘LIBOR Securities’’), (e) the Prime Rate (‘‘Prime Rate Notes’’), (f) the Treasury Rate (‘‘Treasury Rate Notes’’) or (g) for notes denominated in euro, may include EURIBOR (EURIBOR Notes) or Euro LIBOR (Euro LIBOR Notes). In addition, a Floating Rate Security may bear interest at a rate determined by reference to the lowest of two or more Base Rates. The Base Rate for any Floating Rate Security will in turn be determined, if applicable, by reference to the Index Maturity specified in the applicable prospectus supplement. The interest rate on each Floating Rate Security will be calculated by reference to such Base Rate, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, in each case as specified in the applicable prospectus supplement.

A Floating Rate Security may also have either or both of the following: (i) a maximum numerical limit, or ceiling (the Maximum Interest Rate), on the per annum interest rate in effect with respect to such Note from time to time, and (ii) a minimum numerical limit, or floor (the Minimum Interest Rate), on the per annum interest rate in effect with respect to such Note from time to time. In addition to any Maximum Interest Rate which may apply to any Floating Rate Security pursuant to the foregoing, the interest rate on Floating Rate Securities will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. The limit does not apply to Floating Rate Securities in which US $2,500,000 or more has been invested.

The rate of interest on each Floating Rate Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified in the applicable prospectus supplement. The dates on which such rate of interest will be reset (each, an Interest Reset Date) will be, in the case of Floating Rate Securities which reset (a) daily, each day; and (b) otherwise (that is, weekly, monthly, quarterly, semi-annually or annually), as specified in the applicable prospectus supplement.

The interest rate that will take effect with respect to a Floating Rate Security on an Interest Reset Date will be the rate determined as of the applicable Interest Determination Date. Unless otherwise indicated in the applicable prospectus supplement: the Interest Determination Date with respect to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and Prime Rate Notes will be such Interest Reset Date; the Interest Determination Date with respect to an Interest Reset Date for LIBOR Securities will be the second London Business Day preceding such Interest Reset Date; the Interest Determination Date with respect to an Interest Reset Date for EURIBOR and Euro LIBOR Notes will be the second TARGET Business Day before such Interest Reset Date; the Interest Determination Date with respect to an Interest Reset Date for Treasury Rate Notes will be the day of the week on which Treasury bills normally would be auctioned

(Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if, as a result of a legal holiday, an auction is held on the Friday of the week preceding an Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction.

The Base Rate in effect with respect to a Floating Rate Security on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, and the Base Rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the applicable Interest Reset Date, subject in either case to adjustment by any Spread and/or Spread Multiplier and to any Maximum Interest Rate and/or Minimum Interest Rate referred to above; provided, however, that the interest rate in effect with respect to a Floating Rate Security for the period from the closing date to the first Interest Reset Date (the Initial Interest Rate) will be as specified in the applicable prospectus supplement.

Each Floating Rate Security will bear interest from the closing date to the first Interest Reset Date at the Initial Interest Rate and thereafter upon the basis of the applicable rate determined as described below until the principal thereof is paid or otherwise made available for payment. Interest will be payable on the dates (each, an Interest Payment Date) specified in the applicable prospectus supplement and, in each case, at any final scheduled payment date as to the principal amount due at such final scheduled payment date.

If any Interest Payment Date or final scheduled payment date for any Floating Rate Security falls on a day that is not a Business Day, then such Interest Payment Date or final scheduled payment date shall be postponed to the next succeeding day that is a Business Day, except that, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date or final scheduled payment date shall be the immediately preceding Business Day. No interest shall accrue on the amounts so payable for the period from and after such final scheduled payment date.

The record date for Floating Rate Securities with respect to any Interest Payment Date shall be the calendar day, whether or not such day shall be a Business Day, prior to such Interest Payment Date.

Unless otherwise specified in the applicable prospectus supplement, interest payable on any Interest Payment Date or final scheduled payment date with respect to a Floating Rate Security shall be the amount of interest accrued from and including the closing date or the most recent Interest Payment Date to but excluding such Interest Payment Date or such final scheduled payment date as to the principal amount due at such final scheduled payment date.

Accrued interest on a Floating Rate Security will be calculated by multiplying the principal amount of such Floating Rate Security by the actual number of days in the interest period, by the interest rate inclusive of Spread, and dividing by 360, or in the case of Treasury Rate Notes, by the actual number of days in the year or, in the case of EURIBOR Notes, by 365.

Each trust with respect to which a class of Floating Rate Securities will be issued will appoint and enter into agreements with a calculation agent. The calculation agent will calculate the interest rate on or before any applicable Calculation Date, as specified in the applicable prospectus supplement. Upon the request of the registered holder of any Floating Rate Security, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the most recent Interest Reset Date with respect to such Floating Rate Security. Unless otherwise specified in the applicable prospectus supplement, the ‘‘Calculation Date,’’ where applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day preceding the applicable Interest Payment Date or final scheduled payment date, as the case may be.

All percentages resulting from any calculation on Floating Rate Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) will be rounded upward to 9.87655% (or 0.0987655)), and all US Dollar amounts used in or resulting from such calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent or greater being rounded upward). All amounts in currencies other than US Dollars used in or resulting from calculations relating to Floating Rate Securities denominated in such other currencies will be rounded to the nearest full unit of the relevant currency (with 0.005 of the relevant subunit rounded upward) unless otherwise specified in the applicable prospectus supplement.

As previously described, the Initial Interest Rate in effect with respect to a Floating Rate Security from the closing date to the first Interest Reset Date will be specified in the applicable prospectus supplement, unless the Interest Determination Date does not occur until after the closing date. The interest rate for each subsequent Interest Reset Date will be determined by the calculation agent by reference to the applicable Base Rate or Base Rates determined as set forth below, plus or minus any Spread and/or multiplied by any Spread Multiplier and subject to any Maximum Interest Rate and/or Minimum Interest Rate, as specified in the applicable prospectus supplement.

The Base Rate definitions that may be applicable for purposes of calculating interest on the Floating Rate Securities denominated in US Dollars include the following:

CD Rate:    Unless otherwise indicated in the applicable prospectus supplement, CD Rate will mean, with respect to any Interest Determination Date relating to a CD Rate Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the CD Rate (a CD Rate Interest Determination Date),

(1)    the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable prospectus supplement as published in H.15(519) under the heading ‘‘CDs (secondary market),’’ or

(2)    if the rate referred to in clause (1) above is not yet published on the related Calculation Date, the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable prospectus supplement as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption ‘‘CDs (secondary market),’’ or

(3)    if the rate referred to in clause (2) is not yet published on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the calculation agent (as specified in the applicable prospectus supplement) for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time, or

(4)    if the dealers selected by the calculation agent are not quoting as mentioned in clause (3) above, the CD Rate with respect to such CD Rate Interest Determination Date will be the CD Rate then in effect on such CD Rate Interest Determination Date.

H.15(519) means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. ‘‘H.15 Daily Update’’ means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.

Commercial Paper Rate:    Unless otherwise indicated in the applicable prospectus supplement, Commercial Paper Rate will mean, with respect to any Interest Determination Date relating to a

Commercial Paper Rate Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Commercial Paper Rate (a ‘‘Commercial Paper Rate Interest Determination Date’’),

(1)    the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement as published in H.15(519) under the caption ‘‘Commercial Paper—Nonfinancial,’’ or

(2)    if the rate described in clause (1) is not yet published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate on the applicable Interest Determination Date for commercial paper having the Index Maturity specified in the applicable prospectus supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption ‘‘Commercial Paper—Nonfinancial,’’ or

(3)    if the rate referred to in clause (2) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent (as specified in the applicable prospectus supplement) for commercial paper having the Index Maturity specified in the applicable prospectus supplement placed for industrial issuers whose bond rating is ‘‘Aa,’’ or the equivalent, from a nationally recognized statistical rating organization, or

(4)    if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date.

Money Market Yield means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield =	D x 360	x 100
360 − (D x M)

where ‘‘D’’ refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and ‘‘M’’ refers to the actual number of days for which interest is being calculated (from and including the last preceding Interest Payment Date for which interest on the relevant Floating Rate Security has been paid or provided for, or from the closing date, if applicable, and to but excluding the next following Interest Payment Date for such Note).

Federal Funds Rate:    Unless otherwise indicated in the applicable prospectus supplement, Federal Funds Rate will mean, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Federal Funds Rate (a Federal Funds Rate Interest Determination Date), the rate of interest on that date for Federal Funds as published in H.15(519) under the heading ‘‘Federal funds (effective),’’ as such rate is displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service (‘‘Telerate Page 120’’)) or, if not so published or displayed by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the Federal Funds Rate will be the rate of interest on such Federal Funds Rate Interest Determination Date as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading ‘‘Federal funds (effective).’’ If such rate is not published in either H.15(519) or H.15 Daily Update (or such other recognized electronic source) by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York, New York (which may include any underwriter or any of their respective affiliates) selected by the calculation agent (as specified in the applicable prospectus supplement) as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date. Notwithstanding the foregoing, if the brokers selected as aforesaid by the calculation agent are not quoting as described above, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate then in effect on such Federal Funds Rate Interest Determination Date.

LIBOR:    Unless otherwise indicated in the applicable prospectus supplement, LIBOR will be determined by the calculation agent in accordance with the following provisions:

(1)    With respect to an Interest Determination Date relating to a LIBOR Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to LIBOR (a LIBOR Interest Determination Date), LIBOR will be as specified in the applicable prospectus supplement and will be determined as either (a) the arithmetic mean of the offered rates for deposits in US Dollars having the Index Maturity specified in the applicable prospectus supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Designated LIBOR Page specified in the applicable prospectus supplement as of approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (except that if the Designated LIBOR Page by its terms provides for only a single rate, then if at least one such offered rate appears) (‘‘LIBOR Reuters’’), or (b) the rate for deposits in US Dollars having the Index Maturity designated in the applicable prospectus supplement commencing on the second London Business Day immediately following that LIBOR Interest Determination Date which appears on the Designated LIBOR Page specified in the applicable prospectus supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date (‘‘LIBOR Telerate’’). If neither LIBOR Reuters nor LIBOR Telerate is specified in the related prospectus supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

(2)    With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page specified in the applicable prospectus supplement, as specified in (1)(a) above, or if no rate appears on the Designated LIBOR Page specified in the applicable prospectus supplement as specified in (1)(b) above, as applicable, LIBOR will be determined at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date on the basis of the rates at which deposits in US Dollars having the Index Maturity specified in the related prospectus supplement are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (as specified in the applicable prospectus supplement) commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than US $1,000,000 that is representative for a single transaction in such market at such time. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in New York, New York selected by the calculation agent (as specified in the applicable prospectus supplement) for loans in US Dollars to leading European banks, having the specified Index Maturity, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than US $1,000,000 that is representative for a single transaction in such market at such time. Notwithstanding the foregoing, if the banks selected as aforesaid by the calculation agent are not quoting as described above, LIBOR in effect for the applicable period will be LIBOR in effect on such LIBOR Interest Determination Date.

‘‘Designated LIBOR Page’’ means either:

•	if ‘‘LIBOR Telerate’’ is designated in the applicable prospectus supplement or neither ‘‘LIBOR Reuters’’ nor ‘‘LIBOR Telerate’’ is specified in the applicable prospectus supplement as the method for calculating LIBOR, the display on Reuters Telerate LLC or any successor service on the page designated in the applicable prospectus supplement or any page as may replace the designated page on the service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

•	if ‘‘LIBOR Reuters’’ is designated in the applicable prospectus supplement, the display on Reuters Monitor Money Rates Service or any successor service on the page designated in the applicable prospectus supplement or any page that may replace that designated page on that service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

Prime Rate:    Unless otherwise indicated in the applicable prospectus supplement, Prime Rate will mean, with respect to any Interest Determination Date relating to a Prime Rate Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Prime Rate (a Prime Rate Interest Determination Date),

(1)    the rate on the applicable Interest Determination Date as published in H.15(519) under the heading ‘‘Bank Prime Loan,’’ or

(2)    if the rate referred to in clause (1) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption ‘‘Bank Prime Loan,’’ or

(3)    if the rate referred to in clause (2) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

(4)    if fewer than four rates described in clause (3) are shown by 3:00 P.M., New York City time, on the related Calculation Date on the Reuters Screen US PRIME 1 Page, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the calculation agent, in The City of New York selected by the calculation agent (as specified in the applicable prospectus supplement), or

(5)    if the banks selected by the calculation agent (as specified in the applicable prospectus supplement) are not quoting as mentioned in clause (4), the Prime Rate for the applicable Prime Rate Interest Determination Date will be the Prime Rate in effect on the next preceding Prime Rate Interest Determination Date for which the Prime Rate may be determined as provided above.

Reuters Screen US PRIME 1 Page means the display on the Reuters Money 3000 Service or any successor service on the ‘‘US PRIME 1 Page’’ or any other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate:    Unless otherwise indicated in the applicable prospectus supplement, Treasury Rate will mean, with respect to any Interest Determination Date relating to a Treasury Rate Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Treasury Rate (a Treasury Rate Interest Determination Date),

(1)    the rate for the related Treasury Rate Interest Determination Date on which United States Treasury bills of the specified Index Maturity are auctioned which appears on either the Telerate Page 56 or the Telerate Page 57 opposite the Index Maturity under the heading ‘‘INVESTMENT RATE,’’ or

(2)    if on the Calculation Date for a Treasury Rate Interest Determination Date United States Treasury bills of the Index Maturity have been auctioned on the applicable Treasury Rate Interest Determination Date but such rate for such Treasury Rate Interest Determination Date does not appear on either the Telerate Page 56 or Telerate Page 57, the rate for that Treasury Rate Interest Determination Date will be the Bond Equivalent Yield of the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day in respect of the Index Maturity under the caption ‘‘U.S. Government securities/Treasury bills/Auction high,’’ or

(3)    if on the Calculation Date for a Treasury Rate Interest Determination Date United States Treasury bills of the Index Maturity have been auctioned on the applicable Treasury Rate Interest Determination Date but such rate for such Treasury Rate Interest Determination Date does not appear on either the Telerate Page 56 or Telerate Page 57 and such rate is not set forth in the H.15 Daily Update in respect of the Index Maturity under the caption ‘‘U.S. Government securities/Treasury bills/Auction high’’ or another recognized electronic source, the Treasury Rate for that Treasury Rate Interest Determination Date will be the Bond Equivalent Yield of the auction rate for those Treasury bills as announced by the United States Department of the Treasury, or

(4)    if the United States Treasury bills of the Index Maturity are not auctioned during any period of seven consecutive calendar days ending on and including any Friday and a Treasury Rate Interest Determination Date would have occurred if such Treasury bills had been auctioned during that seven-day period, a Treasury Rate Interest Determination Date will be deemed to have occurred on the day during that seven-day period on which such Treasury bills would have been auctioned in accordance with the usual practices of the United States Department of the Treasury, and the Treasury Rate for that Treasury Rate Interest Determination Date will be calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates quoted to the calculation agent for the issue of United States Treasury bills with a remaining maturity closest to the Index Maturity, as of approximately 3:30 P.M., New York City time, on the relevant Calculation Date, by three primary United States government securities dealers in The City of New York, which may include affiliates of the calculation agent, selected by the calculation agent (as specified in the applicable prospectus supplement), or so many of them as provides such a quotation to the calculation agent, and if none of the dealers provides such a quotation, the Treasury Rate for the relevant Treasury Rate Interest Determination Date will be the Treasury Rate determined as provided above for the Treasury Rate Interest Determination Date during the preceding seven-day period for which the Treasury Rate may be determined as provided above.

The calculation agent will request each of such dealers to provide a quotation of its secondary market bid rate specified above. Bond Equivalent Yield means, in respect of a Treasury bill with a maturity of six months or less for which the relevant rate is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x 360	x 100
360 − (D x M)

where ‘‘D’’ refers to the per annum rate for the Treasury bill quoted on a bank discount basis and expressed as a decimal, ‘‘N’’ refers to 365 or 366, as applicable, and ‘‘M’’ refers to: if the Index Maturity approximately corresponds to the length of the period for which the Bond Equivalent Yield is being calculated, the actual number of days in that period, and, otherwise, the actual number of days in the period from and including the applicable Treasury Rate Interest Determination Date to but excluding the next following date scheduled to be a Treasury Rate Interest Determination Date for the Note. ‘‘Telerate Page 56’’ and ‘‘Telerate Page 57’’ will mean the displays designated as pages ‘‘56’’ and ‘‘57’’ on Moneyline Telerate (or such other pages as may replace the 56 and 57 pages on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying United States Treasury bill rates).

The Base Rate definitions that may be applicable for purposes of calculating interest on the Floating Rate Securities denominated in currencies other than US Dollars will be set forth in the applicable prospectus supplement and, for Notes denominated in euro may include the following:

EURIBOR:    Unless otherwise indicated in the applicable prospectus supplement, EURIBOR will be determined by the calculation agent in accordance with the following provisions:

(1)    With respect to an Interest Determination Date relating to a EURIBOR Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to EURIBOR (a EURIBOR Interest Determination Date), EURIBOR will be as specified in the applicable prospectus supplement and will be determined as the offered rate for deposits in euro having the Index Maturity specified in the applicable prospectus supplement, commencing on the second TARGET Business Day immediately following such EURIBOR Interest Determination Date, which appears on the Telerate Page 248 as of 11:00 A.M., Brussels time, on that EURIBOR Interest Determination Date. If no such rate appears on the Telerate Page 248, as applicable, EURIBOR in respect of that EURIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (2) below. Unless otherwise specified in the applicable prospectus supplement, ‘‘Telerate Page 248’’ will mean the display designated as page ‘‘248’’ on Moneyline Telerate (or such other page as may replace the 248 page on that service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying Euro-zone interbank offered rates for euro deposits).

(2)    If no rate appears on Telerate Page 248 as specified in (1) above on a EURIBOR Interest Determination Date, EURIBOR will be determined at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date on the basis of the rates at which deposits in euro having the Index Maturity specified in the applicable prospectus supplement are offered to prime banks in the Euro-zone interbank market by four major banks in the Euro-zone interbank market selected by the calculation agent (as specified in the applicable prospectus supplement) commencing on the second TARGET Business Day immediately following such EURIBOR Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The calculation agent will request the principal Euro-zone office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date by three leading banks in the Euro-zone selected by the calculation agent (as specified in the applicable prospectus supplement) for loans in euro to European banks, having the specified Index Maturity, commencing on the second TARGET Business Day immediately following such EURIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. Notwithstanding the foregoing, if the banks selected as aforesaid by the calculation agent are not quoting as described above, EURIBOR in effect for the applicable period will be EURIBOR in effect on such EURIBOR Interest Determination Date.

Euro LIBOR:    Unless otherwise indicated in the applicable prospectus supplement, Euro LIBOR will be determined by the calculation agent in accordance with the following provisions:

(1)    With respect to an Interest Determination Date relating to a Euro LIBOR Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to Euro LIBOR (a Euro LIBOR Interest Determination Date), Euro LIBOR will be as specified in the applicable prospectus supplement and will be determined as the offered rate for deposits in euro having the Index Maturity specified in such prospectus supplement, commencing on the second TARGET Business Day immediately following such Euro LIBOR Interest Determination Date, which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on that Euro LIBOR Interest Determination Date. If no such rate appears on the Telerate Page 3750, as applicable, Euro LIBOR in respect of that Euro LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (2) below.

(2)    If no rate appears on Telerate Page 3750 as specified in (1) above on a Euro LIBOR Interest Determination Date, Euro LIBOR will be determined at approximately 11:00 A.M., London time, on such Euro LIBOR Interest Determination Date on the basis of the rates at which deposits in euro having the Index Maturity specified in the related prospectus supplement are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (as specified in the applicable prospectus supplement) commencing on the second TARGET Business Day immediately following such Euro LIBOR Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Euro LIBOR for such Euro LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, Euro LIBOR for such Euro LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., London time, on such Euro LIBOR Interest Determination Date by three leading European banks in the London interbank market selected by the calculation agent (as specified in the applicable prospectus supplement) for loans in euro to European banks, having the specified Index Maturity, commencing on the second TARGET Business Day immediately following such Euro LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. Notwithstanding the foregoing, if the banks selected as aforesaid by the calculation agent are not quoting as described above, Euro LIBOR in effect for the applicable period will be Euro LIBOR in effect on such Euro LIBOR Interest Determination Date.

Derivative Arrangements

The trust may also include a derivative arrangement for the payment of interest on the securities of a series or any class of securities. A derivative arrangement may include a maturity liquidity facility, an interest rate cap or floor agreement, an interest rate or currency swap agreement. The type of derivative arrangement, if any, for a series of securities or class of securities, along with a description of the provider of such derivative arrangement, will be described in the applicable prospectus supplement.

Variable Funding Note

The applicable prospectus supplement for a trust may provide that the trust will issue one or more classes of notes in the applicable series that have particular targeted maturity dates. In order to have sufficient funds available on such targeted maturity dates, the trust may also concurrently issue amortizing floating notes, known as variable funding notes. These variable funding notes will not be offered or sold to the public under that prospectus supplement and this prospectus, but their existence and material terms will be disclosed in the related prospectus supplement. If on a particular targeted maturity date for a class of notes the applicable trust does not have sufficient funds available from collections on the related Receivables to repay these securities in full on the related payment date, the trust will able to obtain an advance on the variable funding notes for this purpose. If a draw is made on a variable funding note to repay a class of notes on its targeted maturity date, such variable funding note will entitled to payments of outstanding principal prior to all other classes of securities on subsequent payment dates until they are repaid in full. If for any reason a class of notes is not repaid in full on its targeted maturity date (due to the inability of the trust to obtain an advance on a variable funding note or otherwise), such failure to pay on such date will not constitute an event of default and the related noteholders will be entitled to payments of principal prior to all other classes of securities on all subsequent payment dates until they are repaid in full.

Interest Rate Flexibility For a Variable Funding Note.    Interest accrued on any class of variable funding notes will be payable pari passu with interest due on the most senior class or classes of securities issued by that trust. The prospectus supplement may provide that the a variable funding note may have different rates of interest than the other classes of securities being issued by that trust, which may be fixed or floating. The related prospectus supplement will specify the interest rate for each such class and the method, if any, for determining subsequent changes to the interest rate.

Pro-Rata Pay/Subordinate Securities

The applicable prospectus supplement for a trust may provide that one or more classes of securities will be payable on an interest only or principal only basis. In addition, the securities may include two or more classes that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class of securities may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of securities, as to which accrued interest will not be distributed but rather will be added to the principal or specified balance of the security on each payment date.

Revolving Period

The applicable prospectus supplement for a trust may provide that all or a portion of the principal collected on the Receivables may be applied by the trustee to the acquisition of subsequent Receivables during the period specified in the related prospectus supplement, rather than used to distribute payments of principal to securityholders during that period. The related prospectus supplement will specify the percentage of the asset pool represented by the revolving period and the maximum amount of additional assets that may be acquired during the revolving period, in each case, to the extent determinable. These securities would then possess an interest only period or limited amortization period, also commonly referred to as a revolving period, which will be followed by an amortization period, during which principal would be paid. Any revolving period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of the securities upon occurrence of certain events to be set forth in the related prospectus supplement. In addition, the related prospectus supplement will specify any limitation on the ability of the sponsor or depositor to add assets and the requirements for assets that may be added to the pool.

Prefunding Period

The applicable prospectus supplement for a trust may provide on the closing date a portion of the proceeds specified in the related prospectus supplement received from the sale of the applicable notes and/or certificates will be deposited into a segregated prefunding account. The related prospectus supplement also will specify the percentage of the asset pool represented by the prefunding period. Following the closing date, and continuing until the date specified in the related prospectus supplement, commonly referred to as a prefunding period, the trust will have the ability to purchase additional Receivables from the depositor to the extent there are sufficient funds on deposit in the related prefunding account. To the extent sums on deposit in the related prefunding account are not utilized to purchase additional Receivables prior to the end of the prefunding period, such amounts will be transferred to the related collection account and will become part of available amounts on the next payment date. Any prefunding period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of one or more classes of securities specified in the related prospectus supplement upon occurrence of certain events to be set forth in the related prospectus supplement. In addition, the related prospectus supplement will specify any limitation on the ability of the sponsor or depositor to add assets and the requirements for assets that may be added to the pool.

Book-Entry Registration

Each class of securities offered by this prospectus will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. Securityholders may hold beneficial interests in securities through DTC (in the United States) or Clearstream Banking, societe anonyme, which we refer to in this prospectus as Clearstream, Luxembourg, or Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia), which we refer to in this prospectus as Euroclear, directly if they are participants of those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants, which we refer to in this prospectus as Clearstream, Luxembourg Participants and

Euroclear Participants, respectively, through customers’ securities accounts in their respective names on the books of their respective depositaries, which we collectively refer to as the Depositaries, which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

No securityholder will be entitled to receive a certificate representing that person’s interest in the securities, except as set forth below. Unless and until securities of a class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by noteholders, certificateholders or securityholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references in this prospectus to distributions, notices, reports and statements to noteholders, certificateholders or securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the securities, for distribution to securityholders in accordance with DTC procedures. Therefore, it is anticipated that the only noteholder, certificateholder or securityholder will be Cede, as nominee of DTC. Securityholders will not be recognized by the related trustee as noteholders, certificateholders or securityholders as those terms will be used in the relevant agreements, and securityholders will only be permitted to exercise the rights of holders of securities of the related class indirectly through DTC and DTC Participants, as further described below.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with that system’s rules and procedures and within that system’s established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective Depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear Participant or Clearstream, Luxembourg Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to the Indirect DTC Participants either directly or indirectly through relationships with DTC Participants. The rules applicable to DTC and DTC Participants are on file with the SEC.

Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the securities on DTC’s records. The ownership interest of each securityholder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants.

Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of securityholders.

To facilitate subsequent transfers, all securities deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual securityholders and its records will reflect only the identity of the DTC Participants to whose accounts those securities are credited, which may or may not be the securityholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the securities of a series are held in book-entry form, securityholders will not have access to the list of securityholders of that series, which may impede the ability of securityholders to communicate with each other.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the securities and is required to receive and transmit payments of principal of and interest on the securities. DTC Participants and Indirect DTC Participants with which securityholders have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective securityholders.

DTC’s practice is to credit DTC Participants’ accounts on each payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by DTC Participants and Indirect DTC Participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name’’, and will be the responsibility of that DTC Participant and not of DTC, the related indenture trustee or trustee (or any paying agent appointed by the indenture trustee or trustee), the depositor or the servicer, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on each class of securities to DTC will be the responsibility of the related indenture trustee or trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related securityholders will be the responsibility of DTC Participants and Indirect DTC Participants. DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or securityholders.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a securityholder may be limited in its ability to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those securities due to the lack of a physical certificate for those securities.

DTC has advised the depositor that it will take any action permitted to be taken by a securityholder only at the direction of one or more DTC Participants to whose account with DTC the securities are credited. Additionally, DTC has advised the depositor that it will take those actions with respect to specified percentages of the securityholders’ interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

Neither DTC nor Cede will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an ‘‘Omnibus Proxy’’ to the related indenture trustee or trustee as soon as possible after any applicable record date for that consent or vote. The Omnibus Proxy will assign Cede’s consenting or voting rights to those DTC Participants to whose accounts the related securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

Clearstream, Luxembourg is a duly licensed bank organized as a limited liability company (a société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for Clearstream, Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in Clearstream accounts of Clearstream, Luxembourg Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream, Luxembourg participant and a participant of another securities settlement system, Clearstream, Luxembourg generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled by Clearstream, Luxembourg in numerous currencies, including United States dollars. Clearstream, Luxembourg provides to Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, ‘‘CSSF’’. Clearstream, Luxembourg Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in numerous currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV, we which refer to in this prospectus as the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of securities offered by this prospectus. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, commonly referred to as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Payments with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary.

Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. We refer you to ‘‘Material Income Tax Consequences’’ in this prospectus. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream, Luxembourg and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

Definitive Securities

The notes, if any, and the certificates of a given series will be issued in fully registered, certificated form to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

•	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those securities and the depositor, the administrator or the trustee is unable to locate a qualified successor (and if it is the depositor or the administrator that has made that determination, the depositor or that administrator so notifies the applicable trustee in writing);

•	the depositor or the administrator or the trustee, as applicable, is successful in exercising an election to terminate the book-entry system through DTC; or

•	after the occurrence of an Event of Default or a Servicer Default with respect to those securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of that series, acting together as a single class, advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those notes or certificates is no longer in the best interests of the holders of those securities.

Upon the occurrence of any event described in the immediately preceding paragraph of which a responsible officer of the applicable trustee or indenture trustee has actual knowledge, the applicable trustee or indenture trustee will be required to notify all applicable securityholders of a given series through DTC Participants of the availability of definitive securities. Upon surrender by DTC of the definitive notes or certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable trustee or indenture trustee will reissue those notes or certificates as definitive notes or definitive certificates, as applicable, to those noteholders or certificateholders, as the case may be.

Payments of principal of, and interest on, the definitive securities will thereafter be made by the applicable trustee or indenture trustee in accordance with the procedures set forth in the related indenture or the related trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for those securities in the applicable prospectus supplement. Those payments will be made by wire transfer or check mailed to the address of that holder as it appears on the register maintained by the applicable trustee or indenture trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final payment to the applicable securityholders. The applicable trustee or the indenture trustee will provide notice to the applicable securityholders not less than 15 nor more than 30 days prior to the date on which final payment is expected to occur.

Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes material terms of each sale and servicing agreement pursuant to which a trust will purchase Receivables from the depositor and the servicer will agree to service those Receivables, each trust agreement pursuant to which a trust will be created and certificates will be issued and each administration agreement pursuant to which the administrator will undertake specified administrative duties with respect to a trust. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The provisions of any of the Transfer and Servicing Agreements may differ in non-material respects from those described in this prospectus and, if so, will be described in the applicable prospectus supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

Sale and Assignment of Receivables

On or prior to the closing date specified with respect to any given trust in the applicable prospectus supplement, the originator will sell and assign to the depositor, without recourse and pursuant to a purchase agreement, its entire interest in the Receivables comprising the related pool, including the security interests in the Financed Vehicles. On the closing date, the depositor will transfer and assign to the applicable trustee on behalf of the trust, without recourse and pursuant to a sale and servicing agreement, its entire interest in the Receivables comprising the related pool, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related sale and servicing agreement, but the existence and characteristics of the related Receivables will not be verified by the related trustee. The applicable trustee will, concurrently with the transfer and assignment, on behalf of the trust, execute and deliver the related notes and/or certificates. The net proceeds received from the sale of the certificates and the notes of a given series will be applied to the purchase of the related Receivables from the depositor and, to the extent specified in the applicable prospectus supplement, to make any required initial deposit into any prefunding account, the reserve fund and the yield supplement account, if any. The depositor will initially retain the most subordinated class of securities of the related series.

The originator, pursuant to a purchase agreement, and the depositor, pursuant to a sale and servicing agreement, will represent and warrant, among other things, that:

•	the information provided in the related schedule of Receivables delivered in connection with sale is true and correct in all material respects;

•	at the time of origination of each Receivable, the related Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the originator’s normal requirements;

•	each of those Receivables is or will be secured by a first priority perfected security interest in favor of the originator in the Financed Vehicle;

•	to the best of its knowledge, as of the applicable closing date, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

•	each related Receivable, at the time it was originated, complied and, as of the applicable closing date, complies in all material respects with applicable federal and state laws, including, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

•	any other representations and warranties that may be set forth in the applicable prospectus supplement are true and correct in all material respects.

Unless otherwise provided for in the related prospectus supplement, as of the last day of the second (or, if the depositor so elects, the first) collection period following the discovery by or notice to the depositor of a breach of any representation or warranty of the depositor that materially and adversely affects the interests of the related securityholders in any Receivable, the depositor, unless the breach is cured, will repurchase that Warranty Receivable from that trust and, pursuant to the related purchase agreement, the originator will purchase that Warranty Receivable from the depositor, at a price equal to the Warranty Purchase Payment for that Receivable. This repurchase obligation will constitute the sole remedy available to the securityholders or the trust for any uncured breach by the depositor. The obligation of the depositor to repurchase a Receivable will not be conditioned on performance by the originator of its obligation to purchase that Receivable from the depositor pursuant to the related purchase agreement.

Pursuant to each sale and servicing agreement, the depositor and each trust will designate the servicer as custodian to maintain possession as that trust’s agent of the related retail installment sale contracts and any other documents relating to the Receivables. To assure uniform quality in servicing both the Receivables and the servicer’s own portfolio of motor vehicle retail installment sale contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the Receivables will not be physically segregated from other motor vehicle retail installment sale contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the related trust as long as AHFC is servicing the Receivables. However, Uniform Commercial Code (as in effect in the applicable jurisdiction) (the ‘‘UCC’’) financing statements reflecting the sale and assignment of the Receivables by the originator to the depositor and by the depositor to the applicable trust will be filed, and the respective accounting records and computer files of the originator and the depositor will reflect that sale and assignment. The depositor, or the servicer on its behalf, will be responsible for maintaining such perfected security interest through the filing of continuation statements or amended financing statements, as applicable. Because the Receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the trust’s interest in the Receivables could be defeated. In addition, in some cases, the trustee’s security interest in collections that have been received by the servicer but not yet remitted to the related collection account could be defeated. We refer you to ‘‘Certain Legal Aspects of the Receivables—Security Interests’’ in this prospectus.

Accounts

With respect to each trust that issues notes, the servicer will establish and maintain with the related trustee or indenture trustee one or more accounts each designated as a collection account, in the name of the trustee, or if that trust issues notes, the indenture trustee, on behalf of the related securityholders, into which payments made on or with respect to the related Receivables and amounts released from any yield supplement account, reserve fund, prefunding account or other form of credit enhancement will be deposited for payment to the related securityholders.

If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account, to be designated as a payahead account, in the name of the related trustee or, if that trust issues notes, the indenture trustee, into which, to the extent required by the sale and servicing agreement, Payments Ahead will be deposited until the time as the related payment becomes due. Until that time as Payments Ahead are transferred from the payahead account to a collection account, they will not constitute collected interest or collected principal and will not be available for payment to the applicable noteholders or certificateholders. The payahead account will initially be maintained with the applicable indenture trustee or trustee.

Any prefunding account, any yield supplement account or any reserve fund, will be described in the applicable prospectus supplement.

The related prospectus supplement will set forth the provisions to be contained in the related sale and servicing agreement regarding the applicable dates when collections on Receivables received by the servicer must be transferred to the related collection account.

For any series of securities, funds in the related collection account, any yield supplement account, any prefunding account, any reserve fund and other accounts that may be identified in the applicable prospectus supplement will be invested, at the direction of the Treasury Department of the servicer, as provided in the related sale and servicing agreement in Eligible Investments.

‘‘Eligible Investments’’ mean, at any time, any one or more of the following obligations and securities:

•	obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

•	general obligations of or obligations guaranteed by the Federal National Mortgage Association, any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico then rated the highest available credit rating of each Rating Agency for such obligations;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico, so long as at the time of such investment or contractual commitment providing for such investment either the long-term unsecured debt of such corporation has the highest available credit rating from each Rating Agency for such obligations or the commercial paper or other short-term debt which is then rated has the highest available credit rating of each Rating Agency for such obligations;

•	certificates of deposit issued by any depository institution or trust company (including the indenture trustee) incorporated under the laws of the United States or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions, provided that the short-term unsecured debt obligations of such depository institution or trust company has the highest available credit rating of each Rating Agency for such obligations;

•	certificates of deposit issued by any bank, trust company, savings bank or other savings institution and fully insured by the Federal Deposit Insurance Corporation;

•	repurchase obligations held by the indenture trustee that are acceptable to the indenture trustee with respect to any security described in the first and second bullets above or any other security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in the fourth bullet above;

•	any mutual fund, money market fund, common trust fund or other pooled investment vehicle having a rating, at the time of such investment, of no less than Aaa or its equivalent by Moody’s Investors Service, Inc. (‘‘Moody’s’’), AAA or its equivalent by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (‘‘Standard and Poor’s’’) and AAA or its equivalent by Fitch Ratings (‘‘Fitch’’), if rated by Fitch (including, but not limited to funds of which the indenture trustee or an affiliate thereof is the manager or financial advisor);

•	such other investments acceptable to each Rating Agency in writing as will not result in the qualification, downgrading or withdrawal of the rating then assigned to any Securities by such Rating Agency;

Except as described below or in the related prospectus supplement, Eligible Investments are limited to obligations or securities that mature on or before the next payment date for that series. However, to the extent permitted by the rating agencies, funds in any Account (other than the collection account) may be invested in obligations or securities that will not mature prior to the next payment date with respect to those certificates or notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve fund or the yield supplement account at any time may be less than the balance of the reserve fund or the yield supplement account, as the case may be. If the amount required to be withdrawn from any reserve fund or the yield supplement account to cover shortfalls in collections on the related Receivables (as provided in the applicable prospectus supplement) exceeds the amount of cash in the reserve fund or the yield supplement account, as the case may be, a temporary shortfall in the amounts paid to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of that series. Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, shall be released to the servicer or the depositor on each Payment Date and shall be the property of the servicer or the depositor, as the case may be.

For each trust, the Accounts will be maintained with the related indenture trustee or owner trustee so long as it is an Eligible Institution. If the related indenture trustee or owner trustee, as the case may be, ceases to be an Eligible Institution, then the servicer shall, with the assistance of the indenture trustee or the owner trustee as may be necessary, cause each Account to be moved to an Eligible Institution.

Servicing Procedures

The servicer, for the benefit of each trust, shall manage, service, administer and make collections on the Receivables (other than Administrative Receivables and Warranty Receivables) with reasonable care, using that degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors in accordance with its customary practices, policing the collateral, accounting for collections and furnishing monthly and annual statements to the trustees with respect to distributions, generating federal income tax information, making Advances and performing the other duties specified in the related sale and servicing agreement. The Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the servicer shall be authorized and empowered to execute and deliver, on behalf of itself, each trust, the trustees, the related securityholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Vehicles. The servicer is authorized to commence, in its own name or in the name of the related trust, a legal proceeding to enforce a defaulted Receivable or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, including a defaulted Receivable. If the servicer commences or participates in such a legal proceeding in its own name, the related trust will be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other related property of the trust with respect to such Receivable to the servicer for purposes of commencing or participating in any such proceeding as a party or claimant. The servicer is also authorized and empowered under each sale and servicing agreement to execute and deliver in the servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the owner trustee on behalf of the related trust shall, at the servicer’s expense and written direction, take steps to enforce such Receivable, including bring suit in its name or the name of the trust, the indenture trustee, the related noteholders or the related certificateholders. The owner trustee on behalf of the related trust is required to furnish the servicer with any powers of attorney and other documents and take any other steps which the servicer may deem necessary or appropriate to enable the servicer to carry out its servicing and administrative duties under the sale and servicing agreement.

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any trust and will, consistent with the related sale and servicing agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself and others.

The servicer will be authorized to grant certain rebates, adjustments or extensions with respect to a Receivable. However, if any modification of a Receivable extends the maturity of a Receivable beyond the final scheduled maturity date of the last maturing security issued by the trust, as set forth in the applicable prospectus supplement, the servicer will be obligated to purchase the Receivable as described below.

In addition, the servicer will covenant that, except as otherwise contemplated in the related agreement (including the provisions in the immediately two preceding paragraphs):

•	it will not release any Financed Vehicle from the security interest granted in the related Receivable;

•	it will do nothing to impair the rights of the securityholders in the Receivables;

•	it will not alter the APR of any Receivable;

•	it will not modify the number of payments under a Receivable or the maturity of a Receivable beyond the final scheduled maturity date of the last maturing security issued by the trust unless it is making advances corresponding to reduction in Scheduled Payments as described above; and

•	it will not alter the amount financed under a Receivable.

The servicer or the owner trustee shall inform the other party and the indenture trustee promptly upon the discovery of any breach by the servicer of the above obligations that would materially and adversely affect any Receivable. Unless the breach is cured by the last day of the second collection period following the discovery (or, if the servicer so elects, the last day of the first collection period following the discovery), the servicer is required to purchase any such Administrative Receivable materially and adversely affected by the breach from the trust at a price equal to the Administrative Purchase Payment for that Receivable. Upon the purchase of any Administrative Receivable, the servicer will, for all purposes of the related sale and servicing agreement, be deemed to have released all claims for the reimbursement of outstanding Precomputed Advances and Simple Interest Receivables (collectively, ‘‘Advances’’) made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the securityholders or the trustees for any uncured breach by the servicer.

If the servicer determines that eventual payment in full of a Receivable is unlikely, the servicer will follow its normal practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale, or taking any other action permitted by applicable law. We refer you to ‘‘Certain Legal Aspects of the Receivables’’ in this prospectus.

Insurance on Financed Vehicles

Each Receivable requires the related Obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against losses. The originator requires evidence of insurance coverage by the Obligors at the time of origination of the Receivables, but performs no verification of continued coverage after origination. The originator will not be obligated to make payments to the trust for any loss as to which third party insurance has not been maintained, except to the extent of its obligations under the related purchase agreement. Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms of their policies may vary. The servicer will not be required to monitor the maintenance of insurance. A failure by an Obligor to maintain physical damage insurance will constitute a default under the related Receivable. We refer you to ‘‘The Receivables—Underwriting of Motor Vehicle Loans’’ in this prospectus. In the event that the Obligor fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to securityholders which is not covered by amounts on deposit in the reserve fund or by subordination of payments on the certificates to the extent described in this prospectus, the related securityholders could suffer a loss on their investment.

Collections

The servicer maintains three bank accounts into which payments from Obligors on the Receivables, obligors on retail installment sale contracts similar to the Receivables and obligors on automobile lease contracts are deposited upon receipt by the servicer. Payments received are deposited into the accounts based on the type and manner in which such payment is received:

payments made by check or electronic debit are deposited into one of two lockbox accounts and all other payments, including prepayments in full, are deposited into the third account. Funds on deposit in all three accounts are transferred to a fourth operating account from which all sums representing payments on the related Receivables are remitted to the related collection account on a monthly basis.

With respect to each trust, the servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during the collection period specified in the applicable prospectus supplement into the collection account not later than two business days after receipt. However, so long as AHFC is the servicer, if each condition to making monthly deposits as may be required by the related sale and servicing agreement (including, the satisfaction of specified ratings criteria by AHFC and the absence of any Servicer Default) is satisfied, the servicer may retain these amounts until the business day immediately preceding the related payment date. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the collection account, amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or postings. Except in some circumstances described in the related sale and servicing agreement, pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

The servicer or the depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the trust to the collection account on the business day immediately preceding the related payment date.

If the servicer were unable to remit the funds as described above, securityholders might incur a loss. To the extent set forth in the applicable prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the depositor or the servicer, as applicable.

Collections on or in respect of a Receivable made during a collection period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the servicer with respect to the Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after those applications will be considered an excess payment. Excess payments constituting a prepayment in full of Precomputed Receivables and any excess payments relating to Simple Interest Receivables will be applied as a prepayment in respect of the Receivable. All other excess payments in respect of Precomputed Receivables will be held by the servicer (or if the servicer has not satisfied particular requirements, deposited in the payahead account), as a Payment Ahead.

Advances

Unless otherwise provided in the related prospectus supplement, if the Scheduled Payment due on a Precomputed Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, whether as the result of any extension granted to the Obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to the Precomputed Receivable, shall be applied by the servicer to the extent of the shortfall and the Payments Ahead shall be reduced accordingly. If any shortfall remains, the servicer will make an Precomputed Advance to the trust in an amount equal to the shortfall. The servicer will not be obligated to make a Precomputed Advance to the extent that it determines, in its sole discretion, that the Precomputed Advance will not be recovered from subsequent collections on or in respect of the related Precomputed Receivable. All Precomputed Advances shall be reimbursable to the servicer, without interest, if and when a payment relating to a Receivable with respect to which a Precomputed Advance has previously been made is subsequently received (other than from Administrative Purchase Payments). Upon the determination by the servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed Precomputed Advances from collections on or in respect of other Receivables.

In addition, if the Scheduled Payment on a Simple Interest Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, the servicer shall, subject to the limitations set forth below, make a Simple Interest Advance to the trust in an amount with respect to the Simple Interest Receivable equal to the product of the Principal Balance of the Simple Interest Receivable as of the first day of the related collection period and one-twelfth of its APR minus the amount of interest actually received on the Simple Interest Receivable during the related collection period. If a calculation results in a negative number, an amount equal to such negative amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current collection period) shall, up to the amount of all outstanding Simple Interest Advances in respect thereof, be withdrawn from the related collection account and paid to the servicer in reimbursement of the outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. The servicer will not be obligated to make a Simple Interest Advance (other than in respect of an interest shortfall arising from the prepayment of a Simple Interest Receivable) to the extent that it determines, in its sole discretion, that Simple Interest Advance will not be recovered from subsequent collections on or in respect of the related Simple Interest Receivable.

The servicer will make all Advances by depositing into the related collection account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a collection period on the business day immediately preceding the related Payment Date. The related prospectus supplement will set forth the provisions to be contained in the related sale and servicing agreement regarding the applicable dates when Advances must be deposited into to the related collection account.

Servicing Compensation

Unless otherwise provided in the applicable prospectus supplement, the servicer will be entitled to receive as compensation for services rendered an amount equal to the aggregate Principal Balance of the Receivables as of the first day of the related collection period multiplied by the applicable Servicing Fee Rate (which we refer to in this prospectus as the ‘‘Base Servicing Fee’’) for each collection period. The Base Servicing Fee (together with any portion of the Base Servicing Fee that remains unpaid from prior payment dates) will be paid solely to the extent of amounts available for that purpose as set forth in the applicable prospectus supplement. However, the Base Servicing Fee will be paid prior to the payment of available amounts to the noteholders or the certificateholders of the given series.

Unless otherwise provided in the applicable prospectus supplement, the servicer will also be entitled to collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest earned during a collection period from the investment of monies in the collection account as a Supplemental Servicing Fee. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer’s normal practices and procedures. In addition, the servicer will be entitled to reimbursement from any given trust for specified liabilities. The servicer will be paid the Base Servicing Fee for each collection period on the payment date related to that collection period prior to the payment of interest on any class of notes or certificates. However, if each rating agency for a series of notes or certificates confirms that it will not reduce the rating of any class of notes or certificates in that series, as the case may be, the Base Servicing Fee in respect of a collection period (together with any portion of the Base Servicing Fee that remains unpaid from the prior payment dates) will be paid at the beginning of that collection period out of collections of interest on the related Receivables.

The Base Servicing Fee and the Supplemental Servicing Fee (collectively, the ‘‘Total Servicing Fee’’) will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the beneficial owner of those Receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Total Servicing Fee also will compensate the servicer for administering the particular pool of Receivables, including making Advances, accounting for collections and furnishing monthly statements to the related owner trustee and indenture trustee with respect to payments. The Total Servicing Fee also will reimburse the servicer for specified taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable pool of Receivables.

Distributions on the Securities

With respect to each series of securities, beginning on the payment date specified in the applicable prospectus supplement, payments of principal of and interest (or, where applicable, of principal or interest only) on each class of those securities entitled thereto will be made by the applicable indenture trustee to the noteholders and by the applicable owner trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all payments to each class of certificateholders of that series will be set forth in the applicable prospectus supplement.

With respect to each trust, on each Payment Date, collections on the related Receivables will be withdrawn by the indenture trustee, based solely upon information to be provided by the servicer, from the related collection account and will be paid to the noteholders and/or certificateholders to the extent provided in the applicable prospectus supplement. Credit enhancement, such as a reserve fund and yield supplement account, may be available to cover any shortfalls in the amount available for payment to the securityholders on that date to the extent specified in the applicable prospectus supplement. As more fully described in the applicable prospectus supplement:

•	payments of principal of a class of securities of a given series will be subordinate to payments of interest on that class;

•	payments in respect of one or more classes of certificates of that series may be subordinate to payments in respect of notes, if any, of that series or other classes of certificates of that series; and

•	payments in respect of one or more classes of notes of that series may be subordinated to payments in respect of other classes of notes of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, with respect to each class of securities of a given series, if any, will be set forth in the applicable prospectus supplement. If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of securities, reserve funds, yield supplement accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, currency or interest rate swap agreements, yield supplement agreements, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

The presence of a reserve fund and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due on those securities and to decrease the likelihood that that securityholders will experience losses. Credit or cash flow enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any of that class or series will be subject to the risk that that credit enhancement will be exhausted by the claims of securityholders of other classes or series.

Reserve Fund.    If provided in the applicable prospectus supplement and pursuant to the related sale and servicing agreement, the depositor or a third party will establish for a series or class of securities an account, as specified in the applicable prospectus supplement, to be designated as a reserve fund, which will be maintained with the related owner trustee or indenture trustee, as applicable. Unless otherwise specified in the prospectus supplement, the reserve fund will be funded by an initial deposit by the depositor or a third party on the Closing Date in the amount set forth in the applicable prospectus supplement. To the extent provided in the applicable prospectus supplement, the amount on deposit in the reserve fund will be increased on each payment date thereafter up to the specified reserve fund balance, to be set forth in the applicable prospectus supplement, by the deposit in the reserve fund of the amount of collections on the related Receivables remaining on each payment date after all specified payments on that date are made. The applicable prospectus supplement will describe the circumstances and manner under which payments may be made out of the reserve fund, either to holders of the securities covered by that prospectus supplement or to the depositor or a third party. Monies on deposit in the reserve fund may be invested in Eligible Investments under the circumstances and in the manner described in the related sale and servicing agreement.

Yield Supplement Account.    A yield supplement account may be established with respect to any class or series of securities. The terms relating to any of yield supplement account will be set forth in the applicable prospectus supplement. Each yield supplement account will be designed to hold funds to be applied by the related owner trustee or, if that trust issues notes, the related indenture trustee, to provide payments to securityholders in respect of Receivables that have APRs less than the applicable Required Rate. Unless otherwise specified in the applicable prospectus supplement, each yield supplement account will be maintained with the same entity with which the related collection account is maintained and will be created on the related closing date with an initial deposit in an amount and by the depositor or other person specified in the applicable prospectus supplement.

On each payment date, the related owner trustee or indenture trustee, as applicable, will transfer to the collection account from monies on deposit in the yield supplement account the applicable Yield Supplement Deposit specified in the applicable prospectus supplement in respect of the Receivables having APRs less than the Required Rate for that payment date. Unless otherwise specified in the applicable prospectus supplement, amounts on deposit on any payment date in the yield supplement account in excess of the Required Yield Supplement Amount specified in the applicable prospectus supplement, after giving effect to all payments to be made on that payment date, will be released to the depositor. The depositor or other person specified in the applicable prospectus supplement will not have any obligation after the related closing date to deposit any amounts into the yield supplement account after the related closing date even if the amount on deposit in that account is less than the Required Yield Supplement Amount for any Payment Date. Monies on deposit in the yield supplement account may be invested in Eligible Investments under the circumstances and in the manner described in the related sale and servicing agreement or trust agreement.

Yield Supplement Overcollateralization.    In lieu of, or in addition to, a yield supplement account, the related prospectus supplement may provide that a specified percentage of pool overcollaterlization will be created on the related closing date to provide credit enhancement to compensate for low APRs on certain of the Receivables. The related prospectus supplement will set forth a schedule providing for the planned amortization of this required overcollateralization and the formula upon which such schedule was calculated.

Surety Bond.    The prospectus supplement may provide that the trust enter into agreements with an insurer such that the insurer may guarantee payments of principal and/or interest on the securities. If, on the date so specified in the prospectus supplement, the amount on deposit in the collection account after giving effect to all amounts deposited to or payable from a payahead account, a prefunding account or a capitalized interest agreement with respect to the related payment date, is less than the sum of the Base Servicing Fee, and amounts due to securityholders on the related payment date, the applicable trustee by delivering a notice to the insurer shall demand payment under the surety bond in an amount equal to the deficiency. The applicable prospectus supplement will describe the circumstances and manner under which payments may be made under the surety bond, either to securityholders, or the owner trustee or the indenture trustee, as the case may be. The related prospectus supplement will set forth the material provisions of each such surety bond and will contain certain information regarding each insurer. In addition, the related prospectus supplement will set forth all other information (including financial information pertaining to the insurer, to the extent required) as set forth in Regulation AB Items 1114(a) and (b).

Cash Collateral Account.    The prospectus supplement may provide that upon the occurrence of an Event of Default or a Servicer Default, a segregated cash collateral account may be established as security for the servicer’s obligations under the sale and servicing agreement.

Derivative Agreements.    If specified in a related prospectus supplement, a trust may enter into one or more swap agreements to reduce its exposure to currency and/or interest rate risks or to offset basis risk between receivables that pay based on one index and securities that pay based on a different index. Each trust may also purchase an interest rate cap agreement to protect against interest rate risks. In addition, and if specified and described in the related prospectus supplement, the related trust may enter into derivative agreements that can take the form of a currency swap agreement or an interest rate floor agreement. Each such swap, floor or cap agreement will be entered into with a counterparty acceptable to the rating agencies and will contain such terms as are usual and customary for derivative transactions of these type. The related prospectus supplement will set forth the material provisions of each such swap, floor or cap agreement and will contain certain information regarding each counterparty. In addition, the related prospectus supplement will set forth the ‘‘significance estimate’’ and ‘‘significance percentage’’ of such derivative agreement and all other information (including financial information pertaining to the counterparty, to the extent required) as set forth in Regulation AB Items 1115(a) and (b).

Net Deposits

As an administrative convenience, as long as specified conditions are satisfied, the servicer will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for any trust for or with respect to the related collection period net of payments to be made to the servicer with respect to that collection period. The servicer may cause to be made a single, net transfer to the collection account. The servicer, however, will account to the owner trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, payments and transfers were made individually. With respect to any trust that issues both certificates and notes, if the related payment dates are not the same for all classes of securities, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the same payment date for the applicable collection period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a payment date.

Statements to Trustees and the Trust

On a date to be specified in the applicable prospectus supplement, which shall be prior to each payment date, the servicer will provide to the applicable indenture trustee, if any, and the applicable owner trustee a statement setting forth with respect to a series of securities substantially the same information that is required to be provided in the periodic reports provided to securityholders of that series described under ‘‘—Statements to Securityholders’’ below.

Statements to Securityholders

With respect to each series of securities that includes notes, prior to each payment date, the servicer will prepare and provide to the related indenture trustee a statement to be delivered to the related noteholders on that payment date. In addition, prior to each payment date, the servicer will prepare and provide to the related owner trustee of each trust, a statement to be delivered to the certificateholders. Each statement to be delivered to securityholders will include (among other items and to the extent applicable) the following information (together with any other information so specified in the applicable prospectus supplement) as to the notes of that series and as to the certificates of that series with respect to that payment date:

•	the amount of the payment allocable to the principal amount of each class of those notes and to the Certificate Balance of each class of those certificates;

•	the amount of the payment allocable to interest on each class of securities of that series;

•	the amount of the distribution allocable to the Yield Supplement Deposit, if any;

•	the number of and the aggregate Principal Balance of the Receivables as of the close of business on the first day and last day of the related collection period after giving effect to payments allocated to principal reported under the first bullet point above;

•	the amount of the Total Servicing Fee paid to the servicer with respect to the related collection period;

•	the Interest Rate or Pass Through Rate for the Interest Period relating to the succeeding Payment Date for any class of notes or certificates of that series with variable or adjustable rates;

•	the Noteholders’ Interest Carryover Shortfall, the Noteholders’ Principal Carryover Shortfall, the Certificateholders’ Interest Carryover Shortfall and the Certificateholders’ Principal Carryover Shortfall (each as defined in the applicable prospectus supplement), if any, in each case as applicable to each class of securities;

•	the note pool factor for each class of those notes, and the Certificate Balance and the certificate pool factor for each class of those certificates, each after giving effect to all payments reported under the first bullet point above on that date;

•	the amount of non-recoverable Advances on that Payment Date;

•	the balance of any related reserve fund on that date, after giving effect to changes thereto on that date and the amount of those changes;

•	the amount of fees and expenses to be paid by the applicable trust to each trustee, if not directly paid by the administrator;

•	the Available Amounts (as that term is defined in the prospectus supplement);

•	the amount available under the servicer’s letter of credit, surety bond or insurance policy, as provided in the sale and servicing agreement, if any, and the amount as a percentage of the aggregate principal balance of the Receivables of the last day of that collection period;

•	amounts, if any, on deposit in the prefunding account and the amount withdrawn from the prefunding account since the previous payment date to purchase additional Receivables;

•	amounts, if any, on deposit in the yield supplement account after giving effect to changes thereto on that date and the amount of those changes;

•	payments to and from third party credit enhancement providers, if any;

•	the applicable record date, determination date, accrual period and payment date for each class of securities of that series;

•	the pool characteristics as of the last day of the related collection period, including, but not limited to, the weighted average Interest Rate and weighted average remaining term to maturity;

•	delinquency and loss information for the related collection period; and

•	any addition or removal of Receivables in connection with a prefunding or revolving period (and, in the case of additions, any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new receivables).

Each amount set forth in the first, second, fifth and seventh bullet points above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal amount of each class of notes or the original Certificate Balance of each class of certificates, as the case may be.

Copies of the statements may be obtained by the securityholders by delivering a request in writing addressed to the applicable trustee at its address set forth in the applicable prospectus supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will make available to each person who at any time during that calendar year has been a securityholder with respect to that trust and received any payment a statement containing information for the purposes of that securityholder’s preparation of federal income tax returns. We refer you to ‘‘Material Income Tax Consequences’’ in this prospectus.

Evidence as to Compliance

Each sale and servicing agreement will provide that, for so long as the relevant trust is required to file periodic reports under the Exchange Act or any other securities law, a firm of independent public accountants will furnish to the related trust and indenture trustee and/or owner trustee, as applicable, annually a statement as to compliance in all material respects by the servicer during the preceding twelve months (or, in the case of the first statement, from the applicable closing date, which may be longer than twelve months) with specified standards relating to the servicing of the applicable Receivables.

Each sale and servicing agreement will also provide for delivery to the related trust and indenture trustee or owner trustee, as applicable, substantially simultaneously with the delivery of those accountants’ statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months (or, in the case of the first certificate, from the closing date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer has agreed to give each indenture trustee and each owner trustee notice of specified Servicer Defaults under the related sale and servicing agreement.

Copies of the statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer

Each sale and servicing agreement will provide that AHFC may not resign from its obligations and duties as servicer under those documents, except upon AHFC’s determination that its performance of those duties is no longer permissible under applicable law. No resignation will become effective until a successor servicer (which may be the related indenture trustee or owner trustee, as applicable) has assumed AHFC’s servicing obligations and duties under the related sale and servicing agreement.

Each sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to the related sale and servicing agreement or for errors in judgment; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties under that document or by reason of reckless disregard of its obligations and duties under that document. In addition, each sale and servicing agreement will provide that the servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related sale and servicing agreement, the rights and duties of the parties thereto and the interests of the securityholders under the applicable agreement. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the servicer, and the servicer will not be entitled to be reimbursed therefor.

Under the circumstances specified in each sale and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer will be the successor of the servicer under the related sale and servicing agreement.

The related prospectus supplement will set forth the provisions to be contained in the related sale and servicing agreement regarding how transition expenses will be funded.

Servicer Default

Except as otherwise provided in the related prospectus supplement, a Servicer Default under each sale and servicing agreement will consist of the following:

•	any failure by the servicer to deposit in or credit to any Account any required payment or make the required payments therefrom and that failure continues unremedied for three business days after discovery thereof by the servicer or after the giving of written notice of the failure to (a) the servicer by the trustee or the indenture trustee, as applicable or (b) the servicer and the trustee or the indenture trustee, as applicable, of written notice of the failure from not less than 25% of the voting interests of the most senior class of securities then outstanding;

•	any failure by the servicer (or the depositor, as long as AHFC is the servicer) to duly observe or perform in any material respect any other covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the securityholders, and which failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the servicer or the depositor, as the case may be, by the trustee or the indenture trustee, as applicable, or (b) the servicer or the depositor, as the case may be, and the trustee or the indenture trustee by the holders of not less than 25% of the voting interests of the most senior class of securities then outstanding;

•	the occurrence of an Insolvency Event with respect to the servicer; and

•	any failure by the servicer to deliver any certification, report, attestation or accountant’s letter as required by each sale and servicing agreement (which failure remains unremedied for ten calender days).

Rights Upon Servicer Default

In the case of any trust that has issued notes, unless otherwise provided in the related prospectus supplement, so long as a Servicer Default (other than as set forth in the fourth bullet point above) under a sale and servicing agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 25% of the principal amount of the most senior class of notes then outstanding may terminate all the rights and obligations of the servicer under the sale and servicing agreement, and at that time the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. In the case of any trust that has not issued notes, or the notes have been discharged in accordance with their terms, unless otherwise provided in the related prospectus supplement, as long as a Servicer Default (other than as set forth in the fourth bullet point above) under the related sale and servicing agreement remains unremedied, the related owner trustee or holders of certificates of the related series evidencing not less than 25% of the principal amount of the certificates then outstanding (but excluding for purposes of that calculation and action all certificates held by the depositor, the servicer or any of their affiliates), acting together as a single class, may terminate all the rights and obligations of the servicer under the related sale and servicing agreement, and at that time the owner trustee or a successor servicer appointed by the owner trustee will succeed to all the responsibilities, duties and liabilities of the servicer in its capacity under the sale and servicing agreement and will be entitled to similar compensation arrangements. If a Servicer Default set forth in the fourth bullet point above occurs, the issuing entity shall be entitled to terminate the servicer, under the circumstances set forth in the related sale and servicing agreement.

However, if the servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than the commencement of bankruptcy or insolvency proceedings has occurred, that indenture trustee, those noteholders, that trustee or those certificateholders, as applicable, may not be able to effect a transfer of servicing as described above. If the indenture trustee or owner trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle and motorcycle receivables. The related indenture trustee or owner trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor servicer under the related sale and servicing agreement and all references in the related sale and servicing agreement to the servicer shall apply to that successor servicer. The related indenture trustee or owner trustee may make arrangements for compensation to be paid, but the compensation for the successor servicer may not be greater than the Total Servicing Fee under the related sale and servicing agreement. Notwithstanding termination, the servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination. Upon payment in full of the principal of and interest on the notes, the certificateholders will succeed to the rights of the noteholders with respect to removal of the servicer.

Waiver of Past Defaults

With respect to each trust that has issued notes, unless otherwise provided in the applicable prospectus supplement, (1) the holders of not less than a majority of the most senior class of securities then outstanding or (2) in the case of any Servicer Default that does not adversely affect the related indenture trustee or the related noteholders, the holders of certificates of that series (or relevant class or classes of certificates of the series) evidencing a majority of the aggregate Certificate Balance of those certificates then outstanding (but excluding for purposes of calculation and action all certificates held by the depositor, the servicer or any of their affiliates), may, on behalf of all those noteholders or certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a Servicer Default in making any required deposits to the related collection account in accordance with that sale and servicing agreement. With respect to each trust that has not issued notes, holders of certificates of that series evidencing a majority of the aggregate Certificate Balance of those certificates then outstanding (or relevant class or classes of certificates but excluding for purposes of calculation and action all certificates held by the depositor, the servicer or any of their affiliates), may, on behalf of all those certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement, except a Servicer Default in making any required deposits to the related collection account in accordance with the related sale and servicing agreement. No waiver will impair those noteholders’ or certificateholders’ rights with respect to subsequent defaults.

Amendment

Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the related agreements, without the consent of the related noteholders or certificateholders (1) to cure any ambiguity, correct or supplement any provision in the related Transfer and Servicing Agreement that may be inconsistent with any other provision in that agreement, or make any other provisions with respect to matters or questions arising under that agreement that are not inconsistent with the provisions of that agreement or (2) to change the formula for amounts required to be on deposit in a reserve fund, the remittance schedule for deposits to Accounts and the requirements to allow the servicer to remit funds monthly provided that the amendment will not materially and adversely affect the interest of any noteholder or certificateholder, in the case of amendments pursuant to clause (1) above, as evidenced by an opinion of counsel and in the case of amendments pursuant to clause (2) above, letters from the rating agencies that the amendment will not result in a downgrade of any notes.

Each of the Transfer and Servicing Agreements may also be amended by the parties to the related agreement thereto with the consent of:

•	the holders of notes evidencing a majority of the principal amount of the then outstanding notes, if any, of the related series (or relevant class or classes of notes of the series); and

•	the holders of the certificates of that series evidencing a majority of the outstanding Certificate Balance (or relevant class or classes of certificates of the series, but excluding for purposes of calculation and action all certificates held by the depositor, the servicer or any of their affiliates), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of those noteholders or certificateholders.

No amendment of a Transfer and Servicing Agreement, however, shall:

•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of those noteholders or certificateholders without the consent of each of the ‘‘adversely affected’’ noteholder or certificateholder; or

•	reduce the aforesaid percentage of the principal amount of the then outstanding notes or certificates of that series which is required to consent to any amendment, without the consent of the holders of all the then outstanding notes or certificates of each affected class.

List of Securityholders

Three or more holders of the certificates of any class in a series or one or more holders of those certificates of that class evidencing not less than 51% of the Certificate Balance of those certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by that trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under those certificates.

No Transfer and Servicing Agreement will provide for the holding of annual or other meetings of securityholders.

Insolvency Event

Each trust agreement will provide that the related owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders (including the depositor) of that trust and the delivery to that owner trustee by each certificateholder (including the depositor) of a certificate certifying that that certificateholder reasonably believes that that trust is insolvent.

Payment of Notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the related owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the related sale and servicing agreement, except as otherwise provided in the sale and servicing agreement.

Termination

The respective obligations of the depositor, the servicer, the originator (so long as AHFC has rights or obligations under the related Transfer and Servicing Agreement), the related owner trustee and the related indenture trustee, as the case may be, pursuant to a Transfer and Servicing Agreement will terminate upon the earlier of:

•	the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables; and

•	the payment to securityholders of all amounts required to be paid to them pursuant to the related agreement; or the election by the servicer to purchase the corpus of the trust as described below.

The applicable trustee will give written notice of termination to each securityholder of record. The final distribution to any securityholder will be made only upon surrender and cancellation of that holder’s security at any office or agency of the trustee specified in the notice of termination. Any funds remaining in the trust, after the trustee has taken measures to locate a securityholder set forth in the related Transfer and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law, to the depositor.

Unless otherwise provided in the applicable prospectus supplement, in order to avoid excessive administrative expense, the servicer will have the option to purchase from each trust, as of the end of any applicable collection period, if the then outstanding aggregate principal balance of the Receivables held by that trust is 10% or less of the aggregate principal balance of as of the related cutoff date (plus, if specified in the related prospectus supplement, any amounts deposited into a prefunding account on the closing date), all remaining Receivables at a price equal to the Redemption Price.

In addition, and only if specified in a related prospectus supplement, if the servicer fails to effectuate the optional purchase of remaining Receivables on the first permissible date, the indenture trustee may be required to conduct an auction sale of such remaining assets. The mechanics and timing of any such auction sale will be set forth in the related prospectus supplement; provided, that, no such sale of the trust corpus will be permitted unless the indenture trustee receives a bid at least equal to the Redemption Price.

The related owner trustee and related indenture trustee, if any, will give written notice of termination to each securityholder. Upon termination of any trust, the assets of that trust will be liquidated and the proceeds from any liquidation (and amounts held in related Accounts) will be applied to pay the notes and the certificates of the related series in full, to the extent of amounts available.

As more fully described in the applicable prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with any of the events specified above and the subsequent payment to the related certificateholders of all amounts required to be paid to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series.

Administration Agreement

AHFC, in its capacity as administrator, will enter into an administration agreement with each trust that issues notes and the related indenture trustee. Under each administration agreement, the administrator will agree to perform all the duties of the related trust and the owner trustee under the sale and servicing agreement, the indenture, the trust agreement and the other related agreements to which the trust is a party. The administrator will monitor the performance of the trust and shall advise the owner trustee when action is necessary to comply with the respective duties of such trust and the owner trustee under such agreements. The administrator shall prepare for execution by each trust or the owner trustee, or shall cause the preparation by other appropriate persons of, all such documents, reports, notices, filings, instruments, certificates and opinions that it shall be the duty of such trust or the owner trustee to prepare, file or deliver.

In addition, the administrator shall take (or cause to be taken) all appropriate action that each trust or the owner trustee is required to take pursuant to the related indenture including, among other things:

•	the preparation of or obtaining of the documents and instruments required for execution and authentication of the notes and delivery of the same to the indenture trustee;

•	the notification of noteholders and the rating agencies of the final principal payment on the notes;

•	the fixing or causing to be fixed of any special record date and the notification of the indenture trustee and noteholders with respect to special payment dates, if applicable and as set forth in a related prospectus supplement;

•	the preparation of definitive notes in accordance with the instructions of the applicable clearing agency;

•	the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral;

•	the duty to cause newly appointed paying agents, if any, to deliver to the indenture trustee the instrument specified in the indenture regarding funds held in trust;

•	the direction to the indenture trustee to deposit monies with paying agents, if any, other than the indenture trustee;

•	the obtaining and preservation of each trust’s qualifications to do business in each state where such state is required:,

•	the preparation of all supplements and amendments to the indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as are necessary or advisable to protect the related owner trust estate;

•	the delivery of the opinion of counsel on the closing date and the annual delivery of opinions of counsel as to the owner trust estate, and the annual delivery of the officer’s certificate and certain other statements as to compliance with the indenture;

•	the notification of the indenture trustee and the rating agencies of each servicer default and, if such servicer default arises from the failure of the servicer to perform any of its duties or obligations under the servicing agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure;

•	the delivery of written notice to the indenture trustee and each rating agency of each event of default and each default by the servicer or the depositor under the sale and servicing agreement;

•	the monitoring of the related trust’s obligations as to the satisfaction and discharge of the indenture and the preparation of an officer’s certificate and the obtaining of the opinion of counsel and the independent certificate relating thereto;

•	the compliance with the indenture with respect to the sale of the owner trust estate in a commercially reasonable manner if an event of default shall have occurred and be continuing;

•	the preparation of all required documents and delivery notice to noteholders of the removal of the indenture trustee and the appointment of a successor indenture trustee or the appointment of any co-trustee;

•	the preparation and delivery to each noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns;

•	the preparation and, after execution by the related trust, the filing with the SEC, any applicable state agencies and the indenture trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the SEC and any applicable state agencies and the transmission of such summaries, as necessary, to the noteholders);

•	the opening of one or more accounts in the related trust’s name and the taking of all other actions necessary with respect to investment and reinvestment of funds in the accounts;

•	the preparation of an issuer request and officer’s certificate and the obtaining of an opinion of counsel and independent certificates, if necessary, for the release of all or any part of the owner trust estate from the lien of the indenture;

•	the preparation of issuer requests, the obtaining of opinions of counsel and the certification to the indenture trustee with respect to the execution of supplemental indentures and the mailing to the noteholders of notices with respect to such supplemental indentures;

•	the duty to notify noteholders and the rating agencies of redemption of the notes or to cause the indenture trustee to provide such notification pursuant to an optional purchase by the servicer or an auction by the indenture trustee, as applicable; and

•	the preparation and delivery of all officer’s certificates, opinions of counsel and independent certificates with respect to any requests by the issuer to the indenture trustee to take any action under the indenture.

In addition, and unless otherwise specified in the related prospectus supplement, it will be the obligation of the administrator to:

•	pay the related trustee fees for each trust;

•	reimburse each trustee for its expenses, disbursements and advances incurred by each such trustee in accordance with the indenture or trust agreement, as applicable, except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith; and

•	indemnify each trustee and their respective agents for, and hold them harmless against, any loss, liability or expense incurred without negligence (with respect to the indenture trustee), or gross negligence (with respect to the owner trustee or the Delaware trustee), willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the applicable agreements, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties thereunder.

The foregoing obligations of the administrator with respect to the trustees will survive the termination of the administration agreement.

As compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount that will be set forth in the applicable prospectus supplement, which fee may be paid by the servicer out of the servicing fee to the extent specified in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

The transfer of the Receivables to the applicable trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The servicer and the depositor will take the action described below to perfect the rights of the applicable trustee in the Receivables. If another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the trust’s interest, and takes possession of the Receivables, that purchaser would acquire an interest in the Receivables superior to the interest of the trust.

Security Interests

General.    In states in which retail installment sale contracts such as the Receivables evidence the credit sale of motor vehicles by dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC.

Perfection of security interests in financed motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or notation of the secured party’s lien on the motor vehicle’s certificate of title.

All retail installment sale contracts acquired by the originator from Dealers name the originator as obligee or assignee and as the secured party. The originator also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title or with the applicable department of motor vehicles and obtaining possession of that certificate of title.

Because the originator continues to service the contracts as servicer under the sale and servicing agreement the Obligors on the contracts will not be notified of the sale from the originator to the depositor or the sale from the depositor to the related trust.

Perfection.    Pursuant to the related purchase agreement, the originator will sell and assign its security interest in the Financed Vehicles to the depositor and, with respect to each trust, pursuant to the related sale and servicing agreement, the depositor will assign its security interest in the Financed Vehicles to that trust. However, because of the administrative burden and expense, none of the originator, the depositor or the related trustee will amend any certificate of title to identify that trust as the new secured party on that certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer to the depositor of the originator’s security interest in the Financed Vehicles and the transfer to the trustee of the depositor’s security interest in the Financed Vehicles will be filed with appropriate governmental authorities. In addition, as stated above, the servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for that trust pursuant to the related sale and servicing agreement. We refer you to ‘‘Description of the Transfer and Servicing Agreements—Sales and Assignment of Receivables.’’

In most states, an assignment of contracts and interests in motor vehicles such as that under each purchase agreement or each sale and servicing agreement is an effective conveyance of a security interest without amendment of any lien noted on a motor vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. Although re-registration of the motor vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the trust, the security interest of that trust in the vehicle could be defeated through fraud or negligence because the trust will not be listed as lienholder on the certificates of title. In those states, in the absence of fraud or forgery by the motor vehicle owner or the servicer or administrative error by state or local agencies, the notation of the originator’s lien on the certificates of title will be sufficient to protect that trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In each purchase agreement, the originator will represent and warrant, and in each sale and servicing agreement the depositor will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles as to which the originator failed to obtain and assign to the depositor a perfected security interest, the security interest of the depositor would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the trust’s interest in the related Receivables, however, it would constitute a breach of the warranties of the originator under the related purchase agreement or the depositor under the related sale and servicing agreement. Accordingly, pursuant to the related sale and servicing agreement, the depositor would be required to repurchase the related Receivable from the trust and, pursuant to the related purchase agreement, the originator would be required to purchase that Receivable from the depositor, in each case unless the breach was cured. Pursuant to each sale and servicing agreement, the depositor will assign to the related trust its rights to cause the originator to purchase that Receivable under the related purchase agreement. We refer you to ‘‘Description of the Transfer and Servicing Agreements— Sale and Assignment of Receivables’’ and ‘‘Risk Factors—Interests of Other Persons in the Receivables and Financed Vehicles Could be Superior to the Trust’s Interest, which May Result in Reduced Payments on Your Securities’’ in this prospectus.

Continuity of Perfection.    Under the laws of most states, the perfected security interest in a motor vehicle would continue for up to four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a motor vehicle. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the Obligor under the related installment sales contract to surrender possession of the certificate of title. In the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation.

However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the Obligor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the originator will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, the originator must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each sale and servicing agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the trust’s interest in the Receivable.

Priority of Liens Arising by Operation of Law.    Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. The originator will represent and warrant to the depositor in each purchase agreement, and the depositor will represent and warrant to the trust in each sale and servicing agreement that, as of the related closing date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the owner trustee, any indenture trustee, any noteholders or any certificateholders in respect of a given trust if a lien arises or confiscation occurs that would not give rise to the depositor’s repurchase obligation under the related sale and servicing agreement or the originator’s repurchase obligation under the related purchase agreement.

Repossession

In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law.

Unless a motor vehicle financed by the originator is voluntarily surrendered, self-help repossession is the method employed by the originator in most states and is accomplished simply by retaking possession of the Financed Vehicle. In cases where an Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that Obligor of the default and the intent to repossess the collateral and to give that Obligor a time period within which to cure the default prior to repossession. In some states, an Obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of default by an Obligor under a retail installment sale contract, some jurisdictions require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale or other disposition and/or the date after which any private sale or other disposition of the collateral may be held. In most states, an Obligor has the right to redeem the collateral prior to actual sale or other disposition by paying the secured party the unpaid Principal Balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an Obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of motor vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be ‘‘commercially reasonable.’’ Generally, courts have held that when a disposition is not ‘‘commercially reasonable,’’ the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the Obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the Obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the ‘‘default’’ provisions under the UCC.

Occasionally, after disposition of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the Obligor.

Certain Bankruptcy Considerations

In structuring the transactions contemplated by this prospectus, the depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by the originator, under the United States Bankruptcy Code or similar applicable state laws (collectively, the ‘‘Insolvency Laws’’) will result in consolidation of the assets and liabilities of the depositor with those of the originator. These steps include the creation of the depositor as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations (including restrictions on the nature of the depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). In addition, to the extent that the depositor granted a security interest in the Receivables to the trust, and that interest was validly perfected before the bankruptcy or insolvency of the originator and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the originator or its creditors, that security interest should not be subject to avoidance, and payments to the trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of the originator.

However, delays in payments on the securities and possible reductions in the amount of those payments could occur if:

•	a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of the originator in the event of the application of applicable Insolvency Laws to the originator;

•	a filing were made under any Insolvency Law by or against the depositor; or

•	an attempt were to be made to litigate any of the foregoing issues.

On each closing date, counsel to the depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of the originator under Title 11 of the United States Bankruptcy Code, the property of the depositor would not properly be substantively consolidated with the property of the estate of the originator. Among other things, that opinion will assume that each of the depositor and the originator will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and the originator intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the originator.

The originator will warrant in each purchase agreement that the sale of the related Receivables by it to the depositor is a valid sale. Notwithstanding the foregoing, if the originator were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the depositor should instead be treated as a pledge of those Receivables to secure a borrowing of the originator. If a court were to reach such conclusions, or a filing were made under any Insolvency Law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the certificates (and possible reductions in the amount of payments) could occur. In addition, if the transfer of Receivables to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the originator arising before the transfer of a Receivable to the depositor may have priority over the depositor’s interest in that Receivable. Also, while the originator is the servicer, cash collections on the Receivables may be commingled with general funds of the originator and, in the event of a bankruptcy of the originator, the trust may not have a perfected interest in those collections.

The originator and the depositor will treat the transactions described in this prospectus as a sale of the Receivables to the depositor. If this treatment is respected by a bankruptcy court, the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables if the originator were to become a debtor in a bankruptcy case.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act, as amended (the ‘‘Relief Act’’), the Military Reservist Relief Act, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws. Many states have adopted ‘‘lemon laws’’ which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the Receivables.

With respect to used vehicles, the Used Car Rule of the Federal Trade Commission (the ‘‘FTC Rule’’) requires all sellers of used vehicles to prepare, complete and display a ‘‘Buyer’s Guide’’ that explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the Receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission (the ‘‘HDC Rule’’), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the Obligor in the transaction could assert against the seller of the goods. Liability under the HDC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the Receivable may also be unable to collect any balance remaining due under that contract from the Obligor.

Most of the Receivables will be subject to the requirements of the HDC Rule. Accordingly, each trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle. As to each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an Obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor’s representations and warranties under the related sale and servicing agreement and a breach of the originator’s warranties under the related purchase agreement and would, if the breach materially and adversely affects the Receivable or the interests of the securityholders, create an obligation of the depositor and the originator, respectively, to repurchase the Receivable unless the breach is cured. We refer you to ‘‘Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables’’ in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

From time to time, the originator has been involved in litigation under consumer protection laws. In addition, substantially all of the motor vehicle contracts originated by the originator in the State California after 1990 (the ‘‘California Contracts’’) provided that the contract may be rescinded by the related Dealer if the Dealer is unable to assign the contract to a lender within ten days of the date of the contract. As of the date of this prospectus, the ten-day rescission period had run in respect of all of the California Contracts in which the rescission provision appears. Although there is authority, which is not binding upon any court, providing that a conditional sale contract containing such a provision does not comply with California law and would render the contract unenforceable, to the depositor’s and the originator’s knowledge, the issue has not been addressed by any California court. On the closing date, the depositor will receive an opinion of counsel as to the enforceability of the California Contracts under California law and applicable federal laws.

The originator and the depositor will represent and warrant under each purchase agreement and each sale and servicing agreement, respectively, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a trust for violation of any law and that claim materially and adversely affects that trust’s interest in a Receivable, that violation would constitute a breach of the representations and warranties of the originator under the purchase agreement and the depositor under the related sale and servicing agreement and would create an obligation of the originator and the depositor to repurchase the Receivable unless the breach is cured. We refer you to ‘‘Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables’’ in this prospectus.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized and ordered forfeited to the United States of America. The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant thereto, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Relief Act, an Obligor who enters the military service after the origination of that Obligor’s Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor’s Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that Obligor’s status, after a request for relief by the Obligor. The Relief Act provides for extension of payments during a period of service upon request of the Obligor. Furthermore, when the Obligor is a person who has entered the military, an installment contract by such person for the purchase or lease of personal property may not be rescinded or terminated by the originator or its transferee for a breach of terms of the contract occurring before or during that person’s military service, nor may the property be repossessed for such breach without a court order. In addition, the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the related Financed Vehicle during the Obligor’s period of active duty status. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the trust’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts on deposit in the related reserve fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.

MATERIAL INCOME TAX CONSEQUENCES

The following discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus. ‘‘Tax Counsel’’ with respect to each trust will be specified in the applicable prospectus supplement. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules and does not address which forms should be used to report information related to Notes and Certificates to the Internal Revenue Service, which we refer to in this prospectus as the IRS. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

The following discussion is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Tax Counsel regarding the federal income tax matters discussed below.

An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following discussion, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer to each trust and the notes, certificates and related terms, parties and documents applicable to that trust.

Tax Characterization of the Trust

The following discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of a trust nominally referred to as an ‘‘owner trust’’ in the applicable prospectus supplement (an ‘‘Owner Trust’’), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Owner Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading ‘‘Material Income Tax Consequences—Tax Treatment of Owner Trusts,’’ and is of the opinion that those statements are correct in all material respects. Those statements are intended as an explanatory discussion of the related tax matters affecting investors, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax consequences to it of investing in notes or certificates.

Tax Counsel will deliver its opinion that an Owner Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Related Documents will be complied with, and on Tax Counsel’s conclusion that the nature of the income of the trust will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

If the Owner Trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and the certificates.

Tax Consequences to Owners of the Notes

Treatment of the Notes as Indebtedness.    The depositor and any noteholders will agree, and the beneficial owners of the notes (which we refer to in this prospectus as the ‘‘Note Owners’’) will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Tax Counsel will deliver its opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Etc.    The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for ‘‘qualified stated interest’’ under Treasury regulations (the ‘‘OID regulations’’) relating to original issue discount (‘‘OID’’), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in determining their term), all within the meaning of the OID regulations. In determining whether any OID on the notes is de minimis, the depositor expects to use a reasonable assumption regarding prepayments (a ‘‘Prepayment Assumption’’) to determine the weighted average maturity of the notes. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes.    Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a Note Owner as ordinary interest income when received or accrued in accordance with that Note Owner’s method of tax accounting. Under the OID regulations, the Note Owner of a note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the note. Subject to a statutorily defined de minimis rule for market discount and a required election for premium, absent an exception based on a taxpayer’s unique circumstances, a purchaser who buys a note for more or less than its principal amount will be subject, respectively, to the premium amortization or market discount rules of the Code.

The Note Owner of a note that has a fixed maturity date of not more than one year from the issue date of that note (a ‘‘Short-Term Note’’) may be subject to special rules. An accrual basis Note Owner of a Short-Term Note (and some cash method Note Owners, including regulated investment companies, as set forth in Section 1281 of the Code) is required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. Other cash basis Note Owners of a Short-Term Note are required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis Note Owner that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition.    If a Note Owner sells a note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular Note Owner will equal the Note Owner’s cost for the note, increased by any market discount, acquisition discount and OID previously included in income by that Note Owner with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to that note. Any gain or loss, and any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Except for an annual $3,000 exception applicable to individuals, capital losses may be used only to offset capital gains or gains treated as capital gains.

Foreign Owners.    Interest paid (or accrued) to a Note Owner who is not a U.S. Person (a ‘‘Foreign Owner’’) will be considered ‘‘portfolio interest,’’ and not subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and:

1.	the Foreign Owner is not actually or constructively a ‘‘10 percent shareholder’’ of the trust or the depositor (including a holder of 10% of the outstanding certificates issued by the trust) or a ‘‘controlled foreign corporation’’ with respect to which the trust or the depositor is a ‘‘related person’’ within the meaning of the Code;

2.	the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

3.	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

4.	the Foreign Owner does not bear specified relationships to any certificateholder.

To qualify for the exemption from taxation, the Foreign Owner must provide the applicable trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalty of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address. If a note is held through a securities clearing organization or other financial institution, the organization or may provide the relevant signed statement to the withholding agent; in that case, however, the Foreign Owner must provide the security clearing organization or other financial institution with a Form W-8BEN or similar form. The Foreign Owner must notify the person to whom it provided the Form W-8BEN or similar form of any changes to the information on the Form W-8BEN or similar form within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

As used in this prospectus, a ‘‘U.S. Person’’ means:

1.	a citizen or resident of the United States;

2.	an entity treated as a corporation or a partnership for United States federal income tax purpose created or organized under the laws of the United States, any state thereof, or the District of Columbia;

3.	an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

4.	a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).

Backup Withholding.    Each Note Owner (other than an exempt Note Owner such as a corporation, tax-exempt organization, qualified pension and profit- sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, amounts otherwise payable to the Note Owner may be subject to backup withholding tax, and the trust will be required to withhold and remit the withheld amount to the IRS. Any such amount withheld would be credited against the Note Owner’s federal income tax liability.

Possible Alternative Treatments of the Notes.    If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the trust might be treated as a partnership (including a publicly traded partnership) that would not be taxable as a corporation. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some Note Owners. For example, income to some tax-exempt entities (including pension funds) may be ‘‘unrelated business taxable income,’’ income to Foreign Owners may be subject to U.S. income tax and withholding taxes and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Owners of the Certificates

The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Strip Certificates, and that a series of Securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

Treatment of the Trust as a Partnership.    The depositor and the Servicer will agree, and the beneficial owners of the certificates (which we refer to in this prospectus as the ‘‘Certificate Owners’’) will agree by their purchase of certificates, to treat the related trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership would be the assets held by the trust, the partners of the partnership would be the Certificate Owners (including the depositor in its capacity as recipient of payments from the Reserve Fund), and the notes would be debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Although there are certain differences relating to the accrual of discount or the ability to amortize premium for debt versus partnership equity and the tax year in which income is includible, other than these differences, any characterization of this type should not result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Partnership Taxation.    As a partnership, the related trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to separately take into account that Owner’s allocated share of income, gains, losses, deductions and credits of the related trust. The trust’s income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). In the trust agreement, the Certificate Owners will agree that the Pass Through Rate on a certificate is intended to qualify as a ‘‘guaranteed payment.’’ A guaranteed payment is treated as ordinary income regardless of whether the guaranteed payment exceeds the trust’s net income (i.e., income net of deductible expenses and interest on the notes). If the stated rate on a certificate is not treated as a guaranteed payment, then the income received by a certificateholder would be limited to the certificateholder’s proportionate amount of the trust’s net income. The rules applicable to debt instruments related to OID, market discount, and bond premium do not apply to partnership interests.

The treatment of premium or discount at original purchase is unclear. If the certificateholder is considered to receive the certificate in exchange for a contribution to the trust, a discount could result in immediate income (as a capital shift in favor of the certificateholder treated as a guaranteed payment) and a premium could result in an amortizable deduction (as a capital shift to the depositor treated as a guaranteed payment that is only deductible over time). If the certificateholder is considered to purchase an outstanding interest, then any discount should result in gain only once the certificateholder received distributions in excess of such certificateholder’s tax basis (or upon sale) and any premium would result in a loss upon the liquidation of the trust (or upon sale).

The character of the loss would be capital upon sale, but could be ordinary if certain exceptions that are not expected to apply cause the loss or a portion thereof to be ordinary or could be ordinary at liquidation if all notes had been retired (which ordinary loss on liquidation may be a miscellaneous itemized deduction for individuals subject to limitations on deduction for regular tax purposes and non-deductible for alternative minimum tax purposes).

All remaining taxable income of the trust will be allocated to the depositor. Except as provided below, losses and deductions will be allocated to the Certificate Owners only to the extent the Certificate Owners are reasonably expected to bear the economic burden of those losses or deductions. Any losses allocated to Certificate Owners could be characterized as capital losses, except for a $3,000 annual exception for individuals, and the Certificate Owners would only be able to deduct those losses against capital gain income (including income treated as capital gain income), and deductions would be subject to the limitations set forth below. Accordingly, a Certificate Owner’s taxable income from the trust could exceed the cash it is entitled to receive from the trust.

Based on the economic arrangement of the parties, this approach for allocating trust income and loss should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the trust might not have sufficient cash to make current cash payments of that amount. Thus, Certificate Owners may become liable for taxes on trust income even if they have not received cash from the trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners but Certificate Owners may be purchasing certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

For each taxable year of the Certificate Owner, the Certificate Owner will be required to report items of income, loss and deduction allocated to them by the Owner Trust for the trust’s taxable year that ends on or before the last day of that taxable year of the Certificate Owner. The Code prescribes rules for determining the taxable year of the trust, based on the taxable years of certificateholders.

A significant portion of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) is likely to constitute ‘‘unrelated business taxable income’’ taxable to that Certificate Owner under the Code if that Certificate Owner is otherwise subject to tax on unrelated business taxable income.

An individual taxpayer’s share of expenses of the Owner Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually paid to that Certificate Owner over the life of the trust.

The Owner Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that those calculations be made separately for each Receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificate Owners.

Discount and Premium.    It is believed that the Receivables were not issued with OID, and, therefore, the Owner Trust should not have OID income. However, the purchase price paid by the trust for the Receivables may be greater or less than the remaining Principal Balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

If the Owner Trust acquires the Receivables at a market discount or premium, the trust will elect to include that discount in income currently as it accrues over the life of the Receivables or to offset the premium against interest income on the Receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

Section 708 Termination.    Under Section 708 of the Code, the Owner Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If that termination occurs, the trust will be considered to transfer all of it assets and liabilities to a new partnership in exchange for an interest in the new partnership, after which the trust would be deemed to distribute interests in the new partnership to Certificate Owners (including the purchasing partner who caused the termination) in liquidation of the terminated partnership. The trust will not comply with technical requirements that might apply when a constructive termination occurs. As a result, the trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

Disposition of Certificates.    Unless a sale results in ordinary treatment for a particular taxpayer based on that taxpayer’s unique circumstances, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. Unless a Certificate Owner has a basis that is determined in whole or in part by reference to the tax basis of another, a Certificate Owner’s tax basis in a certificate will equal the Certificate Owner’s cost increased by the Certificate Owner’s share of trust income (includible in income) and decreased by any payments received with respect to that certificate and, deductions, if any. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner’s share of the notes and other liabilities of the trust. A Certificate Owner acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the Receivables would be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Owner Trust does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash payments with respect thereto, the excess will give rise to a capital loss upon the retirement of the certificates unless, for any particular taxpayer, a sale of the Certificate would result in an ordinary loss based on that taxpayer’s unique circumstances.

A loss on the sale of a certificate in excess of certain thresholds ($10 million per year or $20 million in any combination of years for corporations and $2 million per year or $4 million in any combination of other years for other taxpayers, with a substantially lower limit if a foreign currency transaction is involved) may be considered a reportable transaction that would require a certificateholder to file an IRS Form 8886. Certificateholders should consult with their tax advisors about the need to file an IRS Form 8886.

Allocations Between Transferors and Transferees.    Unless otherwise required, the Owner Trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a Certificate Owner purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the Certificate Owner actually owned the certificates.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Owner Trust might be reallocated among the Certificate Owners. The depositor is authorized to revise the Owner Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election.    In the event that a Certificate Owner sells its certificates at a profit (loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had. The tax basis of the Owner Trust’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a ‘‘substantial basis reduction’’ within the meaning of Section 734 of the Code or unless the trust were to file an election under Section 754 of the Code. If the trust qualifies as a ‘‘securitization partnership’’ within the meaning of Section 743(f) of the Code, it cannot have a substantial basis reduction that would require an adjustment with respect to the sale of the certificates. With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Owner Trust will not make that election. As a result, Certificate Owners might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters.    The trustee is required to keep or have kept complete and accurate books of the Owner Trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be set forth in the applicable prospectus supplement. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust during which the Owner Trust is treated as a partnership for federal income tax purposes, and for each such taxable year will report each Certificate Owner’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and those nominees will be required to forward that information to the Certificate Owners. Certificate Owners are required to file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the Certificate Owner timely notifies the IRS of all those inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing specified information on the nominee, the Certificate Owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each Certificate Owner (x) the name, address and identification number of that person, (y) whether that person is a U.S. person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of any of the foregoing, and (z) specified information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related trust agreement, and as such is designated to receive notice on behalf of, and to provide notice to those Certificate Owners not receiving notice from, the IRS, and to represent the Certificate Owners in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. The statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the trust. As the tax matters partner, the depositor may enter into a binding settlement on behalf of all Certificate Owners with a less than 1 percent interest in the trust (except for any group of those Certificate Owners with an aggregate interest of 5 percent or more in trust profits that elects to form a notice group or Certificate Owners who otherwise notify the IRS that the depositor is not authorized to settle on their behalf). In the absence of a proceeding at the trust level, a Certificate Owner under some circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a trust item. It is suggested that each Certificate Owner consult its own tax advisor with respect to the impact of these procedures on its particular case. An adjustment could also result in an audit of a Certificate Owner’s returns and adjustments of items not related to the income and losses of the trust.

Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment in the certificates.

Tax Consequences to Foreign Certificate Owners.    It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Certificate Owners who are not U.S. Persons (‘‘Foreign Certificate Owners’’) because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Owner Trust would be engaged in a trade or business in the United States for those purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to Foreign Certificate Owners pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for Foreign Certificate Owners that are taxable as corporations and the highest individual tax rate for all other Foreign Certificate Owners. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder’s withholding status, the trust may rely on IRS Form W-8BEN (or any applicable successor form), IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury.

Each Foreign Certificate Owner might be required to file a U.S. individual or corporate income tax return and pay income tax (including, in the case of a corporation, the branch profits tax) on its share of the trust’s income. Each Foreign Certificate Owner must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN (or any applicable successor form) in order to assure appropriate crediting of the taxes withheld. A Foreign Certificate Owner would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, payments of a stated rate made (or accrued) to a Foreign Certificate Owner will be considered guaranteed payments to the extent those payments are determined without regard to the income of the trust. If these payments are properly characterized as guaranteed payments, then the certificateholder’s income probably will not be considered ‘‘portfolio interest,’’ in which case Certificate Owners would be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Foreign

Certificate Owner would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding.    Payments made on the certificates and proceeds from the sale of the certificates may be subject to a backup withholding tax if the Certificate Owner fails to comply with specified identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. We refer you to ‘‘—Tax Consequences to Owners of the Notes—Backup Withholding’’ above.

Reportable Transactions.    Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a ‘‘reportable transaction’’ (as defined in Section 6011 of the Code). The rules defining ‘‘reportable transactions’’ are complex, but include (and are not limited to) transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

STATE TAX CONSEQUENCES

The above discussion does not address the tax treatment of any owner trust, notes, certificates, Note Owners or Certificate Owners under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in various states and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any owner trust as well as any state and local tax consequences for them purchasing, holding and disposing of notes or certificates.

The federal and state tax discussions set forth above may not be applicable depending upon your particular tax situation. It is suggested that you consult your tax advisor with respect to the tax consequences to you of the purchase, ownership, and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

The notes issued by an owner trust will generally be eligible for purchase by pension, profit-sharing or other employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), IRAs, Keogh Plans and other plans covered by Section 4975 of the Code and entities deemed to hold the plan assets of the foregoing (each a ‘‘Benefit Plan’’). The ‘‘ERISA Considerations’’ section of each related prospectus supplement includes a detailed description of the ERISA implications for each series of notes.

Below investment grade certificates will not be eligible for any statutory, regulatory or administrative exemptions from the prohibited transaction rules under ERISA and the Code. Therefore, such certificates may not be acquired by, for, or on behalf of, any Benefit Plan. However, investment grade certificates may be eligible for an administrative exemption from the Department of Labor and in such event may be purchased by a Benefit Plan, if indicated in the related prospectus supplement.

UNDERWRITING

On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of that series, the depositor will agree to cause the related trust to sell to the underwriters named in the underwriting agreements and in the applicable prospectus supplement, and each of those underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreements and in the applicable prospectus supplement.

In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreements, to purchase all the notes and certificates, as the case may be, described in the underwriting agreements which are offered by this prospectus and by the applicable prospectus supplement if any of those notes and certificates, as the case may be, are purchased.

Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by that prospectus supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those notes and certificates or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale. After the initial public offering of those notes and certificates, those public offering prices and those concessions may be changed.

Each underwriting agreement will provide that the sponsor and the depositor will indemnify the underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each trust may, from time to time, invest the funds in its Accounts in Eligible Investments acquired from the underwriters or from the depositor.

Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to that underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

LEGAL OPINIONS

Certain legal matters relating to the securities of any series will be passed upon for and a legality opinion relating to the securities of any series will be delivered in regard to the related trust, the depositor and the servicer by Alston & Bird LLP, Richards, Layton & Finger, P.A. or such other counsel specified in the applicable prospectus supplement. In addition, certain United States federal tax matters will be passed upon for the trust by McKee Nelson LLP and relating to the notes and other matters will be passed upon for the related trust by Alston & Bird LLP or such other counsel specified in the applicable prospectus supplement. Certain legal matters will be passed upon for the underwriters by McKee Nelson LLP or by such other counsel specified in the applicable prospectus supplement.

GLOSSARY

‘‘Accounts’’ means, with respect to any trust, the collective reference to the collection account, any yield supplement account, any prefunding account, any payahead account and any reserve fund that may be identified in the applicable prospectus supplement.

‘‘Administrative Purchase Payment’’ means with respect to a:

•	Precomputed Receivable: an amount equal to the sum of:

•	the sum of: (1) all remaining Scheduled Payments (plus any applicable yield maintenance payments), (2) all past due Scheduled Payments for which an Advance has not been made, and (3) an amount equal to any reimbursements of outstanding Advances made to the servicer with respect to such Receivable from collections made on or in respect of other Receivables; minus

•	all Payments Ahead in respect to such Receivable held by the servicer or on deposit in the related payahead account; and

•	Simple Interest Receivable: an amount equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the sum of the interest rate or Pass Through Rate specified in the related sale and servicing agreement and the Servicing Fee Rate to the last day of the collection period relating to that purchase.

‘‘Administrative Receivable’’ means each Receivable that is required to be purchased from a trust by the servicer due to a breach of the required servicing procedures with respect to that Receivable.

‘‘Business Day’’ means any of a London Business Day, a New York Business Day or a TARGET Business Day, as applicable.

‘‘Calculation Date’’ means, with respect to any Interest Determination Date, the date on which the applicable Base Rate will be calculated.

‘‘Certificate Balance’’ means, for any class of certificates and as of any payment date, the original certificate balance of that class (which will be specified in the related prospectus supplement), as reduced by all amounts distributed on or prior to that payment date on such class of certificates and allocable to principal.

‘‘Dealer Recourse’’ means the obligation of the respective Dealer to repurchase those Receivables that do not meet the required representations and warranties made by the such Dealer.

‘‘DTC Participants’’ means entities that participate and are members of the DTC clearing system.

‘‘Eligible Institution,’’ which is a depository institution or trust company:

•	the short-term unsecured debt obligations of which have a rating of ‘‘P-1’’ by Moody’s and a rating of ‘‘A-1+’’ by Standard & Poor’s; or

•	having corporate trust powers and organized under the laws of the United States, any state thereof, the District of Columbia or the Commonwealth of Puerto Rico which has a long-term deposit rating from Moody’s of at least ‘‘Baa3’’ or from Standard & Poor’s of at least ‘‘BBB−’’ (or such lower rating as either rating agency shall approve in writing).

‘‘Event of Default’’ means any of the events of default set forth in the related indenture, as more fully set forth and listed under ‘‘The Notes—the Indenture—Events of Default; Rights Upon Event of Default’’ in this prospectus.

‘‘Financed Vehicle’’ means each new or used Honda and Acura motor vehicle that was purchased by the related Obligor and which that secures the related Receivable.

‘‘Fixed Rate Securities’’ means notes or certificates that bear interest at a fixed rate per annum.

‘‘Floating Rate Securities’’ means notes or certificates that bear interest at a variable or adjustable rate per annum.

‘‘Index’’ means the reference to any measure that is related to (1) the exchange rates of one or more currencies; (2) the price or prices of specified commodities; (3) specified stocks, which may be based on U.S. or foreign stocks, on specified dates specified in the applicable prospectus supplement; (4) any Base Rate, or (5) another price, interest rate, exchange rate or other financial index or indices as are described in the applicable prospectus supplement.

‘‘Index Currency’’ means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated. If no currency is specified in the applicable prospectus supplement, the Index Currency will be United States dollars.

‘‘Index Maturity’’ means the period to maturity of the instrument or obligation with respect to which the applicable Base Rate will be calculated.

‘‘Indirect DTC Participants’’ means the entities, such as such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant.

‘‘Insolvency Event’’ means any event of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings indicating an entity’s insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

‘‘Interest Determination Date’’ means the date on which the applicable interest rate for one or more classes of Floating Rate Securities will be determined for the next succeeding Interest Period.

‘‘Interest Period’’ means, the period during which interest will accrue on each applicable class of securities with respect to a related payment date.

‘‘Interest Rate’’ means the interest rate on a class of notes, to be specified in the related prospectus supplement.

‘‘Interest Reset Date’’ means each date on which the rate of interest applicable to the related Floating Rate Securities will be reset.

‘‘Interest Reset Period’’ means the daily, weekly, monthly, quarterly, semiannually, annually or other period specified in the related prospectus supplement until the next applicable Interest Reset Date.

‘‘London Business Day’’ means a day on which commercial banks are open for business, including dealings in the designated Index Currency in London.

‘‘New York Business Day’’ means any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

‘‘Pass Through Rate’’ means the rate of interest on a class of certificates to be specified in the related prospectus supplement.

‘‘Precomputed Advance’’ means the amount required to be advanced by the servicer with respect to shortfalls in the Scheduled Payment due on a Precomputed Receivable. See, Description of the Transfer and Servicing Agreements—Advances’’ in this prospectus.

‘‘Payments Ahead’’ means any early payments made by or on behalf of Obligors on Precomputed Receivables.

‘‘Precomputed Receivables’’ means Receivables that make their Scheduled Payments based on the ‘‘actuarial method’’ described in this prospectus under ‘‘The Receivables—Precomputed Receivables.’’

‘‘Principal Balance’’ means, with respect to any Receivable as of any date, equals the original principal balance of such Receivable minus the sum of (1) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to that date allocable to principal, computed in accordance with the actuarial method, (2) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to that date allocable to principal, (3) any Warranty Purchase Payment or Administrative Purchase Payment with respect to the Receivable allocable to principal (to the extent not included in clauses (1) and (2) above and (4) any Prepayments or other payments applied to reduce the unpaid principal balance of the Receivable (to the extent not included in clauses (1), (2) and (3) above).

‘‘Rating Agencies’’ means the nationally recognized statistical rating organizations rating the securities as described in the related prospectus supplement.

‘‘Rebate’’ means the amount, calculated on an actuarial basis, that would be payable to an Obligor on a Precomputed Receivable were the related Obligor to prepay such Receivable in full on the applicable day.

‘‘Receivables’’ means the pool of retail installment sale contracts regarding the Financed Vehicles, between the respective Dealer and the related Obligor.

‘‘Redemption Price’’ means the aggregate unpaid principal amount of the outstanding notes and certificates on the date of such optional purchase or auction, as applicable, plus accrued and unpaid interest on the notes and certificates.

‘‘Required Rate’’ means, with respect to any class of Securities, the sum of the related Pass Through Rate or related Interest Rate plus the Servicing Fee Rate, each as specified in the applicable prospectus supplement.

‘‘Required Yield Supplement Amount’’ means the amount to be set forth in the related prospectus supplement that is required to be on deposit in a yield supplement account with respect to any given payment date.

‘‘Simple Interest Advance’’ means the amount required to be advanced by the servicer with respect to shortfalls in the Scheduled Payment due on a Simple Interest Receivable. See, Description of the Transfer and Servicing Agreements—Advances’’ in this prospectus.

‘‘Servicer Default’’ means the occurrence of any of the events set forth in the related sale and servicing agreement, as more fully set forth and listed under ‘‘Description of the Transfer and Servicing Agreements—Servicer Default’’ in this prospectus.

‘‘Servicing Fee Rate’’ means the specified percent per annum to be set forth in each prospectus supplement that will be used to calculate the Base Servicing Fee due to the servicer as compensation for services rendered.

‘‘Simple Interest Receivables’’ means Receivables that make their Scheduled Payments based on the ‘‘simple interest method’’ described in this prospectus under ‘‘The Receivables—Simple Interest Receivables.’’

‘‘Spread’’ means is the number of basis points to be added to or subtracted from the related Base Rate applicable to the applicable Floating Rate Securities.

‘‘Spread Multiplier’’ means the percentage of the related Base Rate applicable to one or more classes of Floating Rate Securities by which that Base Rate will be multiplied to determine the applicable interest rate on those classes of Floating Rate Securities.

‘‘Strip Certificates’’ means any class of certificates entitled either to (1) payments in respect of principal with disproportionate, nominal or no interest payments, or (2) interest payments with disproportionate, nominal or no principal payments.

‘‘Supplemental Servicing Fee’’ means the late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest earned during a collection period from the investment of monies in the collection account that the servicer is permitted to retain as additional servicing compensation.

‘‘TARGET Business Day’’ means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open.

‘‘Transfer and Servicing Agreements’’ means, with respect to any trust, the collective reference to the related indenture, the sale and servicing agreement, the administration agreement and the trust agreement.

‘‘Treasury Rate Security’’ means a note or certificate whose Base Rate is the Treasury Rate.

‘‘Warranty Purchase Payment’’ means with respect to a:

•	Precomputed Receivable: an amount equal to the sum of:

•	the sum of: (1) all remaining Scheduled Payments, (2) all past due Scheduled Payments for which an Advance has not been made, (3) all outstanding Advances made by the servicer in respect of such Receivable, and (4) an amount equal to any reimbursements of outstanding Advances made to the servicer with respect to such Receivable from collections made on or in respect of other Receivables; minus

•	the sum of: (1) of all Payments Ahead in respect to such Receivable held by the servicer or on deposit in the related payahead account, (2) any Rebate, and (3) any proceeds of the liquidation of such Receivable previously received (to the extent applied to reduce the Principal Balance of such Receivable); and

•	Simple Interest Receivable: an amount equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the APR to the last day of the collection period relating to the repurchase.

‘‘Warranty Receivable’’ means each Receivable that is required to be repurchased from a trust due to a breach of a representation or warranty regarding such Receivable.

‘‘Yield Supplement Deposit’’ means the amount set forth in each prospectus supplement that is required to be transferred from the related yield supplement account to the collection account with respect to Receivables having APRs less than the Required Rate for the applicable payment date.

HONDA AUTO RECEIVABLES 2007-3 OWNER TRUST
Issuing Entity

$803,680,000
Asset Backed Notes, Series 2007-3,

$208,000,000 Class A-1 Notes
$205,000,000 Class A-2 Notes
$194,000,000 Class A-3 Notes
$196,680,000 Class A-4 Notes

AMERICAN HONDA RECEIVABLES CORP.
Depositor

AMERICAN HONDA FINANCE CORPORATION
Sponsor, Originator, Servicer and Administrator

PROSPECTUS SUPPLEMENT

Joint Bookrunners

Banc of America Securities LLC
Deutsche Bank Securities

Co-Managers

BNP Paribas
JPMorgan
Wachovia Securities

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any underwriter. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of the depositor or the receivables since the date thereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Until November     , 2007 (90 days after the date of this prospectus supplement), all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.